                                                                     EXHIBIT 4.1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

                            LITTON LOAN SERVICING LP,
                                    Servicer

                                       and

                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                     Trustee

                         -------------------------------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of December 1, 2005

                         -------------------------------

                           OWNIT MORTGAGE LOAN TRUST,
             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2005-5

                                TABLE OF CONTENTS

                                                                                                                                PAGE
ARTICLE I   DEFINITIONS.....................................................................................................      1

ARTICLE II  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES....................................................     53

            SECTION 2.01.  Conveyance of Mortgage Loans.....................................................................     53
            SECTION 2.02.  Acceptance by the Trustee of the Mortgage Loans..................................................     56
            SECTION 2.03.  Representations, Warranties and Covenants of the Depositor.......................................     58
            SECTION 2.04.  Representations and Warranties of the Master Servicer; Representations and Warranties of the
                           Servicer; Representations and Warranties of the Securities Administrator.........................     62
            SECTION 2.05.  Substitutions and Repurchases of Mortgage Loans that are not "Qualified Mortgages."..............     65
            SECTION 2.06.  Authentication and Delivery of Certificates......................................................     65
            SECTION 2.07.  REMIC Elections..................................................................................     65
            SECTION 2.08.  [RESERVED].......................................................................................     69
            SECTION 2.09.  Covenants of the Servicer........................................................................     69
            SECTION 2.10.  [RESERVED].......................................................................................     70
            SECTION 2.11.  Permitted Activities of the Trust................................................................     70
            SECTION 2.12.  Qualifying Special Purpose Entity................................................................     70

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS..................................................................     70

            SECTION 3.01.  Servicer to Service Mortgage Loans...............................................................     70
            SECTION 3.02.  Servicing and Subservicing; Enforcement of the Obligations of Servicer...........................     72
            SECTION 3.03.  Rights of the Depositor, the Securities Administrator and the Trustee in Respect of the
                           Servicer.........................................................................................     73
            SECTION 3.04.  Master Servicer to Act as Servicer...............................................................     73
            SECTION 3.05.  Collection of Mortgage Loan Payments; Collection Account; Certificate Account....................     74
            SECTION 3.06.  Collection of Taxes, Assessments and Similar Items; Escrow Accounts..............................     77
            SECTION 3.07.  Access to Certain Documentation and Information Regarding the Mortgage Loans.....................     78
            SECTION 3.08.  Permitted Withdrawals from the Collection Account and Certificate Account........................     78
            SECTION 3.09.  [RESERVED].......................................................................................     80
            SECTION 3.10.  Maintenance of Hazard Insurance..................................................................     80
            SECTION 3.11.  Enforcement of Due-On-Sale Clauses; Assumption Agreements........................................     81
            SECTION 3.12.  Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds......................     82
            SECTION 3.13.  Trustee to Cooperate; Release of Mortgage Files..................................................     86
            SECTION 3.14.  Documents, Records and Funds in Possession of Servicer to be Held for the Trustee................     87
            SECTION 3.15.  Servicing Compensation...........................................................................     87

            SECTION 3.16.  Access to Certain Documentation..................................................................     88
            SECTION 3.17.  Annual Statement as to Compliance................................................................     88
            SECTION 3.18.  Annual Independent Public Accountants' Servicing Statement; Financial Statements.................     88
            SECTION 3.19.  Rights of the NIMs Insurer.......................................................................     89
            SECTION 3.20.  [RESERVED].......................................................................................     89
            SECTION 3.21.  Annual Certificate by Securities Administrator...................................................     89
            SECTION 3.22.  Annual Certificate by Servicer...................................................................     89
            SECTION 3.23.  Prepayment Charge Reporting Requirements.........................................................     90
            SECTION 3.24.  Statements to Securities Administrator...........................................................     90
            SECTION 3.25.  Indemnification..................................................................................     90
            SECTION 3.26.  Nonsolicitation..................................................................................     92

ARTICLE IV  DISTRIBUTIONS...................................................................................................     92

            SECTION 4.01.  Advances.........................................................................................     92
            SECTION 4.02.  Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls............     93
            SECTION 4.03.  Distributions on the REMIC Interests.............................................................     94
            SECTION 4.04.  Distributions....................................................................................     94
            SECTION 4.05.  Monthly Statements to Certificateholders.........................................................    100

ARTICLE V   THE CERTIFICATES................................................................................................    104

            SECTION 5.01.  The Certificates.................................................................................    104
            SECTION 5.02.  Certificate Register; Registration of Transfer and Exchange of Certificates......................    105
            SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates................................................    113
            SECTION 5.04.  Persons Deemed Owners............................................................................    113
            SECTION 5.05.  Access to List of Certificateholders' Names and Addresses........................................    113
            SECTION 5.06.  Book-Entry Certificates..........................................................................    113
            SECTION 5.07.  Notices to Depository............................................................................    114
            SECTION 5.08.  Definitive Certificates..........................................................................    114
            SECTION 5.09.  Maintenance of Office or Agency..................................................................    115

ARTICLE VI  THE DEPOSITOR, THE MASTER SERVICER, THE SERVICER AND THE SECURITIES ADMINISTRATOR...............................    115

            SECTION 6.01.  Respective Liabilities of the Depositor, the Master Servicer, the Servicer and the
                           Securities Administrator.........................................................................    115
            SECTION 6.02.  Merger or Consolidation of the Depositor, the Master Servicer, the Servicer or the
                           Securities Administrator.........................................................................    116
            SECTION 6.03.  Limitation on Liability of the Depositor, the Securities Administrator, the Master Servicer,
                           the Servicer and Others..........................................................................    116
            SECTION 6.04.  Limitation on Resignation of Servicer............................................................    117
            SECTION 6.05.  Errors and Omissions Insurance; Fidelity Bonds...................................................    118
            SECTION 6.06.  Limitation on Resignation of the Master Servicer.................................................    118
            SECTION 6.07.  Assignment of Master Servicing...................................................................    118

ARTICLE VII DEFAULT; TERMINATION OF SERVICER................................................................................    119

            SECTION 7.01.  Events of Default................................................................................    119
            SECTION 7.02.  Servicer Trigger Event...........................................................................    120
            SECTION 7.03.  Master Servicer to Act; Appointment of Successor.................................................    121
            SECTION 7.04.  Notification to Certificateholders...............................................................    123

ARTICLE VIII CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR........................................................    123

            SECTION 8.01.  Duties of the Trustee and the Securities Administrator...........................................    123
            SECTION 8.02.  Certain Matters Affecting the Trustee and the Securities Administrator...........................    124
            SECTION 8.03.  Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans...............    126
            SECTION 8.04.  Trustee and Securities Administrator May Own Certificates........................................    126
            SECTION 8.05.  Trustee's and Securities Administrator's Fees and Expenses.......................................    126
            SECTION 8.06.  Indemnification and Expenses of Trustee..........................................................    126
            SECTION 8.07.  Eligibility Requirements for Trustee.............................................................    127
            SECTION 8.08.  Resignation and Removal of Trustee...............................................................    128
            SECTION 8.09.  Successor Trustee................................................................................    128
            SECTION 8.10.  Merger or Consolidation of Trustee...............................................................    129
            SECTION 8.11.  Appointment of Co-Trustee or Separate Trustee....................................................    129
            SECTION 8.12.  Tax Matters......................................................................................    130

ARTICLE IX  TERMINATION.....................................................................................................    132

            SECTION 9.01.  Termination upon Liquidation or Auction of all Mortgage Loans....................................    132
            SECTION 9.02.  Final Distribution on the Certificates...........................................................    133
            SECTION 9.03.  Additional Termination Requirements..............................................................    134

ARTICLE X   MISCELLANEOUS PROVISIONS........................................................................................    135

            SECTION 10.01. Amendment........................................................................................    135
            SECTION 10.02. Counterparts.....................................................................................    136
            SECTION 10.03. Governing Law....................................................................................    136
            SECTION 10.04. Intention of Parties.............................................................................    137
            SECTION 10.05. Notices..........................................................................................    137
            SECTION 10.06. Severability of Provisions.......................................................................    138
            SECTION 10.07. Assignment.......................................................................................    138
            SECTION 10.08. Limitation on Rights of Certificateholders.......................................................    138
            SECTION 10.09. Inspection and Audit Rights......................................................................    139
            SECTION 10.10. Certificates Nonassessable and Fully Paid........................................................    139
            SECTION 10.11. Third Party Rights...............................................................................    139
            SECTION 10.12. Additional Rights of the NIMs Insurer............................................................    139
            SECTION 10.13. Assignment; Sales; Advance Facilities............................................................    140

ARTICLE XI  ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS.......................................................    142

            SECTION 11.01. Master Servicer..................................................................................    142
            SECTION 11.02. Monitoring of Servicer...........................................................................    143

            SECTION 11.03. Fidelity Bond....................................................................................    144
            SECTION 11.04. Power to Act; Procedures.........................................................................    144
            SECTION 11.05. Documents, Records and Funds in Possession of Master Servicer to Be Held for Trustee.............    145
            SECTION 11.06. Trustee to Retain Possession of Certain Insurance Policies and Documents.........................    145
            SECTION 11.07. Compensation for the Master Servicer and the Securities Administrator............................    146
            SECTION 11.08. Annual Statement as to Compliance................................................................    146
            SECTION 11.09. Periodic Filings.................................................................................    146
            SECTION 11.10. Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls...................    147

EXHIBIT A      FORMS OF CERTIFICATES
EXHIBIT B-1    MORTGAGE LOAN SCHEDULE - MORTGAGE POOL
EXHIBIT B-2    MORTGAGE LOAN SCHEDULE - GROUP ONE MORTGAGE LOANS
EXHIBIT B-3    MORTGAGE LOAN SCHEDULE - GROUP TWO MORTGAGE LOANS
EXHIBIT B-4    MORTGAGE LOAN SCHEDULE - MI MORTGAGE LOANS
EXHIBIT C      [RESERVED]
EXHIBIT D      FORM OF TRUSTEE CERTIFICATION
EXHIBIT E-1    FORM OF [CLASS R/CLASS R-X]  TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2    FORM OF [CLASS R/CLASS R-X]  TRANSFEROR'S AFFIDAVIT
EXHIBIT F      FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G      FORM OF INVESTMENT LETTER (ACCREDITED INVESTOR)
EXHIBIT H      FORM OF RULE 144A LETTER (QUALIFIED INSTITUTIONAL BUYER)
EXHIBIT I      FORM OF REQUEST FOR RELEASE
EXHIBIT J      [RESERVED]
EXHIBIT K      FORM OF OFFICER'S CERTIFICATE OF TRUSTEE
EXHIBIT L      FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M-1    FORM OF DELINQUENCY REPORT
EXHIBIT M-2    FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT M-3    FORM OF REALIZED LOSS REPORT
EXHIBIT N-1    FORM OF CLASS A-1 CAP CONTRACT
EXHIBIT N-2    FORM OF CLASS A-2 CAP CONTRACT
EXHIBIT N-3    FORM OF SUBORDINATE CERTIFICATE CAP CONTRACT
EXHIBIT O-1    ONE-MONTH LIBOR CAP TABLE - CLASS A-1 CAP CONTRACT
EXHIBIT O-2    ONE MONTH LIBOR CAP TABLE - CLASS A-2 CAP CONTRACT
EXHIBIT O-3    ONE MONTH LIBOR CAP TABLE - SUBORDINATE CERTIFICATE CAP CONTRACT
EXHIBIT P      FORM OF POWER OF ATTORNEY
EXHIBIT Q      FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER TO REGULATION S BOOK-ENTRY CERTIFICATE
               FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE
EXHIBIT R      FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER PURSUANT TO RULE 144A FROM A HOLDER OF
               A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE
EXHIBIT S      FORM OF MI POLICY

      POOLING AND SERVICING AGREEMENT (the "Agreement"), dated as of December 1, 2005, among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, N.A, a national banking association, as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), LITTON LOAN SERVICING LP, a Delaware limited partnership, as servicer (the "Servicer") and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

      The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) ten real estate mortgage investment conduits,
(ii) the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (iii) each Cap Contract and the Cap Contract Account and (iv) the grantor trusts described in Section 2.07 hereof. The Lower Tier REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii) and (iv) above, the Lower Tier REMIC Regular Interests, the Class UTM Interests, the Class UTB Interests, and the Class UTC Interest) and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Trustee will hold the Class UTM Interests, the Class UTB Interests and the Class UTC Interest. The M3 REMIC will consist of the Class UTM3 Interest and will be evidenced by the Class M-3 Certificates (which will represent the "regular interest" in the M3 REMIC) and the Class M3R Interest as the single "residual interest" in the M3 REMIC. The M4 REMIC will consist of the Class UTM4 Interest and will be evidenced by the Class M-4 Certificates (which will represent the "regular interest" in the M4 REMIC) and the Class M4R Interest as the single "residual interest" in the M4 REMIC. The M5 REMIC will consist of the Class UTM5 Interest and will be evidenced by the Class M-5 Certificates (which will represent the "regular interest" in the M5 REMIC) and the Class M5R Interest as the single "residual interest" in the M5 REMIC. The M6 REMIC will consist of the Class UTM6 Interest and will be evidenced by the Class M-6 Certificates (which will represent the "regular interest" in the M6 REMIC) and the Class M6R Interest as the single "residual interest" in the M6 REMIC. The B1 REMIC will consist of the Class UTB1 Interest and will be evidenced by the Class B-1 Certificates (which will represent the "regular interest" in the B1 REMIC) and the Class B1R Interest as the single "residual interest" in the B1 REMIC. The B2 REMIC will consist of the Class UTB2 Interest and will be evidenced by the Class B-2 Certificates (which will represent the "regular interest" in the B2 REMIC) and the Class B2R Interest as the single "residual interest" in the B2 REMIC. The B3 REMIC will consist of the Class UTB3 Interest and will be evidenced by the Class B-3 Certificates (which will represent the "regular interest" in the B3 REMIC) and the Class B3R Interest as the single "residual interest" in the B3 REMIC. The C REMIC will consist of the Class UTC Interest and will be evidenced by the Uncertificated Class C Interest (which will represent the "regular interest" in the C REMIC) and the Class CR Interest as the single "residual interest" in the C REMIC. The Class R-X Certificate will represent beneficial ownership of the Class M3R interest, the Class M4R Interest, the Class M5R Interest, the Class M6R Interest, the Class B1R Interest, the Class B2R Interest, the Class B3R Interest and the Class CR Interest. The Class R Certificate will represent beneficial ownership of the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

      All covenants and agreements made by the Transferor in the Transfer Agreement, by the Seller in the Sale Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the NIMs Insurer.

      In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent master servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 11.01 hereof, but in no event below the standard set forth in clause (x) of this definition.

      Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgages Loans in the jurisdictions in which the related Mortgaged Properties (or Underlying Mortgaged Properties in the case of Co-op Loans) are located.

      Accrual Period: With respect to each Class of Certificates and the Lower Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. All calculations of interest on each Class of Certificates and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year.

      Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is adjustable.

      Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

      Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate amount of all payments of principal and interest (net of the Servicing Fee) on the Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date (other than the principal portion of any Balloon Amount), less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to any Mortgage Loan (x) that is a second lien Mortgage Loan or (y) that has been converted to an REO Property, the obligation to make advances shall be limited to payments of interest.

      Advance Facility: A financing or other facility as described in Section 10.13.

      Advance Facility Notice: As defined in Section 10.13(b).

      Advance Financing Person: As defined in Section 10.13(a).

      Advance Reimbursement Amount: As defined in Section 10.13(b).

      Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance, and the Class B-3 Certificate Principal Balance, in each case as of such date of determination.

      Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

      Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

      Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan), the "Appraised Value" of a Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan) is the lesser of (1) the appraised value based on an appraisal made for the Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan) at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan) based upon the appraisal obtained at the time of refinancing.

      Assignment of Mortgage: An assignment of the Mortgage, notice of transfer (or UCC-3 assignment (or equivalent instrument) with respect to each Co-op Loan) or equivalent instrument, in recordable form (except in the case of a Co-op
Loan) (except for the name of the assignee if such Mortgage Loan is endorsed in blank), sufficient under the laws of the jurisdiction where the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op
Loan) is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

      Available Funds Cap: Any of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap or the Weighted Average Available Funds Cap.

      Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 10 years which provides for level monthly payments of principal and interest based on a 30-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

      Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A (other than the Class R Certificate), Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

      Bring Down Letter: Those certain letter agreements, dated as of December 28, 2005 between Ownit and the Seller, with respect to the Mortgage Loans.

      Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of California, State of Maryland, State of Minnesota, State of Texas and in the City of New York, New York are authorized or obligated by law or executive order to be closed.

      Cap Contract: Any of the Class A-1 Cap Contract, the Class A-2 Cap Contract, or the Subordinate Certificate Cap Contract.

      Cap Contract Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 4.04(k)(i) in the name of the Trustee for the benefit of the Trust Fund and designated "Wells Fargo Bank, N.A., as securities administrator for HSBC Bank USA, National Association, as trustee, in trust for registered holders of Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5." Funds in the Cap Contract Account shall be held in trust for the Trust Fund for the uses and purposes set forth in this Agreement.

      Cap Contract Counterparty: The Royal Bank of Scotland, plc.

      Cap Contract Notional Balance: Any of the Class A-1 Cap Contract Notional Balance, the Class A-2 Cap Contract Notional Balance or the Subordinate Certificate Cap Contract Notional Balance.

      Cap Contract Termination Date: Any of the Class A-1 Cap Contract Termination Date, the Class A-2 Cap Contract Termination Date or the Subordinate Certificate Cap Contract Termination Date.

      Certificate: Any one of the certificates of any Class executed by the Securities Administrator and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibit A.

      Certificate Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.05(e) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as securities administrator for HSBC Bank USA, National Association, as trustee, in trust for registered holders of Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

      Certificate Group: Either of Certificate Group One or Certificate Group
Two.

      Certificate Group One: The Class A-1 and Class R Certificates. For purposes of Section 2.07 hereof, Certificate Group One shall be related to Group One.

      Certificate Group Two: The Class A-2A, and Class A-2B Certificates. For purposes of Section 2.07 hereof, Certificate Group Two shall be related to Group Two.

      Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

      Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

      Certificate Register: The register maintained pursuant to Section 5.02 hereof.

      Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator and the Trustee are entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

      Class: All Certificates bearing the same Class designation as set forth in
Section 5.01 hereof.

      Class A Certificate Principal Balance: As of any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance and the Class R Certificate Principal Balance.

      Class A Certificates: Any of the Class A-1 Certificates, the Class A-2 Certificates and the Class R Certificates.

      Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the related Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the

Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 53.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

      Class A-1 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans in Group One based on the Net Mortgage Rates in effect on the related Due Date divided by (y) the aggregate Stated Principal Balance of the Mortgage Loans in Group One as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

      Class A-1 Cap Contract: The confirmation and agreement between the Trust Fund or Securities Administrator and the Cap Contract Counterparty (in the form of Exhibit N-1 hereto).

      Class A-1 Cap Contract Notional Balance: With respect to any Distribution Date, the Class A-1 Cap Contract Notional Balance set forth for such Distribution Date in the Class A-1 One-Month LIBOR Cap Table attached hereto as Exhibit O-1.

      Class A-1 Cap Contract Termination Date: The Distribution Date in February 2009.

      Class A-1 Certificates: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1 Certificates.

      Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1 Certificates.

      Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period.

      Class A-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.240% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.480% per annum.

      Class A-1 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate, adjusted to reflect the length of the related Accrual Period, equal to the weighted average of the maximum lifetime

Net Mortgage Rates on the Adjustable Rate Mortgage Loans in Group One and the Net Mortgage Rates on the Fixed Rate Mortgage Loans in Group One. The Class A-1 Maximum Rate Cap shall relate to the Class A-1 and Class R Certificates.

      Class A-1 Pass-Through Rate: For the first Distribution Date, 4.62% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class A-1 Margin (2) the Class A-1 Available Funds Cap for such Distribution Date.

      Class A-1 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-1 Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.760% per annum.

      Class A-2 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans in Group Two based on the Net Mortgage Rates in effect on the related Due Date divided by (y) the aggregate Stated Principal Balance of the Mortgage Loans in Group Two as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

      Class A-2 Cap Contract: The confirmation and agreement between the Trust Fund or Securities Administrator and the Cap Contract Counterparty (in the form of Exhibit N-2 hereto).

      Class A-2 Cap Contract Notional Balance: With respect to any Distribution Date, the Class A-2 Cap Contract Notional Balance set forth for such Distribution Date in the Class A-2 One-Month LIBOR Cap Table attached hereto as Exhibit O-2.

      Class A-2 Cap Contract Termination Date: The Distribution Date in February 2009.

      Class A-2 Certificates: Any of the Class A-2A and Class A-2B Certificates.

      Class A-2 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate, adjusted to reflect the length of the related Accrual Period, equal to the weighted average of the maximum lifetime Net Mortgage Rates on the Adjustable Rate Mortgage Loans in Group Two and the Net Mortgage Rates on the Fixed Rate Mortgage Loans in Group Two. The Class A-2 Maximum Rate Cap shall relate to the Class A-2 Certificates.

      Class A-2 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-2 Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.760% per annum.

      Class A-2A Certificate: Any Certificate designated as a "Class A-2A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-2A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2A Certificates.

      Class A-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2A Pass-Through Rate on the Class A-2A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2A Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

      Class A-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2A Pass-Through Rate for the related Accrual Period.

      Class A-2A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.100% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.200% per annum.

      Class A-2A Pass-Through Rate: For the first Distribution Date, 4.48% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class A-2A Margin and (2) the Class A-2 Available Funds Cap for such Distribution Date.

      Class A-2B Certificate: Any Certificate designated as a "Class A-2B Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-2B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2B Certificates.

      Class A-2B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B Pass-Through Rate on the Class A-2B Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2B Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

      Class A-2B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B Pass-Through Rate for the related Accrual Period.

      Class A-2B Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.290% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.580% per annum.

      Class A-2B Pass-Through Rate: For the first Distribution Date, 4.67% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class A-2B Margin and (2) the Class A-2 Available Funds Cap for such Distribution Date.

      Class B Certificates: Any of the Class B-1, Class B-2 and Class B-3 Certificates.

      Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

      Class B-1 Certificate: Any Certificate designated as "Class B-1 Certificate "on the face thereof in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

      Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates.

      Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

      Class B-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.650% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.475% per annum.

      Class B-1 Pass-Through Rate: For the first Distribution Date, 6.03% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class B-1 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

      Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M Certificate Principal Balance, have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date, (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date, (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date and (H) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 97.00% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal

Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

      Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

      Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

      Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates.

      Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

      Class B-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.650% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.475% per annum.

      Class B-2 Pass-Through Rate: For the first Distribution Date, 6.03% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class B-2 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

      Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and (I) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 98.00% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

      Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

      Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

      Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates.

      Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

      Class B-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.650% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.475% per annum.

      Class B-3 Pass-Through Rate: For the first Distribution Date, 6.03% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class B-3 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

      Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date) and (J) the Class B-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 99.00% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

      Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance".

      Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

      Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

      Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to 99.95% of the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date (such amount of interest representing 100 percent of the interest payments on the Class UTC Interest), plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

      Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests over (b) two times the weighted average of the interest rates on the Lower Tier REMIC I Marker Interests and the Class LTIX Interest (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC I Marker Interests as being subject to a cap and a floor equal to the interest rate of the Corresponding Certificates and treating the Class LTIX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

      Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates.

      Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class LTA-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

      Class LTA-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTA-2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests, and with an interest rate equal to the Net Rate.

      Class LTIIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests, and with an interest rate equal to the Net Rate.

      Class LTII1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One, and with an interest rate equal to the Net Rate.

      Class LTII1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans, and with an interest rate equal to the Class A-1 Available Funds Cap.

      Class LTII2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two, and with an interest rate equal to the Net Rate.

      Class LTII2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans and with an interest rate equal to the Class A-2 Available Funds Cap.

      Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

      Class M Certificates: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

      Class M Certificate Principal Balance: For any date of determination, the sum of the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance, Class M-5 Certificate Principal Balance and Class M-6 Certificate Principal Balance.

      Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

      Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

      Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates.

      Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

      Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.600% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.900% per annum.

      Class M-1 Pass-Through Rate: For the first Distribution Date, 4.98% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-1 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

      Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such

Distribution Date over (2) the lesser of (A) 81.50% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

      Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

      Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

      Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates.

      Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

      Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.700% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.050% per annum.

      Class M-2 Pass-Through Rate: For the first Distribution Date, 5.08% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-2 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

      Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of

(1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 87.70% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

      Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

      Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

      Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates.

      Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

      Class M-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.800% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.200% per annum.

      Class M-3 Pass-Through Rate: For the first Distribution Date, 5.18% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-3 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

      Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 89.50% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1 and Class M-2 Certificates and (II) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

      Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-4 Certificates.

      Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-4 Certificates.

      Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-4 Certificates.

      Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Pass-Through Rate for the related Accrual Period.

      Class M-4 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.650% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.475% per annum.

      Class M-4 Pass-Through Rate: For the first Distribution Date, 6.03% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-4 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

      Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance and Class M-3 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (C) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date) and (D) the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 92.70% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-4 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2 and Class M-3 Certificates and (II) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-4 Certificate Principal Balance.

      Class M-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-5 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-5 Certificates.

      Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-5 Certificates.

      Class M-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Pass-Through Rate on the Class M-5 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current

Interest or Class M-5 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-5 Certificates.

      Class M-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-5 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-5 Pass-Through Rate for the related Accrual Period.

      Class M-5 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.650% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.475% per annum.

      Class M-5 Pass-Through Rate: For the first Distribution Date, 6.03% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-5 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

      Class M-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance and Class M-4 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class M-5 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 94.50% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates an the Class M-4 Certificates has been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-5 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (II) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-5 Certificate Principal Balance.

      Class M-5 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-5 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-5 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-5 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-6 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-6 Certificates.

      Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-6 Certificates.

      Class M-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Pass-Through Rate on the Class M-6 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-6 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-6 Certificates.

      Class M-6 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-6 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-6 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-6 Pass-Through Rate for the related Accrual Period.

      Class M-6 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.650% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.475% per annum.


      Class M-6 Pass-Through Rate: For the first Distribution Date, 6.03% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-6 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

      Class M-6 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance and Class M-5 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), and (G) the Class M-6 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 95.90% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the

Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-6 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (II) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-6 Certificate Principal Balance.

      Class M-6 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-6 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-6 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-6 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Securities Administrator and authenticated by the Securities Administrator in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

      Class R Certificate: The Class R Certificate executed by the Securities Administrator and authenticated by the Securities Administrator in substantially the form set forth in Exhibit A.

      Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

      Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

      Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

      Class R Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.240% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.480% per annum.

      Class R Pass-Through Rate: For the first Distribution Date, 4.62% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class R Margin and (2) the Class A-1 Available Funds Cap for such Distribution Date.

      Class R-X Certificate: The Class R-X Certificate executed by the Securities Administrator and authenticated by the Securities Administrator in substantially the form set forth in Exhibit A.

      Class UTB Interests: The Class UTB1 Interest, the Class UTB2 Interest and the Class UTB3 Interest.

      Class UTB1 Interest: An uncertificated "regular interest" in the Upper Tier REMIC having the same rights to payments as the Class B-1 Certificates other than the right to any payments in respect of Excess Interest.

      Class UTB2 Interest: An uncertificated "regular interest" in the Upper Tier REMIC having the same rights to payments as the Class B-2 Certificates other than the right to any payments in respect of Excess Interest

      Class UTB3 Interest: An uncertificated "regular interest" in the Upper Tier REMIC having the same rights to payments as the Class B-3 Certificates other than the right to any payments in respect of Excess Interest.

      Class UTC Interest: An uncertificated "regular interest" in the Upper Tier REMIC having the same rights to payments as the Uncertificated Class C Interest.

      Class UTM Interests: The Class UTM3 Interest, the Class UTM4 Interest, the Class UTM5 Interest and the Class UTM6 Interest.

      Class UTM3 Interest: An uncertificated "regular interest" in the Upper Tier REMIC having the same rights to payments as the Class M-3 Certificates other than the right to any payments in respect of Excess Interest.

      Class UTM4 Interest: An uncertificated "regular interest" in the Upper Tier REMIC having the same rights to payments as the Class M-4 Certificates other than the right to any payments in respect of Excess Interest.

      Class UTM5 Interest: An uncertificated "regular interest" in the Upper Tier REMIC having the same rights to payments as the Class M-5 Certificates other than the right to any payments in respect of Excess Interest.

      Class UTM6 Interest: An uncertificated "regular interest" in the Upper Tier REMIC having the same rights to payments as the Class M-6 Certificates other than the right to any payments in respect of Excess Interest.

      Closing Date: December 28, 2005.

      Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

      Collection Account: The separate Eligible Account created and initially maintained by the Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Litton Loan Servicing LP, as servicer for HSBC Bank USA, National Association, as trustee, in trust for registered holders of Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5." Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

      Combined Loan-to-Value Ratio: For any Mortgage Loan in a second lien position, the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original principal balance of the related Mortgage Loan and (2) any outstanding principal balances of Mortgage Loans the liens on which are senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan) and the denominator of which is the lesser of (A) the Appraised Value of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op Loan) and (B) the sales price of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op Loan) at time of origination.

      Compensating Interest: With respect to any Mortgage Loan and any Distribution Date, an amount equal to the portion of any Prepayment Interest Shortfalls required to be deposited in the Collection Account by the Servicer pursuant to Section 4.02 hereof.

      Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released either to a Mortgagor in accordance with the terms of the related mortgage loan documents or to the holder of a senior lien on the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan).

      Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

      Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

      Corresponding Certificates: With respect to the Class LTA-1 Interest, the Class A-1 and Class R Certificates. With respect to the Class LTA-2A Interest, the Class A-2A Certificates. With respect to the Class LTA-2B Interest, the Class A-2B Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTM-5 Interest, the Class M-5 Certificates. With respect to the Class LTM-6 Interest, the Class M-6 Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates.

      Current Interest: Any of the Class A-1 Current Interest, the Class A-2A Current Interest, the Class A-2B Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class M-5 Current Interest, the Class M-6 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest and the Class C Current Interest.

      Custodian: Wells Fargo Bank, N.A., on behalf of HSBC as Trustee.

      Cut-off Date: December 1, 2005.

      Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

      Definitive Certificates: As defined in Section 5.06.

      Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

      Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

      Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

      Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

      Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

      Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Securities Administrator and the initial Depository.

      Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

      Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

      Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

      Distribution Date: The 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in January 2006.

      Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

      Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

      Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Securities Administrator, the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Securities Administrator and the Trustee.

      ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

      ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the Underwriter by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

      ERISA Restricted Certificates: The Class C and Class P Certificates and any other Certificate, as long as the acquisition and holding of such Certificate is not covered by and exempt under the Underwriter's exemption.

      Event of Default: As defined in Section 7.01 hereof.

      Excess Interest: On any Distribution Date, for each Class of the Class A, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

      Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Extra Principal Distribution Amount: With respect to any Distribution Date, (1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and
(ii) $2,326,644 and over (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of (x) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount less (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current aggregate Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

      Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

      FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

      Fitch: Fitch, Inc., or any successor in interest.

      Fixed Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed.

      Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a class of Class A, Class M or Class B Certificates is based upon the related Available Funds Cap, the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the related Available Funds Cap, up to but not exceeding greater of (x) the related Maximum Rate Cap or (y) the sum of (i) the related Available Funds Cap and (ii) the product of (A) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (B) the quotient obtained by dividing (I) an amount equal to the proceeds, if any, payable under the related Cap Contract with respect to such Distribution Date by (II) the aggregate Certificate Principal Balance of each of the Classes of Certificates to which such Cap Contract relates for such Distribution Date over (2) the amount of interest such class was entitled to receive on such Distribution Date based on the related Available Funds Cap, together with (i) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Available Funds Cap) and (ii) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

      Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

      Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

      Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

      Group One: The portion of the Mortgage Pool identified as "Group One" in the Prospectus Supplement.

      Group One Mortgage Loan: Any Mortgage Loan at any time identified in the Group One Mortgage Loan Schedule attached hereto as Exhibit B-2.

      Group One Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-1 and Class R Certificates and (ii) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero, the Group One Principal Distribution Amount will equal the Class A Principal Distribution Amount.

      Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group One and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

      Group Two: The portion of the Mortgage Pool identified as "Group Two" in the Prospectus Supplement.

      Group Two Mortgage Loan: Any Mortgage Loan at any time identified in the Group Two Mortgage Loan Schedule attached hereto as Exhibit B-3.

      Group Two Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-2 Certificates and (ii) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Certificate Principal Balances of the Class A-1 and Class R Certificates have been reduced to zero, the Group Two Principal Distribution Amount will equal the Class A Principal Distribution Amount.

      Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group Two and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

      Indenture: An indenture relating to the issuance of notes guaranteed by the NIMs Insurer.

      Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

      Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in Section 5.01 hereof.

      Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

      Initial Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property) is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

      Insurance Policy: With respect to any Mortgage Loan or the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan or Mortgaged Property (or related Underlying Mortgage Property, in the case of a Co-op Loan), including any replacement policy or policies for any insurance policies, including, without limitation, the MI Policy.

      Insurance Proceeds: Proceeds paid in respect of a Mortgage Loan or the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) pursuant to any Insurance Policy or any other insurance policy covering such Mortgage Loan or Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) or released either to the Mortgagor or to the holder of a senior lien on the related Mortgaged Property (or the related Underlying Mortgaged Property in the case of a Co-op Loan) in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

      Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to a Mortgage Loan or the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op
Loan).

      Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2A Interest Carry Forward Amount, the Class A-2B Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward Amount, the Class M-5 Interest Carry Forward Amount, the Class M-6 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

      Interest Determination Date: With respect to the Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, December 23, 2005.

      Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee and the Securities Administrator Fee, (2) all Advances relating to interest with respect to the Mortgage Loans and such Distribution Date, (3) all Compensating Interest with respect to the Mortgage Loans and such Distribution Date, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee and the Securities Administrator Fee and (6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period less (A) all Non-Recoverable Advances relating to interest and
(B) other amounts reimbursable to the Servicer, the Master Servicer, the Securities Administrator and the Trustee pursuant to this Agreement.

      Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one year.

      LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

      Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) pursuant to Section 3.12 has been realized upon or liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) as to which is not a first lien Mortgage Loan and is delinquent 180 days or longer, the Servicer has certified in a certificate of an officer of the Servicer delivered to the Depositor and the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

      Liquidation Proceeds: Amounts, including Condemnation Proceeds, Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with the final sale of a related REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

      Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op Loan) and (Y) the sales price of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op
Loan) at the time of origination.

      Losses: Any losses, claims, damages, liabilities or expenses collectively.

      Lower Tier REMIC: As described in the Preliminary Statement and Section 2.07.

      Lower Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2A Interest, the Class LTA-2B Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest and the Class LTR Interest.

      Lower Tier REMIC I Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest.

      Lower Tier REMIC II Marker Interests: Each of the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest and the Class LTII2B Interest.

      Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

      Lower Tier REMIC Subordinated Balance Ratio: The ratio of (i) the principal balance of the Class LTII1A Interest to (ii) the principal balance of the Class LTII2A Interest that is equal to the ratio of (i) the excess of (A) the aggregate Stated Principal Balance of Group One over (B) the current Certificate Principal Balance of the Class A-1 and Class R Certificates to (ii) the excess of (A) the aggregate Stated Principal Balance of Group Two over (B) the current Certificate Principal Balance of the Class A-2 Certificates.

      Master Servicer: Wells Fargo Bank, N.A., a national banking association, or any successor in interest.

      Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

      Maximum Rate Cap: Any of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap or the Weighted Average Maximum Rate Cap.

      MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

      MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

      MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

      MI Insurer Fee: The amount payable to the MI Insurer on each Distribution Date, which amount shall equal one-twelfth of the product of (i) the MI Insurer Fee Rate and (ii) the Stated Principal Balance of the applicable MI Mortgage Loan (or the related REO Property) as of the immediately preceding Distribution Date.

      MI Insurer Fee Rate: With respect to each MI Mortgage Loan, the rate specified for such MI Mortgage Loan on the schedule attached to the MI Policy, plus a rate computed so that the MI Insurer Fee would make the MI Insurer whole for any taxes imposed on the MI Insurer by the States of Kentucky or West Virginia with respect to MI Mortgage Loans located in such States.

      MI Insurer: PMI Mortgage Insurance Co., or its successor in interest.

      MI Mortgage Loans: The list of Mortgage Loans insured by the MI Insurers attached hereto as Exhibit B-4.

      MI Policy: The PMI primary private mortgage Insurance Policy No. 22510-0010-0 and all endorsements thereto, dated December 28, 2005, a form of which is attached hereto as Exhibit P.

      MIN: The loan number for any MERS Loan.

      Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

      Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

      MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

      Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

      Moody's: Moody's Investors Service, Inc. or any successor in interest.

      Mortgage: With respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument with all riders attached thereto creating a first or second lien or a first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note. With respect to a Co-op Loan, the security agreement with all riders attached thereto creating a security interest in the stock allocated to a dwelling unit in a residential cooperative housing corporation and pledged to secure such Co-op Loan and the related Co-op Lease.

      Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

      Mortgage Group: Either of Group One or Group Two.

      Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Properties the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

      Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibits B-1, B-2 and B-3, setting forth the following information with respect to each Mortgage Loan:

            (i)   the loan number;

            (ii)  borrower name and address;

            (iii) the unpaid principal balance of the Mortgage Loans;

            (iv)  the Initial Mortgage Rate;

            (v) the original maturity date and the months remaining before maturity date;

            (vi)  the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the first payment due date of the Mortgage Loan;

            (ix)  the Loan-to-Value Ratio at origination with respect to a first lien Mortgage Loan, or the Combined Loan-to-Value Ratio with respect to a second lien Mortgage Loan;

            (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

            (xi)  a code indicating the property type;

            (xii) with respect to each Adjustable Rate Mortgage Loan;

                  (A)   the frequency of each Adjustment Date;

                  (B)   the next Adjustment Date;

                  (C)   the Maximum Mortgage Rate;

                  (D)   the Minimum Mortgage Rate;

                  (E)   the Mortgage Rate as of the Cut-off Date;

                  (F)   the related Periodic Rate Cap;

                  (G)   the Gross Margin;

                  (H)   the lifetime rate cap;

            (xiii) location of the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan);

            (xiv) a code indicating whether a Prepayment Charge is applicable and, if so, the term of such Prepayment Charge;

            (xv)  the Credit Score and date obtained; and

            (xvi) the MIN.

      Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto with all riders attached thereto.

      Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

      Mortgaged Property: The underlying property securing a Mortgage Loan.

      Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

      Mortgagor: The obligor on a Mortgage Note.

      Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less (1) the Servicing Fee Rate, (2) the Securities Administrator Fee Rate and (3) the MI Insurer Fee Rate if applicable.

      Net Rate: With respect to any Distribution Date, the product of (x) the weighted average Net Mortgage Rate for the Mortgage Loans calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

      NIM Notes: The notes to be issued pursuant to the Indenture.

      NIMs Insurer: Any of the one or more insurers, if any, that is guaranteeing certain payments under any NIM Notes; provided, that upon the payment in full of the NIM Notes, all rights of the NIMs Insurer hereunder shall terminate.

      NIMs Insurer Default: As defined in Section 10.12.

      Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related Mortgage Loan.

      Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related Mortgage Loan.

      Non-Supported Interest Shortfall: As defined in Section 4.02.

      Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Master Servicer, the Servicer or the Securities Administrator (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Master Servicer, the Servicer, the Securities Administrator or the Trustee, as the case may be, as required by this Agreement.

      One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause
(b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Securities Administrator as follows:

            (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

            (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

      Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer, the Servicer or the Securities Administrator, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor, the Master Servicer, the Servicer or the Securities Administrator, (2) not have any direct financial interest in the Depositor, the Master Servicer, the Servicer or the Securities Administrator or in any affiliate of any such party and (3) not be connected with the Depositor, the Master Servicer, the Servicer or the Securities Administrator as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      Optional Termination: The termination of the Trust Fund hereunder pursuant to clause (b) of Section 9.01 hereof.

      Optional Termination Amount: The amount received by the Securities Administrator in connection with any purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01(b).

      Optional Termination Price: On any date after the Initial Optional Termination Date an amount equal to the sum of (i) the then aggregate outstanding Stated Principal Balance of the Mortgage Loans (or, if such Mortgage Loan is an REO Property, the fair market value of such REO Property) plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the Optional Termination Price is to be distributed to the Certificateholders; (ii) any unreimbursed out-of-pocket costs and expenses owed to the Trustee, the Master Servicer, the Securities Administrator or the Servicer, any unpaid or unreimbursed Servicing Fees, Securities Administrator Fees and all unreimbursed Advances and Servicing Advances, in each case incurred by such party in the performance of its obligations and (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law.

      OTS: The Office of Thrift Supervision.

      Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and
(2)

Certificates in exchange for which or in lieu of which other Certificates have been executed by the Securities Administrator and delivered by the Securities Administrator pursuant to this Agreement.

      Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

      Overcollateralization Amount: As of any date of determination, the excess of (1) the sum of (x) the Stated Principal Balance of the Mortgage Loans over
(2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

      Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

      Ownit: Ownit Mortgage Solutions Inc., a California corporation, or its successor in interest.

      Pass-Through Rate: With respect to any Class of Certificates, the corresponding Pass-Through Rate for such Class of Certificates.

      Percentage Interest: With respect to:

            (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

            (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

      Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

      Permitted Activities: The primary activities of the Trust Fund created pursuant to this Agreement which shall be:

            (i) holding Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including the Cap Contracts and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

            (ii) issuing Certificates and other interests in the assets of the Trust Fund;

            (iii) receiving collections on the Mortgage Loans and the Cap Contracts and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

            (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.

      Permitted Investments: At any time, any one or more of the following obligations and securities:

            (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

            (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Securities Administrator or any of its Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

            (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Securities Administrator or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

            (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

            (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

            (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

            (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Securities Administrator or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

            (ix) interests in any money market fund (including those managed or advised by the Securities Administrator, the Trustee or their respective affiliates) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

            (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Securities Administrator or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Trust Fund or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

      Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R or Class R-X Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Securities Administrator with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

      Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

      PMI: PMI Mortgage Insurance Co.

      Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

      Preference Claim: The meaning set forth in Section 4.04(j) hereof.

      Prepayment Assumption: A rate or rates of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Publicly Offered Certificates and Privately Offered Certificates.

      Prepayment Charges: Any prepayment fees, premiums or charges to be paid by the Mortgagor on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable, as identified on the Mortgage Loan Schedule.

      Prepayment Interest Excesses: With respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

      Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or in the case of a partial Principal Prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

      Prepayment Period: As to any Distribution Date, the period beginning with the opening of business on the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning with the opening of business on the Cut-off Date) and ending on the close of business on the 14th day of the month in which such Distribution Date occurs.

      Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

      Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) all scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) Principal Prepayments collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on any Business Day prior to such Distribution Date,
(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds related to principal), (6) all Subsequent Recoveries received during the related Due

Period, and (7) all other collections and recoveries in respect of principal during the related Prepayment Period less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable to the Servicer, the Master Servicer, the Securities Administrator and the Trustee pursuant to this Agreement and allocable to principal.

      Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received or recovered in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

      Privately Offered Certificates: The Class B-1, Class B-2, Class B-3, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

      Prospectus Supplement: The Prospectus Supplement dated December 22, 2005 relating to the public offering of the Publicly - Offered Certificates.

      Publicly Offered Certificates: The Class A and Class M-1, Class M-2.

      PUD: A Planned Unit Development.

      Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Seller or the Transferor pursuant to Section 2.02 or 2.03 hereof or purchased by the Servicer pursuant to Section 3.12(c) hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest on such unpaid principal balance at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund (or the Trustee on behalf of the Trust Fund) in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law. With respect to any REO Property purchased by the Servicer pursuant to Section 3.12(c) hereof, an amount equal to the fair market value of such REO Property, as determined in good faith by the Servicer

      Rating Agency: Either S&P or Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

      Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

      Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

      Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and
(iii) which have been designated as such by the Securities Administrator.

      Regular Certificate: Any one of the Class A, Class M and Class B Certificates.

      Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

      Regulation S Book-Entry Certificates: Certificates sold in offshore transactions in reliance on Regulation S in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC.

      Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

      Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

      REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of (or, as the context requires, all of) the Lower Tier REMIC, the Upper Tier REMIC, the M3 REMIC, the M4 REMIC, the M5 REMIC, the M6 REMIC, the B1 REMIC, the B2 REMIC, the B3 REMIC and the C REMIC.

      REMIC Pass-Through Rate: The Class A-1 Available Funds Cap (in the case of a Class included in Certificate Group One), the Class A-2 Available Funds Cap (in the case of a Class included in Certificate Group Two) or the Weighted Average Available Funds Cap (in the case of the Subordinate Certificates).

      REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

      REMIC Regular Interests: (i) any of the rights under any of the Certificates (other than the Class M-3 Certificates, Class M-4 Certificates, the Class M-5 Certificates, Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class P Certificates, the Class R Certificate, the Class R-X Certificate and the Class C Certificates) other than the rights in interest rate cap contracts described in Section 2.07,
(ii) the Class UTM Interests and the Class UTB Interests and (iii) the Uncertificated Class C Interest.

      Remittance Report: As defined in Section 4.04(j) hereof.

      REO Property: A Mortgaged Property acquired by the Servicer, on behalf of the Trustee for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

      Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, in the case of the Mortgage Loans in a second lien position) no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in Section 2.03 hereof.

      Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee (or its custodian), substantially in the form of Exhibit I hereto.

      Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement, including, without limitation, in the case of the MI Mortgage Loans, the MI Policy.

      Required Percentage: As of any Distribution Date following the Stepdown Date, the quotient of (1) the excess of (A) the Stated Principal Balances of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date and (2) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

      Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

      Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class LTR Interest and distributions on the Class R Certificate in respect of Excess Interest.

      Responsible Officer: When used with respect to the Securities Administrator or the Servicer, any officer of the Securities Administrator or the Servicer with direct responsibility for the administration of this Agreement and any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Agreement and also means any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

      S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

      Sale Agreement: The Mortgage Loan Sale and Assignment Agreement dated as of December 1, 2005 between the Depositor and the Seller.

      Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

      Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

      Securities Act: The Securities Act of 1933, as amended.

      Securities Administrator: Wells Fargo Bank, N.A., a national banking association, or any successor in interest.

      Securities Administrator Fee: A fee paid monthly to the Securities Administrator from interest collected with respect to each Mortgage Loan equal to the product of (a) one-twelfth of the Securities Administrator Fee Rate and
(b) the Stated Principal Balance of such Mortgage Loan. The Securities Administrator is also entitled to a portion of investment income earned on amounts on deposit in the Certificate Account as set forth in Section 3.05(g) hereof.

      Securities Administrator Fee Rate: 0.01% for each Mortgage Loan.

      Seller: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successor in interest.

      Servicer: Litton Loan Servicing LP, a Delaware limited partnership, or its successor in interest.

      Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

      Servicer Remittance Date: With respect to any Distribution Date, the 10th day (or if such day is not a Business Day, the next succeeding Business Day) of the month in which the related Distribution Date occurs.

      Servicer Trigger Event: As defined in Section 7.02 hereof.

      Servicer's Assignee: As defined in Section 10.14(a).

      Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance of the Servicer's servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), including without limitation advances in respect of real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgages or payable under this Agreement, (5) correcting errors of prior servicers; costs and expenses charged to the Servicer by the Trustee or Securities Administrator; tax tracking; title research; flood certifications; lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement and (7) compliance with the obligations under Sections 3.01 and 3.10; provided that such amounts are required to be advanced only to the extent such advances constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

      Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) one-twelfth of the Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

      Servicing Fee Rate: 0.50% for each Mortgage Loan.

      Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Master Servicer, the Securities Administrator and the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

      Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement (other than rights with respect to Advances and Servicing Advances herein), including JPMorgan Chase Bank, N.A., as the representative of certain lenders.

      Servicing Transfer Costs: In the event that the Servicer does not reimburse the Master Servicer under this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the manipulation, completion or correction of such servicing data as may be required by the Master Servicer or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or successor servicer to service the Mortgage Loans properly and effectively.

      SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

      Startup Day: As defined in Section 2.07 hereof.

      Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Advance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

      Stepdown Date: The later to occur of (1) the Distribution Date in January 2009 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 53.70% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date.

      Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN                 STEPDOWN REQUIRED LOSS PERCENTAGE
------------------------------                 ---------------------------------
January 2009 - December 2009                   2.25% with respect to January 2008,
                                               plus an additional 1/12th of 0.75% for
                                               each month thereafter
January 2010 - December 2010                   3.00% with respect to January 2010,
                                               plus an additional 1/12th of 0.50% for
                                               each month thereafter
January 2011 - December 2011                   3.50% with respect to January 2011,
                                               plus an additional 1/12th of 0.25% for
                                               each month thereafter
January 2012 and thereafter                    3.75%

      Stepdown Trigger Event: With respect to the Certificates on or after the Stepdown Date, a Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans which are 60 or more days Delinquent measured on a rolling three month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure and REO Properties and Mortgage Loans with respect to which the applicable Mortgagor is in bankruptcy) and (B) the Stated Principal Balance of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 40.40% and (ii) the Required Percentage or (2) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

      Subordinate Certificates: Each Class of the Class M and Class B Certificates.

      Subordinate Certificate Cap Contract: The confirmation and agreement between the Trust Fund and the Cap Contract Counterparty (in the form of Exhibit N-4 hereto).

      Subordinate Certificate Cap Contract Notional Balance: With respect to any Distribution Date, the Subordinate Certificate Cap Contract Notional Balance set forth for such Distribution Date in the Subordinate Certificate One Month LIBOR Cap Table attached hereto as Exhibit O-4.

      Subordinate Certificate Cap Contract Termination Date: The Distribution Date in February 2004.

      Subordinate Certificate Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Subordinate Certificate Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.180% per annum.

      Subsequent Recovery: Any amount received on a Mortgage Loan (net of amounts reimbursed to the Servicer related to such Mortgage Loan) subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

      Subservicing Agreement: As defined in Section 3.02(a).

      Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

      Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

      Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

      Transfer Agreement: The Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of April 1, 2005, between Merrill Lynch Mortgage Capital Inc., as purchaser and Ownit, as seller and interim servicer, as supplemented by the Bring Down Letter.

      Transferor: Ownit.

      Transferor Affirmation Notice: A notice from Fitch to the Depositor or the Seller that the ratings of the Certificates will not be negatively impacted by the removal of the Seller's obligation to honor the Transferor's representations and warranties, a copy of which notice shall be provided by either the Seller or the Depositor to the Securities Administrator and the Trustee.

      Trust Fund: The corpus of the trust (the "Ownit Mortgage Loan Trust, Series 2005-5") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account, the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; and (vi) the Cap Contracts and Cap Contract Account.

      Trustee: HSBC Bank USA, National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this

Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

      Uncertificated Class C Interest: An uncertificated interest with an initial principal amount equal to the initial Overcollateralization Amount and having (i) the same rights to payments as the Class C Certificates, other than the rights to payments of amounts with respect to the Cap Contracts, and (ii) the rights to the payments treated as distributed to the Class C Certificates under Section 2.07(d), provided, however, that such interest shall have no obligation to make any payments treated as paid by the Class C Certificates pursuant to interest rate cap agreements under Section 2.07(d).

      Underlying Mortgaged Property: With respect to each Co-op Loan, the underlying real property owned by the related residential cooperative housing corporation.

      Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class M-4 Unpaid Realized Loss Amount, Class M-5 Unpaid Realized Loss Amount, Class M-6 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount, Class B-3 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

      Upper Collar: Any of the Class A-1 Upper Collar, the Class A-2 Upper Collar or the Subordinate Certificate Upper Collar.

      Upper Tier REMIC: As described in the Preliminary Statement and Section 2.07.

      USAP Report: A report in compliance with the Uniform Single Attestation Program for Mortgage Bankers delivered in accordance with Section 3.18.

      Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A, Class M and Class B Certificates, with the allocation among such Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other Classes and (2) each Class of the Class C and Class P will be allocated 1% of the Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

      Weighted Average Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2 Certificates, in the case of Group Two, from the aggregate Stated Principal Balance of the Mortgage Loans in each Mortgage Group as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date)) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap.

      Weighted Average Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans in each Mortgage Group as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2 Certificates, in the case of Group Two) of the Class A-1 Maximum Rate Cap and the Class A-2 Maximum Rate Cap.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01. Conveyance of Mortgage Loans.

      The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans, on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

      It is agreed and understood by the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee that it is not intended that any Mortgage Loan be included in the Trust that is, without limitation, a "High-Cost Home Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including but not limited to (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; or
(iii) a "High-Cost Home Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004; (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005 or (v) a "High-Cost Home Loan" as defined by the Illinois High-Risk Home Loan Act effective January 1, 2004.

      (i) In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee or its Custodian, the following documents or instruments with respect to each Mortgage Loan so assigned that is not a Co-op
Loan:

            (A) The original Mortgage Note endorsed in blank or, "Pay to the order of HSBC Bank USA, National Association, as trustee, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator to [____________________] or "Pay to the order of HSBC Bank USA, National Association, as trustee, without recourse";

            (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage certified by the Transferor to be true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

            (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage endorsed either in blank or, to "HSBC Bank USA, National Association, as trustee;"

            (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company);

            (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located; and

            (F) Originals of all assumption and modification agreements, if any.

      (ii) In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned that is a Co-op Loan:

            (A) (i) The original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (ii) original consolidation, extension and modification agreement (or a lost note affidavit (including a copy of the original consolidation, extension and modification agreement)), in either case endorsed either in blank or, "Pay to the order of HSBC Bank, USA, National Association as trustee, without recourse;"

            (B) The original Mortgage entered into by the Mortgagor with respect to such Co-Op Loan;

            (C) The original Assignment of Mortgage endorsed either in blank or to "HSBC Bank USA, National Association, as trustee;"

            (D) Original assignments of Mortgage showing a complete chain of assignment from the originator of the related Co-Op Loan to the last endorsee on the Mortgage Note;

            (E) Original Form UCC-1 and any continuation statements with evidence of filing thereon entered into by the Mortgagor with respect to such Co-Op Loan (or a recorded copy thereof);

            (F) Form UCC-3 (or copy thereof) by the Transferor or its agent assigning the security interest covered by such Form UCC-1 to "HSBC Bank, USA, National Association., as trustee," together with all Forms UCC-3 (or copies thereof) showing a complete chain of assignment from the originator of the related Co-op Loan to the Transferor, with evidence of recording thereon;

            (G) Original stock certificate representing the stock allocated to the related dwelling unit in the related residential cooperative housing corporation and pledged by the related Mortgagor to the originator of such Co-op Loan with a stock power in blank attached;

            (H) Original proprietary lease;

            (I) Original assignment of proprietary lease or a copy thereof, to the Trustee or in blank, and all intervening assignments thereof;

            (J) Original recognition agreement or a copy thereof of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan; and

            (K) Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to such Co-op Loan.

      If in connection with any Mortgage Loan that is not a Co-op Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee (or its custodian) such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause such endorsement to be made.

      With respect to any Mortgage Loan that is not a Co-op Loan, none of the Depositor, the Master Servicer, the Servicer, the Securities Administrator or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. With respect to any Co-op Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be filed the Form UCC-3 referred to in this Section 2.01. In the event that any Assignment of Mortgage referred to in this Section 2.01 is not recorded or is improperly recorded, the Servicer and the Trustee shall have no liability for any failure to receive or act on notices related to such Assignment of Mortgage.

      The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders. None of the Depositor, the Master Servicer, the Servicer or the Securities Administrator shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor, the Master Servicer, the Servicer and Securities Administrator shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee (or its custodian) are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

      It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

      In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the Sale Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the Sale Agreement, the rights in the Transfer Agreement described therein and the benefit of the repurchase obligations and the obligation of the Seller contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

         SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans.

      Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it (or its custodian) holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Seller to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

      The Trustee acknowledges receipt of the three Cap Contracts (forms of which are attached hereto as Exhibits N-1, N-2 and N-3), the Transfer Agreement, the Bring Down Letter and the Sale Agreement.

      The Trustee agrees, for the benefit of Certificateholders and the NIMs Insurer, to review or cause its Custodian to review each Mortgage File delivered to it within 60 days after the Closing Date to ascertain and to certify, within 70 days of the Closing Date, to the NIMs Insurer, the Depositor, the Master Servicer and the Servicer that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B that have been conveyed to it. If the Trustee (or its custodian) finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee (or its custodian) shall promptly (and in any event within no more than five Business Days) after such finding so notify the NIMs Insurer, the Servicer, the Master Servicer, the Seller and the Depositor. In addition, the Trustee (or its custodian) shall also notify the NIMs Insurer, the Master Servicer, the Servicer, the Seller and the Depositor if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 70 days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03, within 90 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Trust Fund within 90 days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Certificate Account or Collection Account, as appropriate, promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee, upon receipt of a Request for Release, shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Seller and necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders and the NIMs Insurer. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the NIMs Insurer, the Depositor or the Trustee pursuant to the Sale Agreement, the Transfer Agreement and the Bring Down Letter. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Servicer, the Master Servicer, the Securities Administrator and the Trustee shall keep confidential the name of each Mortgagor except as required by this Agreement and the Servicer, the Master Servicer, the Securities Administrator and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee, the Servicer, the Master Servicer or the Securities Administrator from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Trustee's business or that of its affiliates, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party or
(D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee, the Servicer, the Master Servicer or the Securities Administrator having a need to know the same, provided that the Trustee, the Servicer, the Master Servicer or the Securities Administrator, as applicable, advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgages shall be retained by the Servicer.

      Within 70 days of the Closing Date, the Trustee (or its custodian) shall deliver to the NIMs Insurer, the Depositor, the Master Servicer and the Servicer the Trustee's Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

          SECTION 2.03. Representations, Warranties and Covenants of the Depositor.

            (a) The Depositor hereby represents and warrants to the Servicer, the Master Servicer, the Securities Administrator, the NIMs Insurer and the Trustee as follows, as of the date hereof:

            (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreement.

            (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Sale Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the Sale Agreement; and this Agreement and the Sale Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

            (iii) The execution and delivery of this Agreement and the Sale Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement and the Sale Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

            (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the Sale Agreement or the ability of the Depositor to perform its obligations under this Agreement and the Sale Agreement in accordance with the terms hereof.

            (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the Sale Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage

      Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

            (b) The representations and warranties of the Transferor with respect to the Mortgage Loans contained in the Transfer Agreement were made as of the date of the Transfer Agreement and brought forward to the Closing Date pursuant to the Bring Down Letter. The representations and warranties of the Transferor with respect to the Mortgage Loans contained in the Bring Down Letter were made as of the Closing Date. The representations and warranties of the Seller with respect to the Mortgage Loans contained in the Sale Agreement were made as of the Closing Date.

      To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Transferor under the Transfer Agreement (whether or not such fact, condition or event would also constitute a breach of a representation or warranty of the Seller under the Sale Agreement), the only rights or remedies of the Trustee, the NIMs Insurer or of any Certificateholder shall be first, the Trustee's right to enforce the obligations of the Transferor under such applicable representation or warranty made by it and, second, only if the Transferor is unable or unwilling to fulfill its obligations to cure or repurchase such Mortgage Loan, the Trustee shall exercise its right to enforce any rights it may have against the Seller under the Sale Agreement with respect to such representation or warranty; provided, that in the event the Trustee shall have received a copy of any Transferor Affirmation Notice, the Trustee shall only be entitled to enforce any rights it has against the Transferor under the Transfer Agreement and shall not have any rights against the Seller under the Sale Agreement with respect to such representation or warranty. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty made by the Seller in the Sale Agreement that does not also constitute a breach of a representation or warranty of the Transferor under the Transfer Agreement, the Trustee shall enforce any rights it may have against the Seller under the Sale Agreement. In furtherance of the above, the Seller expressly acknowledges that prior to the issuance of a Transferor Affirmation Notice, it shall be obligated and liable to the Trustee, the NIMs Insurer and the Certificateholders for any breach of a representation or warranty made under the Transfer Agreement, but only after the Transferor evidences that it is unwilling or unable to fulfill its contractual obligations under the Transfer Agreement. The Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

      In addition to the representations and warranties of the Transferor in the Transfer Agreement that were brought forward to the Closing Date pursuant to the Bring Down Letter, with respect to each Mortgage Loan, the Transferor made certain additional covenants regarding such Mortgage Loan, as set forth in the Transfer Agreement. With respect to any breach of such additional covenants that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the Seller shall (1) use reasonable efforts to enforce such covenant against the Transferor and (2) if the Seller successfully enforces any obligation of the Transferor to repurchase such Mortgage Loan, the Seller shall repurchase such Mortgage Loan in accordance with this Section 2.03. If the Seller does not successfully enforce the obligation, if any, of the Transferor to repurchase a Mortgage Loan with respect to any breach of any such additional covenants, the Seller shall have no obligation or right to repurchase or cure such Mortgage Loan.

            (c) Upon discovery by any of the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the NIMs Insurer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of such breach of any representation or warranty, the Transferor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of the Transferor or the Seller, the Trustee shall enforce its rights under the Transfer Agreement or the Sale Agreement for the benefit of Certificateholders and the NIMs Insurer. If a breach of the representations and warranties set forth in the Transfer Agreement exists solely due to the unenforceability of a Prepayment Charge, the Trustee shall notify the NIMs Insurer thereof and not seek to enforce the repurchase remedy provided for herein unless directed in writing to do so by the NIMs Insurer. In the event of a breach of the representations and warranties with respect to the Mortgage Loans set forth in the Transfer Agreement, the Trustee shall, at the request of the NIMs Insurer, enforce the right of the Trust Fund and the NIMs Insurer to be indemnified for such breach of representation and warranty. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b)(i). As provided in the Sale Agreement, if the Transferor substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the Transfer Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the Sale Agreement, the Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Day. As provided in the Sale Agreement, the Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor, the NIMs Insurer, the Master Servicer, the Securities Administrator, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor, the NIMs Insurer, the Master Servicer, the Securities Administrator, the Servicer and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or
(ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

      With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Sale Agreement or by the Transferor pursuant to the Transfer Agreement, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited by the Servicer in the Collection Account pursuant to Section 3.05 and the Servicer shall notify the Securities Administrator of its receipt of the same. The Trustee, upon receipt of notice from the Servicer of its receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan, shall release or cause to be released and reassign to the Depositor, the Seller or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Trustee (or its custodian), and neither the Trustee nor the Securities Administrator shall not have any further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

      With respect to each Replacement Mortgage Loan to be delivered to the Trustee (or its custodian) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the Transferor or the Seller, as applicable, must deliver to the Trustee (or its custodian) the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section 2.01 along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee (or its custodian) shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the NIMs Insurer and the Depositor that all documents required by Section 2.01 have been executed and received.

      For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the Seller to the Servicer for deposit into the Collection Account on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

      Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee, the NIMs Insurer and the Securities Administrator shall each have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

      The Trustee shall cause the Mortgage Loan Schedule to be amended in accordance with the terms of this Agreement.

      The Seller shall give or cause to be given written notice to the Certificateholders and the NIMs Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the NIMs Insurer, the Servicer, the Master Servicer and the Trustee. Upon such substitution by the Seller, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Sale Agreement, including all applicable representations and warranties thereof included in the Sale Agreement as of the date of substitution.

            (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03, (ii) of the Seller and the Depositor set forth in the Sale Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of the Transferor, assigned by the Seller to the Depositor pursuant to the Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

            (e) The Depositor shall deliver a copy of the Mortgage Loan Schedule to the Servicer on the Closing Date.

          SECTION 2.04. Representations and Warranties of the Master Servicer; Representations and Warranties of the Servicer; Representations and Warranties of the Securities Administrator.

            (a) The Master Servicer hereby represents and warrants to the Depositor, the Servicer and the Trustee as follows, as of the date hereof:

                  (i) The Master Servicer is duly organized and is validly existing as a national banking association and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer.

                  (ii) The Master Servicer has the power and authority to master service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (A) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding hereunder may be brought.

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the master servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Master Servicer, or an affiliate thereof, is an approved servicer of mortgage loans for Fannie Mae and for Freddie Mac.

                  (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its performance of any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

            (b) The Servicer hereby represents and warrants to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof:

                  (i) The Servicer is duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Servicer has the corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Servicer is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

                  (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

                  (vii) The Servicer has fully furnished and will fully furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

                  (viii) Notwithstanding any state or federal law to the contrary, the Servicer shall not impose or collect a Prepayment Charge in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the Mortgage Loan payments.

            (c) The Securities Administrator hereby represents and warrants to the Depositor, the Master Servicer, the Servicer and the Trustee as of the date hereof:

                  (i) The Securities Administrator is duly organized and is validly existing as a national banking association and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Securities Administrator.

                  (ii) The Securities Administrator has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate, the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Securities Administrator the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Securities Administrator, enforceable against the Securities Administrator in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding hereunder may be brought.

                  (iii) The execution and delivery of this Agreement by the Securities Administrator, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Securities Administrator and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Securities Administrator or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Securities Administrator is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Securities Administrator of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Securities Administrator; and the Securities Administrator is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Securities Administrator's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending or, to the best of the Securities Administrator's knowledge, threatened, against the Securities Administrator that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Securities Administrator to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Securities Administrator of, or compliance by the Securities Administrator with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Securities Administrator has obtained the same.

          SECTION 2.05. Substitutions and Repurchases of Mortgage Loans that are not "Qualified Mortgages."

      Upon discovery by the Depositor, the Master Servicer, the Servicer, the Securities Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, upon the written request of the Depositor, shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

          SECTION 2.06. Authentication and Delivery of Certificates.

      The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Securities Administrator in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof to the best of its abilities, to the end that the interests of the Holders may be adequately and effectively protected.

          SECTION 2.07. REMIC Elections.

            (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper Tier REMIC, the Lower Tier REMIC, the M3 REMIC, the M4 REMIC, the M5 REMIC, the M6 REMIC, the B1 REMIC, the B2 REMIC, the B3 REMIC and the C REMIC as a REMIC. The Trustee, upon written direction of the Securities Administrator, shall sign the returns providing for such elections and such other tax or information returns which are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC, the Lower Tier REMIC, the M3 REMIC, the M4 REMIC, the M5 REMIC, the M6 REMIC, the B1 REMIC, the B2 REMIC, the B3 REMIC and the C REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

            (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

      The Lower Tier REMIC shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates pursuant to
Section 4.04(b)(i) hereof, (ii) the interests issued by the Lower Tier REMIC,
(iii) the grantor trusts described in Section 2.07 hereof, (iv) each Cap Contract and the Cap Contract Account and (v) the Class UTM Interests, the Class UTB Interests and the Class UTC Interest. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest that shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition.

      The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, (i) the pass-through rate on the REMIC Regular Interests represented by the Class A-1 Certificates and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Class A-1 Available Funds Cap; (ii) the pass-through rate on the REMIC Regular Interests represented by the Class A-2 Certificates shall be subject to a cap equal to the Class A-2 Available Funds Cap; and (iii) the pass-through rate on the REMIC Regular Interests represented by the Subordinate Certificates, and on the Class UTM Interests and the Class UTB Interests shall be subject to a cap equal to the Weighted Average Available Funds Cap.

      The asset of the M3 REMIC shall be the Class UTM3 Interest. The Class M-3 Certificate (other than the rights in interest rate cap contracts described in this Section 2.07) shall be designated as the regular interest in the M3 REMIC and the Class M3R Interest shall be designated as the sole class of residual interest in the M3 REMIC. For federal income tax purposes, the pass-through rate on the REMIC regular interest represented by the Class M-3 Certificates shall be subject to a cap equal to the Weighted Average Available Funds Cap.

      The asset of the M4 REMIC shall be the Class UTM4 Interest. The Class M-4 Certificate (other than the rights in interest rate cap contracts described in this Section 2.07) shall be designated as the regular interest in the M4 REMIC and the Class M4R Interest shall be designated as the sole class of residual interest in the M4 REMIC. For federal income tax purposes, the pass-through rate on the REMIC regular interest represented by the Class M-4 Certificates shall be subject to a cap equal to the Weighted Average Available Funds Cap.

      The asset of the M5 REMIC shall be the Class UTM5 Interest. The Class M-5 Certificate (other than the rights in interest rate cap contracts described in this Section 2.07) shall be designated as the regular interest in the M5 REMIC and the Class M5R Interest shall be designated as the sole class of residual interest in the M5 REMIC. For federal income tax purposes, the pass-through rate on the REMIC regular interest represented by the Class M-5 Certificates shall be subject to a cap equal to the Weighted Average Available Funds Cap.

      The asset of the M6 REMIC shall be the Class UTM6 Interest. The Class M-6 Certificate (other than the rights in interest rate cap contracts described in this Section 2.07) shall be designated as the regular interest in the M6 REMIC and the Class M6R Interest shall be designated as the sole class of residual interest in the M6 REMIC. For federal income tax purposes, the pass-through rate on the

REMIC regular interest represented by the Class M-6 Certificates shall be subject to a cap equal to the Weighted Average Available Funds Cap.

      The asset of the B1 REMIC shall be the Class UTB1 Interest. The Class B-1 Certificate (other than the rights in interest rate cap contracts described in this Section 2.07) shall be designated as the regular interest in the B1 REMIC and the Class B1R Interest shall be designated as the sole class of residual interest in the B1 REMIC. For federal income tax purposes, the pass-through rate on the REMIC regular interest represented by the Class B-1 Certificates shall be subject to a cap equal to the Weighted Average Available Funds Cap.

      The asset of the B2 REMIC shall be the Class UTB2 Interest. The Class B-2 Certificate (other than the rights in interest rate cap contracts described in this Section 2.07) shall be designated as the regular interest in the B2 REMIC and the Class B2R Interest shall be designated as the sole class of residual interest in the B2 REMIC. For federal income tax purposes, the pass-through rate on the REMIC regular interest represented by the Class B-2 Certificates shall be subject to a cap equal to the Weighted Average Available Funds Cap.

      The asset of the B3 REMIC shall be the Class UTB3 Interest. The Class B-3 Certificate (other than the rights in interest rate cap contracts described in this Section 2.07) shall be designated as the regular interest in the B3 REMIC and the Class B3R Interest shall be designated as the sole class of residual interest in the B3 REMIC. For federal income tax purposes, the pass-through rate on the REMIC regular interest represented by the Class B-3 Certificates shall be subject to a cap equal to the Weighted Average Available Funds Cap.

      The asset of the C REMIC shall be the Class UTC Interest. The Uncertificated Class C Interest shall be designated as the regular interest in the C REMIC and the Class CR Interest shall be designated as the sole class of residual interest in the C REMIC.

      The beneficial ownership of the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class LTR Interest shall not have a principal balance or bear interest.

      The beneficial ownership of the Class M3R Interest, the Class M4R Interest, the Class M5R Interest, the Class M6 Interest, the Class B1R Interest, the Class B2R Interest, the Class B3R Interest and the Class CR Interest shall be represented by the Class R-X Certificate. The Class M3R Interest, the Class M4R Interest, the Class M5R Interest, the Class M6R Interest, the Class B1R Interest, the Class B2R Interest, the Class B3R Interest and the Class CR Interest shall not have principal balances and shall not bear interest.

            (c) The "tax matters person" with respect to the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Securities Administrator as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1. The "tax matters person" with respect to each of the M3 REMIC, the M4 REMIC, the M5 REMIC, the M6 REMIC, the B1 REMIC, the B2 REMIC, the B3 REMIC and the C REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R-X Certificate; provided, however, that the Holder of a Class R-X Certificate, by its acceptance thereof, irrevocably appoints the Securities Administrator as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R-X Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R-X Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

            (d) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A (other than the Class R Certificate), Class M-1 Certificates, Class M-2 Certificates, the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate, the regular interest in the M3 REMIC held by the holders of the Class M-3 Certificates, the regular interest in the M4 REMIC held by the holders of the Class M-4 Certificates, the regular interest in the M5 REMIC held by the holders of the Class M-5 Certificates, the regular interest in the M6 REMIC held by the holders of the Class M-6 Certificates, the regular interest in the B1 REMIC held by the holders of the Class B-1 Certificates, the regular interest in the B2 REMIC held by the holders of the Class B-2 Certificates and the regular interest in the B3 REMIC held by the holders of the Class B-3 Certificates. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Cap Contracts, will be treated as distributed by the Upper Tier REMIC to the Class UTC Interest and distributed by the C REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

            (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the Cap Contracts, the Cap Contract Account, and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A, Class M and Class B Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and
(iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class C Certificates as may be applicable under the Code.

            (f) The parties intend that the portion of the Trust Fund consisting of the right to receive amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

            (g) [RESERVED]

            (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof) received from the Mortgage Loans shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, payments and losses shall be allocated among the Lower Tier REMIC Regular Interests so that
(i) each of the Lower Tier REMIC I Marker Interests shall have a principal balance equal to 25% of the principal balance of the Corresponding Certificates,
(ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LTIX interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LTII1A Interest, Class LTII1B Interest, Class LTII2A Interest, Class LTII2B Interest and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and losses allocated to the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence will be allocated among such Lower Tier REMIC Regular Interests in the following manner: (x) such distributions shall be deemed made to such Lower Tier REMIC Regular Interests first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group and second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of principal shall be distributed to each Lower Tier REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining distributions of principal to the Class LTIIX Interest and (y) such losses shall be allocated among the Lower Tier REMIC Regular Interests described in clause
(iii) of the preceding sentence first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of losses shall be allocated to each Lower REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining losses to the Class LTIIX Interest. Notwithstanding the preceding two sentences, however, losses not allocated to any Class of Certificates will not be allocated to any Lower Tier REMIC Regular Interests. All computations with respect to the Lower Tier REMIC Regular Interests shall be taken out to ten decimal places.

      Any available funds remaining in the Lower Tier REMIC on a Distribution Date after distributions to the Lower Tier REMIC Regular Interests shall be distributed to the Class R Certificates in respect of the Class LTR Interest.

      If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that, to the greatest extent possible, (i) each of the Lower Tier REMIC I Marker Interests has a principal balance equal to 25% of the principal balance of the Corresponding Certificates,
(ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests and (iii) the aggregate principal amount of the Lower Tier REMIC II Marker Interests and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each Lower Tier REMIC II Marker Interest with "B" at the end of its designation equals 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group, (b) the principal balance of each Lower Tier REMIC II Marker Interest with "A" at the end of its designation equals 0.05% of the excess of (x) the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group over (y) the aggregate principal balance of Certificate Group One in the case of the Class LTII1A Interest, or Certificate Group Two in the case of the Class LTII2A Interest and (c) any remaining allocations are made to the Class LTIIX Interest.

      For purposes of this Section 2.07, (i) the Class LTII1A Interest and Class LTII1B Interest shall be related to Group One, and (ii) the Class LTII2A Interest and Class LTII2B Interest shall be related to Group Two.

      All payments of scheduled principal and prepayments and Realized Losses on the Mortgage Loans that are allocated to the Class M-3 Certificates, shall be allocated to the Class UTM3 Interest. If on any Distribution Date the Certificate Principal Balance of the Class M-3 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the Class UTM3 Interest.

      All payments of scheduled principal and prepayments and Realized Losses on the Mortgage Loans that are allocated to the Class M-4 Certificates, shall be allocated to the Class UTM4 Interest. If on any Distribution Date the Certificate Principal Balance of the Class M-4 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the Class UTM4 Interest.

      All payments of scheduled principal and prepayments and Realized Losses on the Mortgage Loans that are allocated to the Class M-5 Certificates, shall be allocated to the Class UTM5 Interest. If on any Distribution Date the Certificate Principal Balance of the Class M-5 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the Class UTM5 Interest.

      All payments of scheduled principal and prepayments and Realized Losses on the Mortgage Loans that are allocated to the Class M-6 Certificates, shall be allocated to the Class UTM6 Interest. If on any Distribution Date the Certificate Principal Balance of the Class M-6 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the Class UTM6 Interest.

      All payments of scheduled principal and prepayments and Realized Losses on the Mortgage Loans that are allocated to the Class B-1 Certificates, shall be allocated to the Class UTB1 Interest. If on any Distribution Date the Certificate Principal Balance of the Class B-1 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the Class UTB1 Interest.

      All payments of scheduled principal and prepayments and Realized Losses on the Mortgage Loans that are allocated to the Class B-2 Certificates, shall be allocated to the Class UTB2 Interest. If on any Distribution Date the Certificate Principal Balance of the Class B-2 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the Class UTB2 Interest.

      All payments of scheduled principal and prepayments and Realized Losses on the Mortgage Loans that are allocated to the Class B-3 Certificates, shall be allocated to the Class UTB3 Interest. If on any Distribution Date the Certificate Principal Balance of the Class B-3 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the Class UTB3 Interest.

      All payments of scheduled principal and prepayments and Realized Losses on the Mortgage Loans that are allocated to the Class C Certificates, shall be allocated to the Class UTC Interest. If on any Distribution Date the Certificate Principal Balance of the Class C Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the Class UTC Interest.

            (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the NIMs Insurer, the Trustee, the Securities Administrator, the Master Servicer and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Securities Administrator, the Master Servicer, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

            (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the NIMs Insurer and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Securities Administrator shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Master Servicer, the Depositor, the Trustee or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Securities Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          SECTION 2.08. [RESERVED]

          SECTION 2.09. Covenants of the Servicer.

      The Servicer hereby covenants to each of the other parties to this Agreement as follows:

            (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

            (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, the Master Servicer, the Securities Administrator, the NIMs Insurer or the Trustee, any affiliate of the Depositor, the Master Servicer, the Securities Administrator, the NIMs Insurer or the Trustee and prepared by the Servicer pursuant to this Agreement is inaccurate in any material respect, provided, however, that the Servicer shall not be responsible for inaccurate information provided to it by third parties.

          SECTION 2.10. [RESERVED]

          SECTION 2.11. Permitted Activities of the Trust. The Trust is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver on behalf of the Trust, and to perform the duties and obligations of the Trustee under, the Cap Contracts, an insurance and indemnity agreement with a NIMs Insurer and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

          SECTION 2.12. Qualifying Special Purpose Entity. For purposes of SFAS 140, the parties hereto intend that the Trust Fund shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 thereof.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

          SECTION 3.01. Servicer to Service Mortgage Loans.

      For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, including without limitation, any powers of attorney, in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property (or the stock allocated to a dwelling unit related to a Co-op Loan) and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property (or the stock allocated to a dwelling unit related to a Co-op Loan) securing any Mortgage Loan; provided that, subject to
Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. The Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor, the Securities Administrator and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, including without limitation, any powers of attorney. Upon receipt of such documents, the Depositor, the Securities Administrator and/or the Trustee shall execute such documents and deliver them to the Servicer. For purposes of this Section 3.01, the Trustee hereby grants to the Servicer a limited power of attorney in the form of Exhibit P to execute and file any and all documents necessary to fulfill the obligations of the Servicer under this Section 3.01.

      The Trustee shall deliver Powers of Attorney in the form attached hereto as Exhibit P to the Servicer promptly after the Closing Date and additional Powers of Attorney promptly after request therefor by the Servicer.

      In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. To the extent that a Mortgage does not provide for escrow payments, (i) the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or to foreclosure as a result of a tax lien and (ii) the Servicer shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien being imposed with respect to the Mortgage Loan, the Servicer will, to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

      All costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

      In the event that the Mortgage Loan Documents relating to any Mortgage Loan contain provisions requiring the related Mortgagor to submit to binding arbitration any disputes arising in connection with such Mortgage Loan, the Servicer shall be entitled to waive any such provisions on behalf of the Trust and to send written notice of such waiver to the related Mortgagor, although the Mortgagor may still require arbitration of such disputes at its option.

      The Servicer shall not be required to make any Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

      The Servicer shall have at least 30 days' notice of the appointment of a NIMs Insurer prior to being required to deliver any notices pursuant to this Agreement to such NIMs Insurer.

      The Servicer shall deliver a list of Servicing Officers to the Master Servicer and the Trustee by the Closing Date.

      The Servicer shall deliver to the MI Insurer updates on the Stated Principal Balance of the MI Mortgage Loans as required by the MI Policy, Notices of Default and Monthly Delinquency Reports (as such reports are defined in the MI Policy) and all other reports required by the MI Insurer that are reasonably available to the Servicer.

      The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02 and for each Mortgage Loan, the Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

      The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment, release and other comparable instruments with respect to such assignment, release or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the Servicer from the Collection Account (provided that such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

      With respect to any Mortgage Loan, the Servicer may consent to the refinancing of the prior senior lien relating to such Mortgage Loan, provided that the following requirements are met:

            (a) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

            (b) the interest rate for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

            (c) the loan evidencing the refinanced senior lien is not subject to negative amortization;

      provided, however, the above requirements shall not be applicable if the Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable.

      In connection with any modification pursuant to this Section and to the extent there are any unreimbursed Advances or Servicing Advances, the Servicer shall reimburse itself for such amounts from the Collection Account.

          SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer.

            (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate (each, a "subservicer") pursuant to a Subservicing Agreement (each, a "Subservicing Agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates or any of the NIM Notes evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIMs Insurer and (iii) the NIMs Insurer shall have consented to such Subservicing Agreement, which consent shall not be unreasonably withheld. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Master Servicer, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Servicer shall contain a provision giving any successor servicer the option to terminate such agreement, with the consent of the NIMs Insurer (which consent shall not be unreasonably withheld), in the event a successor servicer is appointed. All actions of the each subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The Servicer shall deliver to the NIMs Insurer and the Master Servicer copies of all Subservicing Agreements. The Trustee, the Master Servicer and the Securities Administrator shall have no obligations, duties or liabilities with respect to a subservicer, including, without limitation, any obligation, duty or liability to monitor such subservicer or to pay a subservicer's fees and expenses.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

          SECTION 3.03. Rights of the Depositor, the Securities Administrator and the Trustee in Respect of the Servicer.

      None of the Securities Administrator, the Trustee or the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and none of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

          SECTION 3.04. Master Servicer to Act as Servicer.

      Subject to Sections 6.04, 7.03 and 11.02, in the event that the Servicer shall, for any reason, no longer be the servicer hereunder (including by reason of an Event of Default), the Master Servicer or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of the Servicer pursuant to Section 3.10 hereof or any acts or omissions of any predecessor servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law,
(iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for any expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section
2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Master Servicer (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the Servicer's obligation to make Advances and Servicing Advances). No such termination or resignation shall affect any obligation of the Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If the Servicer shall for any reason no longer be the servicer (including by reason of any Event of Default), the Master Servicer (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Master Servicer (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation Servicing Transfer Costs incurred by the Master Servicer in connection with this Section 3.04 or Section 11.02, are not paid by the Servicer pursuant to this Agreement within 30 days of the date of the Master Servicer's invoice thereof, such amounts shall be payable out of the Certificate Account; provided that the terminated servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund upon receipt of a reasonably detailed invoice evidencing such expenses. If the Master Servicer is unwilling or unable to act as servicer, the Master Servicer shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified in this Agreement and reasonably acceptable to the NIMs Insurer.

      The Servicer shall, upon request of the Master Servicer, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

      Notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that within 10 Business Days of delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth in Section 7.03 of this Agreement) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.

         SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account.

            (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing and subject to Section 3.01, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any default interest charge, or
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause
(ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided, further, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment after the Cut-off Date if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in no event shall the Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan, and provided, further, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section 3.01. In connection with any modification pursuant to this
Section 3.05(a) and to the extent there are any unreimbursed Advances, the Servicer shall reimburse itself for such amounts from the Collection Account.

            (b) The Servicer will not waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) in the Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), or (iv) sufficient information is not made available to enable it to collect the Prepayment Charge. Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement.

            (c) The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (d) The Servicer shall establish and maintain so long as it is acting as servicer hereunder, on behalf of the Trustee for the benefit of the Certificateholders, the Collection Account. The Servicer shall deposit into the Collection Account, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date with respect to the Mortgage Loans:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

                  (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than (x) interest due on the Mortgage Loans on or prior to the Cut-off Date and (y) Prepayment Interest Excess;

                  (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) or released to either the Mortgagor or the holder of a senior lien on the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) in accordance with the Servicer's normal servicing procedures;

                  (iv) all Subsequent Recoveries;

                  (v) all Compensating Interest;

                  (vi) any amount required to be deposited by the Servicer pursuant to Section 3.05(f) in connection with any losses on Permitted Investments;

                  (vii) any amounts required to be deposited by the Servicer pursuant to Section 3.10 hereof;

                  (viii) all Purchase Prices and Substitution Adjustment
Amounts;

                  (ix) all Advances made by the Servicer pursuant to Section
4.01;

                  (x) all Prepayment Charges;

                  (xi) all net monthly rental income from REO Properties required to be deposited by the Servicer pursuant to Section 3.12; and

                  (xii) any other amounts required to be deposited hereunder.

      The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, all servicing-related fees, including all late payment charges, insufficient funds charges, customary real estate referral fees and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property or stock allocated to a dwelling unit in the case of a Co-op
Loan), modification fees, extension fees and other similar ancillary fees and charges (other than Prepayment Charges) if collected, and any Prepayment Interest Excess need not be remitted by the Servicer. Rather, such fees and charges and similar amounts may be retained by the

Servicer as additional servicing compensation. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

      The Servicer shall give notice to the NIMs Insurer, the Securities Administrator and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, the Servicer shall forward to the NIMs Insurer, and upon request, to the Securities Administrator, the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder and to any Person identified to the Securities Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Securities Administrator.

            (e) The Securities Administrator shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Securities Administrator shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:

                  (i) the aggregate amount withdrawn by the Servicer from the Collection Account and required to be deposited in the Certificate Account;

                  (ii) any amount required to be deposited by the Securities Administrator pursuant to Section 3.05(g) in connection with any losses on Permitted Investments; and

                  (iii) the Optional Termination Amount received by the Securities Administrator pursuant to Section 9.01.

      Any amounts received by the Securities Administrator prior to 1:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Securities Administrator) which are required to be deposited in the Certificate Account by the Servicer or Master Servicer shall be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Servicer and Master Servicer and deposit by the Servicer and Master Servicer into the Certificate Account shall be exclusive. In the event that the Servicer or the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Securities Administrator incur liability for withdrawals from the Certificate Account at the direction of the Servicer or the Master Servicer. The Securities Administrator shall give notice to the NIMs Insurer, the Master Servicer and the Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

            (f) Each institution that maintains the Collection Account or the Certificate Account shall invest the funds in each such account as directed by the Servicer or the Securities Administrator, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account the Business Day preceding the related Servicer Remittance Date

(except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance Date) and (ii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Servicer, or the Securities Administrator, as applicable, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized.

            (g) All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of (i) the Servicer to the extent such income and gain (net of any losses) relates to the period from the Servicer Remittance Date to but not including the fifth Business Day immediately preceding the related Distribution Date and (ii) the Securities Administrator to the extent such income and gain (net of any losses) relates to any other period. Any amounts in such Certificate Account earned for the benefit of the Servicer shall be remitted by the Securities Administrator to the Servicer not later than the third Business Day of the month immediately succeeding the month in which such amounts were earned. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Servicer and/or the Securities Administrator, as applicable, in the Certificate Account out of the Securities Administrator's own funds immediately as realized; provided that the Securities Administrator shall be reimbursed by the Servicer for any such losses which relate to the period from the Servicer Remittance Date to but not including the Business Day immediately preceding the related Distribution Date.

         SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

      To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

      Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections
3.01 hereof (with respect to taxes, assessments, dues or comparable items and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "not sufficient funds" or other denial by the related Mortgagor's banking institution or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

      Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

      In addition, with respect to each MI Mortgage Loan that is subject to a modification, the Servicer shall provide the MI Insurer with written notice of such modification, which shall include the nature of such modification.

            SECTION 3.08. Permitted Withdrawals from the Collection Account and Certificate Account.

                  (a) The Servicer may from time to time, make withdrawals from the Collection Account for the following purposes (the order below not constituting an order of priority):

                        (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment or recovery of interest on a Mortgage Loan that equals the Servicing Fee for the period with respect to which such interest payment or recovery was made or allocated, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                        (ii) to reimburse the Servicer for Advances made by it (or to reimburse the Advance Financing Person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                        (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

                        (iv) to pay to the Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

                        (v) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                        (vi) to pay the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)), the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or
Section 3.06;

                        (vii) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                        (viii) to reimburse the Servicer, the Master Servicer, the Securities Administrator or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or the Certificates and reimbursable pursuant to Section 3.25 or Section 6.03 hereof;

                        (ix) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (ix) only to the extent that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

                        (x) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

                        (xi) to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "not sufficient funds" or other denial by the related Mortgagor's banking institution;

                        (xii) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof;

                        (xiii) to reimburse itself for Advances or Servicing Advances from amounts in the Collection Account held for future distributions that were not included in Available Funds for the preceding Distribution Date. An amount equal to the amount withdrawn from the Collection Account pursuant to this subclause (xiii) shall be deposited in the Collection Account by the Servicer on the next succeeding Distribution Date on which funds are to be distributed to Certificateholders;

                        (xiv) to reimburse itself from any amounts in the Collection Account for any prior Advances or Servicing Advances made by the Servicer that have not otherwise been reimbursed to the Servicer at the time a Mortgage Loan is modified; and

                        (xv) to pay any obligations under the MI Policy.

      In addition, no later than 12:00 p.m. Eastern Time on the Servicer Remittance Date, the Servicer shall cause to be withdrawn from the Collection Account the Interest Funds, the Principal Funds and the Securities Administrator Fee to the extent on deposit, and such amount shall be deposited in the Certificate Account; provided, however, if the Securities Administrator does not receive such Interest Funds, Principal Funds and Securities Administrator Fee by 2:00 p.m. Eastern Time, such Interest Funds and Principal Funds shall be deposited in the Certificate Account on the next Business Day.

      The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

      The Servicer shall provide written notification to the Securities Administrator on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (viii) above.

      In the event of any failure by the Servicer to remit to the Securities Administrator for deposit into the Certificate Account any amounts (including any Advance) required to be so remitted by the Servicer on the Servicer Remittance Date, the Servicer shall pay to the Securities Administrator, for its own account, interest on such amounts at the "prime rate" (as specified in the New York edition of The Wall Street Journal) until such failure is remedied.

      Unless otherwise specified, any amounts reimbursable to the Servicer or the Securities Administrator from amounts on deposit in the Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

                  (b) The Securities Administrator shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and shall withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, the Securities Administrator may from time to time make withdrawals from the Certificate Account for the following purposes (the order below not constituting an order of priority):

                        (i) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

                        (ii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (after paying all amounts necessary to the Trustee, the Securities Administrator, the Master Servicer or the Servicer in connection with any such termination);

                        (iii) to reimburse the Securities Administrator, the Master Servicer or the Trustee for any fees, expenses and indemnification reimbursable pursuant to this Agreement, including without limitation Sections 3.04, 6.03, 8.05, 8.06 and 11.02 hereof;

                        (iv) to pay to the Servicer or the Securities Administrator, as applicable, earnings on or investment income with respect to funds in or credited to the Certificate Account as provided in Section 3.05(g); and

                        (v) to pay to the MI Insurer, the MI Insurer Fee.

            SECTION 3.09. [RESERVED]

            SECTION 3.10. Maintenance of Hazard Insurance.

      The Servicer shall cause to be maintained, for each first lien Mortgage Loan (other than a Co-op Loan), fire and hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the replacement value of the improvements that are part of such Mortgaged Property, or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations. Each policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to
Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent and as otherwise permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such first lien Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

      In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Securities Administrator for the benefit of the Certificateholders, claims under any such blanket policy.

            SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

                  (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy; provided, however, that the Servicer shall not exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An opinion of counsel, which shall be reimbursable as a Servicing Advance (to the extent it is an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)), delivered to the Securities Administrator, Master Servicer, Trustee and the Depositor shall conclusively establish the reasonableness of such belief to the extent permitted under applicable law. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

                  (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op
Loan) has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property (or the stock allocated to a dwelling unit, in the case of a Co-op Loan) is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Rate, the Minimum Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date, any prepayment penalty and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Servicer shall notify the Trustee and the NIMs Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee (with a copy to the NIMs Insurer) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

            SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds.

                  (a) The Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) and if applicable, as a Non-Recoverable Servicing Advance, as contemplated in Section 3.08 hereof. If the Servicer has knowledge that a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan), consider such risks and only take action in accordance with Accepted Servicing Practices.

      With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer or its affiliate may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on the Determination Date immediately following the month concerned. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

      In the event that the Trust Fund acquires any Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust Fund, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee and the NIMs Insurer shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Master Servicer, Securities Administrator, Trustee or the NIMs Insurer), to the effect that the holding by the Trust Fund of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) subsequent to such three-year period or extension will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) acquired by the Trust Fund shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes. The Servicer shall have no liability for any losses resulting from a foreclosure on a second lien Mortgage Loan, if any, in connection with the foreclosure of the related first lien mortgage loan that is not a Mortgage Loan if the Servicer does not receive notice of such foreclosure action.

      The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan), shall be applied for the purpose of the Trust Fund to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such net income shall be deemed, for all purposes and as between the parties to this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent that any such net income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

      The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

      The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds and any net income from an REO Property, will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to any Prepayment Charges and then to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

                  (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

                  (c) The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee, the Master Servicer and the Securities Administrator) to purchase for its own account from the Trust Fund any Mortgage Loan that is 90 days or more Delinquent or REO Property for which the Servicer has accepted a deed-in-lieu of foreclosure at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or REO Property purchased hereunder shall be delivered to the Securities Administrator for deposit to the Certificate Account and the Trustee (or its custodian), upon receipt of such confirmation of deposit and a Request for Release from the Servicer in the form of Exhibit I hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Servicer any Mortgage Loan or REO Property released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The Servicer shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders.

                  (d) With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide, in its reasonable business judgment, whether to (i) foreclose upon the Mortgaged Properties securing those Mortgage Loans pursuant to Section 3.12(a), (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (unless the Servicer, after making a reasonable estimate of the expected recovery, determines that foreclosure proceedings or other liquidation of the related Mortgaged Property would yield a net recovery), (iii) take a deed in lieu of foreclosure, (iv) accept a short sale or short refinance; (v) arrange for a repayment plan, or (vi) agree to a modification of such Mortgage Loan.

                  (e) Any Mortgage Loan that is charged off, pursuant to (d) above, may continue to be serviced by the Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). The Servicer will be entitled to Servicing Fees and reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, only to the extent of funds available from any recoveries on all such Mortgage Loans.

      In the event that the Servicer (or an affiliate of the Servicer) is the owner of more than 50% of the Class of Certificates which is then currently in a first loss position and such party is deemed to be the "Primary Beneficiary" as defined in FIN 40, the provisions of the preceding paragraph shall not apply and the Servicer (or an affiliate of the Servicer), in its sole discretion, shall have the right to elect to purchase for its own account from the Trust Fund any Mortgage Loan that is 120 days or more Delinquent or REO Property for which the Servicer has accepted a deed-in-lieu of foreclosure, during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date (as defined below) occurred with respect to such Mortgage Loan and ending on the last Business Day of such calendar quarter. If the Servicer (or an affiliate of the Servicer) does not exercise its purchase right with respect to a Mortgage Loan during the period specified in the preceding sentence, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding sentence only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 days Delinquent again. The "Initial Delinquency Date" of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent. Prior to repurchase pursuant to this Section 3.12, the Servicer shall be required to continue to make monthly advances pursuant to Section 4.01. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase any Mortgage Loan or REO Property pursuant to this paragraph at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or REO Property purchased hereunder shall be delivered to the Securities Administrator for deposit in the Certificate Account. The Securities Administrator shall notify the Trustee of such deposit. The Trustee, upon receipt of notice of such deposit and a Request for Release from the Servicer in the form of Exhibit I hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Servicer any Mortgage Loan or REO Property released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. The provisions in this paragraph shall only apply if Litton Loan Servicing LP is the servicer.

                  (f) The Servicer may write-off any second lien Mortgage Loan that has been Delinquent for a period of 180 days or more, provided that the Servicer has certified in an officer's certificate delivered to the Depositor, the Trustee, the Securities Administrator and the Master Servicer that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

            SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files.

      Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its designee by delivering a Request for Release substantially in the form of
Exhibit I. Upon receipt of two copies of such request, the Trustee or its designee shall promptly release the related Mortgage File to the Servicer, and the Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and the Servicer, on behalf of the Trustee shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its designee shall, upon delivery to the Trustee or its designee of a Request for Release in the form of
Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.

      Each Request for Release may be delivered to the Trustee or its designee
(i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its designee shall mutually agree. The Trustee or its designee shall promptly release the related Mortgage File(s) within five (5) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its designee to release such Mortgage Files, provided the Trustee or its designee has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its designee complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Trustee or its designee shall immediately notify the Servicer indicating the reason for such delay. If the Servicer is required to pay penalties or damages due to the Trustee or its designee's negligent failure to release the related Mortgage File or the Trustee or its designee's negligent failure to execute and release documents in a timely manner, the Trustee or its designee, shall be liable for such penalties or damages respectively caused by it.

      On each day that the Servicer remits to the Trustee or its designee Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or its designee a summary of the total number of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii).

      If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) as authorized by this Agreement, the Servicer may deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate or on behalf of the Trustee, execute any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or its designee to be returned to the Trustee promptly after possession thereof shall have been released by the Trustee or its designee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee or its designee a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) and the Servicer shall have delivered to the Trustee or its designee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

            SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

      All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account or Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee or the Securities Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            SECTION 3.15. Servicing Compensation.

      As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment or recovery of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

      Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan)), modification fees, customary real estate referral fees, extension fees and similar fees payable by the Mortgagor, Prepayment Interest Excess, and all income and gain net of any losses realized from Permitted Investments in the Collection Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Sections 3.05 or 3.12(a) hereof. In addition, the Servicer shall be entitled to income and gain from amounts on deposit in the Certificate Account during the period from the Servicer Remittance date to but not including the Business Day immediately preceding the related Distribution Date as described in Section 3.05(g). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. In no event shall the Trustee or the Securities Administrator be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

            SECTION 3.16. Access to Certain Documentation.

      The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            SECTION 3.17. Annual Statement as to Compliance.

      Pursuant to this Agreement, the Servicer shall deliver to the Depositor, the Securities Administrator, the Master Servicer and the Trustee on or before March 15 of each year beginning in 2006, or such other date in order to remain in compliance with the Section 302 Requirements, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Master Servicer shall forward a copy of each such statement received by it to each Rating Agency. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by the Servicer to the Securities Administrator.

            SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

      On or before March 15 of each year, beginning in 2006 or such other date in order to remain in compliance with the Section 302 Requirements, the Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Servicer or any Affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a USAP Report to the Securities Administrator, the Trustee, the Master Servicer and the Depositor. Copies of the USAP Report shall be provided by the Securities Administrator to any Certificateholder upon request at the Certificateholder's expense, provided such report has been delivered by the Servicer to the Securities Administrator. The Trustee shall deliver to the NIMs Insurer upon written request: (i) a copy of such USAP Report, and (ii) the Servicer's annual officer's certificate as to compliance with this Agreement provided by the Servicer to the Trustee pursuant to Section
3.17. In
addition, at the NIMs Insurer's written request, the Servicer shall deliver copies of evidence of the Servicer's fidelity bond or errors and omissions insurance coverage to the NIMs Insurer. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer's Certificate).

            SECTION 3.19. Rights of the NIMs Insurer.

      Each of the rights of the NIMs Insurer set forth in this agreement shall exist so long as the NIM Notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such NIM notes.

            SECTION 3.20. [RESERVED]

            SECTION 3.21. Annual Certificate by Securities Administrator.

      For so long as the Master Servicer and the Securities Administrator are the same Person, the Securities Administrator shall not be required to satisfy or perform the terms of Section 3.21(a) and (b).

                  (a) On or before March 15 of each year (commencing in 2006), an officer of the Securities Administrator shall execute and deliver an Officer's Certificate, signed by a Responsible Officer of the Securities Administrator or any officer to whom that officer reports, to the Depositor and the Master Servicer for the benefit of the Depositor and the Master Servicer and their respective officers, directors and affiliates, certifying as to the matters described in the Officer's Certificate attached hereto as Exhibit K.

                  (b) The Securities Administrator shall indemnify and hold harmless the Depositor, the Master Servicer, the Servicer, the Trustee and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Securities Administrator or any of its officers, directors, agents or affiliates of its obligations under this Section 3.21, any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Securities Administrator in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor and the Master Servicer, then the Securities Administrator agrees that it shall contribute to the amount paid or payable by the Depositor or the Master Servicer as a result of the losses, claims, damages or liabilities of the Depositor or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Securities Administrator on the one hand and of the Depositor and the Master Servicer on the other in connection with a breach of the Securities Administrator's obligations under this Section 3.21, any material misstatement or omission in the Officer's Certificate required under this Section or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith.

            SECTION 3.22. Annual Certificate by Servicer.

                  (a) Within 15 days prior to the date on which a Form 10-K is required to be filed with a Certification by the Master Servicer, the Servicer shall execute and deliver an Officer's Certificate in the form of Exhibit L attached hereto, signed by the senior officer in charge of servicing of the Servicer or any officer to whom that officer reports, to the Master Servicer and Depositor for the benefit of the Master Servicer and Depositor and their respective officers, directors and affiliates.

                  (b) The Servicer shall indemnify and hold harmless the Securities Administrator, the Trustee, the Master Servicer and the Depositor and their respective officers, directors, agents and affiliates from and against (i) any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under Section 3.17, Section 3.18 and this Section 3.22, (ii) any allegation that the Officer's Certificate required under this Section contains a misstatement of a material fact or omits or omitted to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading or (iii) the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Securities Administrator, the Master Servicer and the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Securities Administrator, the Master Servicer and the Depositor as a result of the losses, claims, damages or liabilities of the Depositor and the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor and the Master Servicer on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 3.22, any material misstatement or omission in the Officer's Certificate required under this Section or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

            SECTION 3.23. Prepayment Charge Reporting Requirements.

      Promptly after each Distribution Date, the Servicer shall provide to the Depositor and the Master Servicer the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

                  (i) loan number;

                  (ii) current Mortgage Rate;

                  (iii) current principal balance;

                  (iv) Prepayment Charge amount due;

                  (v) Prepayment Charge amount collected; and

                  (vi) reason why full Prepayment Charge amount was not collected, if applicable.

            SECTION 3.24. Statements to Securities Administrator.

      Not later than the tenth calendar day of each month, the Servicer shall furnish to the Securities Administrator a delinquency report substantially in the form set forth in Exhibit M-1, a monthly remittance advice substantially in the form set forth in Exhibit M-2 and a realized loss report in the form set forth in Exhibit M-3 (or such other form or forms as the Master Servicer and the Servicer may from time to time agree) for the period ending on the last Business Day of the preceding month, and not later than three days after the tenth calendar day of each month, the Servicer shall furnish to the Securities Administrator such reports for the applicable Prepayment Period with respect to prepayments, in the format mutually agreed upon between the Servicer and the Securities Administrator, including but not limited to information sufficient to allow the Securities Administrator to prepare the Monthly Statement described in Section 4.05(a).

            SECTION 3.25. Indemnification.

                  (a) The Servicer shall indemnify the Seller, the Trust Fund, the Trustee, the Depositor, the Securities Administrator, the Master Servicer, the NIMs Insurer and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer immediately shall notify the Seller, the Trustee, the Securities Administrator, the Master Servicer, the NIMs Insurer and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any reasonable written instructions received from the NIMs Insurer and the Master Servicer in connection with such claim, it being understood that the Master Servicer shall have no duty to monitor or give instructions with respect to such claims. The Servicer shall provide the Depositor, the Securities Administrator, the Trustee, the NIMs Insurer and the Master Servicer with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25(a), and the Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when and to the extent a determination has been made that the claim in any way relates to the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of the Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

                  (b) The Master Servicer shall indemnify the Seller, the Trust Fund, the Trustee, the Securities Administrator, the Servicer and the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer immediately shall notify the Seller, the Trustee, the Servicer, the Securities Administrator and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Master Servicer shall follow any written instructions received from the Trustee in connection with such claim it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims. The Master Servicer shall provide the Servicer, the Securities Administrator, the Trustee and the Depositor with a written report of all expenses and advances incurred by the Master Servicer pursuant to this Section 3.25(b), and the Master Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Master Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement or the negligence, bad faith or willful misconduct of the Master Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

            (c) The Securities Administrator shall indemnify the Seller, the Trust Fund, the Trustee, the Servicer, the Master Servicer and the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Securities Administrator to perform its duties in compliance with the terms of this Agreement. The Securities Administrator immediately shall notify the Seller, the Trustee, the Servicer, the Master Servicer and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Securities Administrator shall follow any written instructions received from the Trustee in connection with such claim it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims. The Securities Administrator shall provide the Trustee, the Servicer, the Master Servicer and the Depositor with a written report of all expenses and advances incurred by the Securities Administrator pursuant to this Section 3.25(c), and the Securities Administrator shall promptly reimburse itself from the assets of the Trust Fund in the Certificate Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Securities Administrator to perform its duties in material compliance with the terms of this Agreement or the negligence, bad faith or willful misconduct of the Securities Administrator. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         SECTION 3.26. Nonsolicitation.

      For as long as the Servicer services the Mortgage Loans, the Servicer hereby covenants that neither it nor any Affiliate of the Servicer will directly solicit any Mortgagor hereunder to refinance the related Mortgage Loan. Notwithstanding the foregoing, the Servicer and its Affiliates shall be permitted to solicit a Mortgagor if the Servicer or such Affiliate has received a request for verification of mortgage, a request for demand for payoff, a Mortgagor initiated written or verbal communication indicating a desire to prepay or refinance the related Mortgage Loan, or the Mortgagor initiates a title search, or if the Mortgagor receives marketing materials which are generally disseminated.

         SECTION 3.27. [RESERVED]

         SECTION 3.28. MI Policies, Claims Under the MI Policies.

            (a) Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer shall not agree to any modification or assumption of a MI Mortgage Loan or take any other action with respect to an MI Mortgage Loan that could result in denial of coverage under the MI Policy. The Servicer shall notify the MI Insurer that the Securities Administrator, on behalf of the Certificateholders, is the "Insured," as that term is defined in the related MI Policy, of each MI Mortgage Loan insured by the MI Insurer; provided, that such designation is made solely for the purpose of entitling the Trust Fund to receive payments for claims under the MI Policy and the Securities Administrator shall not, except as provided herein, be deemed to assume the obligations of the "Insured" thereunder. The Servicer shall, on behalf of the Securities Administrator, prepare and file on a timely basis with the MI Insurer all claims that may be made under the MI Policy with respect to the MI Mortgage Loans.

Consistent with all rights and obligations hereunder, the Servicer shall take all actions required under the MI Policy as a condition to the payment of any such claim. Any amount received from the MI Insurer with respect to any MI Mortgage Loan shall be deposited by the Servicer, no later than two Business Days following receipt thereof, into the Collection Account. The Servicer shall calculate the MI Insurer Fee due to the MI Insurer for each Distribution Date, and shall include such amount in the Servicer's Remittance Report related to such Distribution Date.

                                   ARTICLE IV

                                  DISTRIBUTIONS

         SECTION 4.01. Advances.

            (a) Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 1:00 p.m. Eastern time on the Servicer Advance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the NIMs Insurer and the Master Servicer an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this section 4.01 to advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

      In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and
(ii) transfer such funds from the Collection Account to the Certificate Account. In addition, the Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until the earlier of
(i) the date such Mortgage Loan is paid in full, (ii) the date the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this
Section 4.01, or (iii) the date on which such Mortgage Loan becomes 150 days delinquent as set forth below.

            (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance. The determination by the Servicer that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Depositor and the Master Servicer. In addition, the Servicer shall not be required to advance any Relief Act Shortfalls. The Servicer will not make any Advances of principal on REO Properties and is required to advance only the interest portion on second lien mortgage loans.

            (c) Notwithstanding the foregoing, the Servicer shall not be required to make any Advances for any Mortgage Loan after such Mortgage Loan becomes 150 days delinquent.

         SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.


      In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall resulting from a Principal Prepayment in full, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided that the amount so deposited with respect to any Distribution Date shall be limited to one half of the product of (x) one-twelfth of 0.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans. In case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Trust Fund or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata, based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, there shall be no reduction of the Servicing Fee in connection with Prepayment Interest Shortfalls relating to the Relief Act and the Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls related to the Relief Act.

         SECTION 4.03. Distributions on the REMIC Interests.


      On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in each of the Lower Tier REMIC, the M3 REMIC, the M4 REMIC, the M5 REMIC, the M6 REMIC, the B1 REMIC, the B2 REMIC, the B3 REMIC and the C REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

         SECTION 4.04. Distributions.

            (a) On each Distribution Date, prior to any distributions to the Certificateholders, the Securities Administrator shall pay to the MI Insurer, the MI Insurer Fee for such Distribution Date from Interest Funds then on deposit in the Certificate Account.

            (b) On each Distribution Date, the Securities Administrator shall make the following distributions from funds then available in the Certificate Account, of an amount equal to the

Interest Funds remaining after the distributions made pursuant to Section 4.04(a) above in the following order of priority:

                  (i) to the Class P Certificates, an amount equal to any Prepayment Charges received with respect to the Mortgage Loans and all amounts paid by the Servicer, the Seller or the Transferor in respect of Prepayment Charges pursuant to this Agreement or the Transfer Agreement, as applicable, and all amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in the Sale Agreement or the Transfer Agreement for the related Prepayment Period;

                  (ii) to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, Interest Funds will be distributed pro rata among each class of the Class A Certificates based upon the ratio of
(x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A-1, Class A-2 and Class R Certificates in the aggregate;

                  (iii) to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

                  (iv) to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

                  (v) to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

                  (vi) to the Class M-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

                  (vii) to the Class M-5 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

                  (viii) to the Class M-6 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

                  (ix) to the Class B-1 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class;

                  (x) to the Class B-2 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class;

                  (xi) to the Class B-3 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class; and

                  (xii) any remainder pursuant to Section 4.04(f) hereof.

      On each Distribution Date, subject to the proviso in (ii) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the

Class A-2 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such class of Certificates for such Distribution Date has been paid in full. Thereafter, Interest Funds not required for such distributions are available to be applied to if necessary, to the class or classes of Certificates that are not related to such group of Mortgage Loans.

            (c) [RESERVED]

            (d) On each Distribution Date, the Securities Administrator shall make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to
Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

                  (i) to the Class A Certificates, the Class A Principal Distribution Amount shall be distributed as follows:

                      (a) the Group One Principal Distribution Amount will be distributed as follows: sequentially to the Class R and Class A-1 Certificates, until the Certificate Principal Balance of each such class has been reduced to zero;

                      (b) the Group Two Principal Distribution Amount will be distributed sequentially, to the Class A-2A Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class A-2B Certificates until the Certificate Principal Balance thereof has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions allocated to the Class A-2A and Class A-2B Certificates are required to be allocated pro rata, among such classes, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;


                  (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

                  (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

                  (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

                  (v) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

                  (vi) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

                  (vii) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

                  (viii) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

                  (ix) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

                  (x) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

                  (xi) any remainder pursuant to Section 4.04(f) hereof.

            (e) [RESERVED]

            (f) On each Distribution Date, the Securities Administrator shall make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(xii) and
(d)(xi) hereof and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution
Date:

                  (i) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

                  (ii) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

                  (iii) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

                  (iv) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

                  (v) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

                  (vi) to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

                  (vii) to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

                  (viii) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

                  (ix) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

                  (x) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

                  (xi) to the Class A, Class M and Class B Certificates, on a pro rata basis, based upon outstanding Floating Rate Certificate Carryover for each such Class, the Floating Rate Certificate Carryover for each such Class; and

                  (xii) the remainder pursuant to Section 4.04(g) hereof.

            (g) on each Distribution Date, the Securities Administrator shall allocate the remainders pursuant to Section 4.04(f)(xii) as follows:

                  (i) to the Class C Certificates in the following order of priority, (I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and (IV) the Class C Unpaid Realized Loss Amount; and

                  (ii) the remainder pursuant to Section 4.04(h) hereof.

            (h) On each Distribution Date, the Securities Administrator shall allocate the remainder pursuant to Section 4.04(g)(ii) hereof (i) to the Securities Administrator to reimburse amounts or pay indemnification amounts owing to the Master Servicer and the Securities Administrator pursuant to
Section 6.03 and (ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

            (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Securities Administrator shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinate Certificates in the following order of priority:

                  (i) to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;

                  (ii) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

                  (iii) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

                  (iv) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

                  (v) to the Class M-6 Certificates until the Class M-6 Certificate Principal Balance is reduced to zero;

                  (vi) to the Class M-5 Certificates until the Class M-5 Certificate Principal Balance is reduced to zero;

                  (vii) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;

                  (viii) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

                  (ix) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

                  (x) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

            (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

      In accordance with this Agreement, the Servicer shall prepare and deliver a report (the "Remittance Report") to the Securities Administrator in the form of a computer readable magnetic tape (or by such other means as the Servicer and the Securities Administrator may agree from time to time) containing such data and information as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date. The Securities Administrator will prepare the Monthly Report based solely upon the information received from the Servicer.

      The Trustee shall promptly notify the NIMs Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class C Certificates or the Class P Certificates. Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates and the Trustee hereby agree that the NIMs Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMs Insurer shall be subrogated to the rights of the Trustee and each Holder of the Class C Certificates and the Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMs Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the indenture trustee with respect to the NIM Notes or the holder of any NIMs Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the NIM Notes, as applicable, and the NIMs Insurer made a payment in respect of such relinquished amount.

            (k) The Securities Administrator is hereby directed by the Depositor to execute the Cap Contracts on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents of such Cap Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Securities Administrator under the Cap Contracts at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in any Cap Contract, except as set forth in Section 11 of each Cap Contract, the Securities Administrator shall not be required to make any payments to the counterparty under any Cap Contract. Any payments received under the terms of the related Cap Contract will be available to pay the holders of the related Class A, Class M and Class B Certificates up to the amount of any Floating Rate Certificate Carryovers remaining after all other distributions required under this Section 4.04 are made on such Distribution Date, other than Floating Rate Certificate Carryovers attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A Certificates. Any amounts received under the terms of any Cap Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of a Cap Contract shall be paid to the related Classes of Class A, Class M and Class B Certificates, pro rata based upon such Floating Rate Certificate Carryovers for each such class of Class A, Class M and Class B Certificates. Amounts received on the Class A-1 Cap Contract will only be available to make payments on the Class A-1 and Class R certificates, amounts received on the Class A-2 Cap Contract will only be available to make payments on the Class A-2 certificates, amounts received on the Subordinate Certificate Cap Contract will only be available to make payments on the Subordinate Certificates.

                  (i) The Securities Administrator shall establish and maintain, for the benefit of the Trust Fund and the Certificateholders, the Cap Contract Account. On or prior to the related Cap Contract Termination Date, amounts, if any, received by the Securities Administrator for the benefit of the Trust Fund in respect of the related Cap Contract shall be deposited by the Securities Administrator into the Cap Contract Account and will be used to pay Floating Rate Certificate Carryovers on the related Class A, Class M and Class B Certificates to the extent provided in the immediately preceding paragraph. With respect to any Distribution Date on or prior to the related Cap Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the related Cap Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the schedule to the related Cap Contract), over
(y) the rate with respect to such Distribution Date as shown under the heading "1ML Strike Lower Collar" in the schedule to the related Cap Contract, (ii) an amount equal to the lesser of (x) the related Cap Contract Notional Balance for such Distribution Date and (y) the outstanding Certificate Principal Balance of the related classes of Certificates and (iii) the number of days in such Accrual Period, divided by 360. If a payment is made to the Trust Fund under a Cap Contract and the Securities Administrator is required to distribute excess amounts to the holders of the Class C Certificates as described above, information regarding such distribution will be included in the monthly statement made available on the Securities Administrator's website pursuant to
Section 4.05 hereof.

                  (ii) Amounts on deposit in the Cap Contract Account will remain uninvested pending distribution to Certificateholders.

                  (iii) Each Cap Contract is scheduled to remain in effect until the related Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three Local Business Days, as defined in the related Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Cap Contract, the failure by the Cap Contract Counterparty (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the related Cap Contract, the termination of the Trust Fund and the related Cap Contract becoming illegal or subject to certain kinds of taxation.

         SECTION 4.05.     Monthly Statements to Certificateholders.

            (a) Not later than each Distribution Date based solely on information provided by the Servicer (which information is not required to include any prediction of future performance as to which such report relates), the Securities Administrator shall prepare and make available on its website located at www.ctslink.com to each Holder of a Class of Certificates of the Trust Fund, the Servicer, the Master Servicer, the Trustee, the NIMs Insurer, the Rating Agencies and the Depositor a statement setting forth for the
Certificates:

                  (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of Prepayment Charges, if any;

                  (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

                  (iii) the Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                  (iv) the Pool Stated Principal Balance for such Distribution Date;

                  (v) the amount of the Servicing Fee paid to or retained by the Servicer, the amount of the Securities Administrator Fee paid to or retained by the Securities Administrator and any amounts constituting reimbursement or indemnification of the Servicer, Master Servicer, Securities Administrator or Trustee;

                  (vi) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

                  (vii) the amount of Advances included in the distribution on such Distribution Date;

                  (viii) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

                  (ix) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;
(x) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

                  (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date and the date of acquisition thereof, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

                  (xii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

                  (xiii) the aggregate Stated Principal Balance of all Liquidated Loans as of the preceding Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

                  (xiv) whether a Stepdown Trigger Event has occurred and is in effect;

                  (xv) with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

                  (xvi) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

                  (xvii) the number of Mortgage Loans for which Prepayment Charges were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Charges received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

                  (xviii) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(viii);

                  (xix) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest";

                  (xx) as of each Distribution Date, the amount, if any, to be deposited in the Cap Contract Account pursuant to the related Cap Contract as described in Section 4.04(k) and the amount thereof to be paid to the Class A, Class M, Class B and Class C Certificates described in Section 4.04(k) hereof;

                  (xxi) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the Class A, Class M and Class B Certificates on such Distribution Date;

                  (xxii) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans.

                  (xxiii) the amount of the MI Insurer Fee paid to the MI
Insurer;

                  (xxiv) the number and aggregate Stated Principal Balance of Mortgage Loans covered by the MI Policy as of the end of the related Due Period; and

                  (xxv) (A) the amount of any claims paid by the MI Insurer pursuant to the MI Policy with respect to principal, (B) the amount of any claims paid by the MI Insurer pursuant to the MI Policy with respect to interest, and (C) solely to the extent provided by the Servicer, the amount of any claims made under the MI Policy and the amount of any claims rejected under the MI Policy, each as of such Distribution Date.

            (b) The Securities Administrator will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, other parties to this Agreement and any other interested parties via the

Securities Administrator's Internet website. The Securities Administrator's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

      The Securities Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

      As a condition to access the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with this Agreement.

            (c) The Servicer shall deliver to the NIMs Insurer a copy of any report delivered by the Servicer to the Securities Administrator.

            (d) If so requested in writing within a reasonable period of time after the end of each calendar year, the Securities Administrator shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, a statement containing the information set forth in clauses (a)(i) without regard to subclauses (A)-(D) thereof and (a)(ii) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as are from time to time in effect.

            (e) Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Class R Certificate and the Class R-X Certificate and the NIMs Insurer each Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Class R Certificate or a Class R-X Certificate with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of the REMICs; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

      The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

                                  ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01.     The Certificates.

      The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                Minimum       Integral Multiples in     Original Certificate
  Class      Denomination       Excess of Minimum        Principal Balance
---------    -------------    ---------------------     --------------------
  A-1        $   25,000.00    $                1.00     $        205,391,000
  A-2A       $   25,000.00    $                1.00     $         88,759,000
  A-2B       $   25,000.00    $                1.00     $         63,455,000
  M-1        $   25,000.00    $                1.00     $         64,680,000
  M-2        $   25,000.00    $                1.00     $         14,425,000
  M-3        $   25,000.00    $                1.00     $          4,187,000
  M-4        $   25,000.00    $                1.00     $          7,445,000
  M-5        $   25,000.00    $                1.00     $          4,187,000
  M-6        $   25,000.00    $                1.00     $          3,257,000
  B-1        $   25,000.00    $                1.00     $          2,559,000
  B-2        $   25,000.00    $                1.00     $          2,326,000
  B-3        $   25,000.00    $                1.00     $          2,325,000
  C                     (1)                      (1)                     100%
  R          $      100.00                      N/A     $             100.00
  R-X                   (2)                     N/A                       (2)
  P                     (3)                      (3)                      (3)

-------------
(1) The Class C Certificates shall not have minimum dollar denominations or certificate notional amounts and shall be issued in a minimum percentage interest of 10%.

(2) The Class R-X Certificates shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 100%.

(3) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 100%.

      The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Securities Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

      The Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Regulation S Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Securities Administrator and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Regulation S Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator or DTC or its nominee, as the case may be, as hereinafter provided.

      The Certificates sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Rule 144A Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Securities Administrator and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Rule 144A Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator or DTC or its nominee, as the case may be, as hereinafter provided.

         SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

            (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

      At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

      No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Securities Administrator in accordance with such Securities Administrator's customary procedures.

            (b) No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with a transfer of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued, whether or not such notes are guaranteed by the NIMs Insurer) each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or
(ii) there shall be delivered to the Securities Administrator an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Securities Administrator regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor, the Securities Administrator and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

      By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Depositor, the Securities Administrator and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

      No transfer of an ERISA-Restricted Certificate, Class R Certificate or Class R-X Certificate shall be made to any Person unless the Securities Administrator has received (I) a representation that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such Plan, or (II) solely in the case of an ERISA-Restricted Certificate, (A) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that such Person is an insurance company that is acquiring the Certificate with assets contained in an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (B) solely in the case of an ERISA Restricted Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator and the NIMs Insurer shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Master Servicer, the Securities Administrator, the Servicer, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee, the Master Servicer, the Servicer, the NIMs Insurer or the Depositor.

      For purposes of the two immediately preceding paragraphs of this Subsection 5.02(b), other than clause (II)(B) in the immediately preceding paragraph, the representations as set forth therein shall be deemed to have been made to the Securities Administrator by the transferee's acceptance of an ERISA Restricted Certificate, a Class R Certificate or a Class R-X Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates, a Class R Certificate or a Class R-X Certificate).

      Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA Restricted Certificate, a Class R Certificate or a Class R-X Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation or an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect. The Securities Administrator shall not be under any liability to any Person for any registration or transfer of any ERISA Restricted Certificate, a Class R Certificate or a Class R-X Certificate that is in fact not permitted by this
Section 5.02(b), nor shall the Securities Administrator be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements. The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate, a Class R Certificate or a

Class R-X Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(b) all payments made on such ERISA Restricted Certificate, a Class R Certificate or a Class R-X Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

            (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate or a Class R-X Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate or a Class R-X Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate or a Class R-X Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Class R Certificate or a Class R-X Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate or a Class R-X Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Class R Certificate or a Class R-X Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate or a Class R- X Certificate, declaration
(11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Securities Administrator prior to the date of the proposed transfer that one of the two other forms of declaration
(11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate or a Class R-X Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate or a Class R-X Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate or a Class R-X Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or a Class R-X Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate or a Class R-X Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate or a Class R-X Certificate may be made to a person who is not a U.S. Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Securities Administrator consents to such transfer, sale or other disposition in writing.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate or a Class R-X Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate or a Class R-X Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate or Class R-X Certificate. The Securities Administrator shall be under no liability to any Person for any registration of

Transfer of a Class R Certificate or a Class R-X Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Class R Certificate or a Class R-X Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate or Class R-X Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

                  (v) At the option of the Holder of the Class R Certificate, the Class LTR Interest and the residual interest in the Upper Tier REMIC may be severed and represented by separate certificates (with the certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Securities Administrator and the NIMs Insurer receive an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class LTR Interest and the residual interest in the Upper Tier REMIC shall be severed and represented by separate Certificates (with the certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).

                  (vi) At the option of the Holder of the Class R-X Certificate, the Class M3R Interest, the Class M4R Interest, the Class M5R Interest, the Class M6R Interest, the Class B1R Interest, the Class B2R Interest, the Class B3R Interest and the Class CR Interest may be severed and represented by separate certificates; provided, however, that such separate certification may not occur until the Securities Administrator and the NIMs Insurer receive an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R-X Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class M3R Interest, the Class M4R Interest, the Class M5R Interest, the Class M6R Interest, the Class B1R Interest, the Class B2R Interest, the Class B3R Interest and the Class CR Interest shall be severed and represented by separate Certificates.

                  The restrictions on Transfers of a Class R Certificate or a Class R-X Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate or a Class R-X Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator and the NIMs Insurer of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Securities Administrator, the NIMs Insurer or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate or a Class R-X Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Securities

Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate or a Class R-X Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate or a Class R-X Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The transferor of the Class R Certificate shall notify the Securities Administrator in writing upon the transfer of the Class R Certificate or a Class R-X Certificate.

            (e) The Privately Offered Certificates may not be offered or sold except to (i) QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A that are "United States Persons" for purposes of the Code, (ii) Institutional Accredited Investors, that are United States Persons (as defined by Regulation S) for purposes of the Code or (iii) outside the United States, persons who are not U.S. persons (as defined by Regulation S) in offshore transactions in compliance with Regulation S.

      To permit compliance with the foregoing in connection with any proposed transfer of the Privately Offered Certificates, the Securities Administrator shall cooperate with the Depositor in furnishing, upon the request of any Certificateholder, to such Certificateholder or Certificate Owner and a prospective transferee designated by such Certificateholder, the information required to be delivered under Rule 144A(d)(4).

            Each Certificateholder, by its acceptance of a Privately Offered Certificate, will be deemed to have represented and agreed as follows (terms used in this section that are defined in Rule 144A are used herein as defined therein):

                  (1) It (A)(i) is a QIB, (ii) is aware that the sale of the
            Class B-1, Class B-2, Class B-3, Class M-4, Class M-5 or Class M-6 Certificates, as applicable, is being made in reliance on Rule 144A and (iii) is acquiring such Certificates for its own account or for the account of a QIB, as the case may be, (B)(i) is an Institutional Accredited Investor, (ii) is purchasing the Class B-1, Class B-2, Class B-3, Class M-4, Class M-5 or Class M-6 Certificates being sold to it for its own account or for certain qualified institutional accounts and (iii) is not acquiring such Class B-1, Class B-2, Class B-3, Class M-4, Class M-5 or Class M-6 Certificates with a view to any resale or distribution thereof other than in accordance with the restrictions set forth below or (C) (i) is not a U.S. person (as defined by Regulation S), (ii) was at the time the buy order was originated outside the United States and (iii) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest thereon shall be made in the United States or to or for the account or benefit of a U.S. person (as defined by Regulation S).

                  (2) It understands that the Privately Offered Certificates have not been and will not be registered under the Securities Act and may not be reoffered, resold, pledged or otherwise transferred except (A)(i) to a Person whom it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act, or (iii) outside the United States, to Persons who are not U.S. persons (as defined by Regulation S) in offshore transactions in compliance with Regulation S and (B) in accordance with all applicable securities laws of the states of the United States.

                  (3) It understands that any Privately Offered Certificates acquired by it pursuant to clause (1)(B) above will be in the form of definitive physical certificates ("Certificates") bearing the legend set forth in paragraph (4) below.

                  (4) The Privately Offered Certificates will bear a legend to the following effect:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

                  THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D, OR
                  (D) OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED BY REGULATION S OF THE ACT ("REGULATION S")) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SUBJECT TO THE SECURITIES ADMINISTRATOR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

                  Any Privately Offered Certificate acquired pursuant to
            Regulation S will bear the following two legends in replacement of the legends above:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES (AS DEFINED IN RULES 901 THROUGH 905 OF THE ACT ("REGULATION S")) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES
                  (A) THAT, UNTIL THE EXPIRATION OF THE APPLICABLE "DISTRIBUTION COMPLIANCE PERIOD" WITHIN THE MEANING OF REGULATION S, ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (EACH AS DEFINED IN REGULATION S) AND (B) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (EACH AS DEFINED IN REGULATION S) ONLY (1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (2) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D, OR (4) OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED BY REGULATION S OF THE ACT ("REGULATION S")) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SUBJECT TO THE SECURITIES ADMINISTRATOR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

                  (5) Any information the purchaser desires concerning the
            Privately Offered Certificates or any other matter relevant to its decision to purchase the Privately Offered Certificates is or has been made available to it.

      The transferor of a Privately Offered Certificate or a beneficial interest in a Privately Offered Certificate (except in the case of the transfer of (i) a beneficial interest in a Rule 144A Book-Entry Certificate for a beneficial interest in a Rule 144A Book-Entry Certificate or (ii) a beneficial interest in a Regulation S Book-Entry Certificate for a beneficial interest in a Regulation S Book-Entry Certificate) shall be required to provide to the Securities Administrator (i) in the case of a transferor holding a Definitive Certificate or a beneficial interest in a Regulation S Book-Entry Certificate and wishing to transfer to a Person in the form of a beneficial interest in a Rule 144A Book-Entry Certificate, a transferor letter substantially in the form attached as Exhibit H and a transferee letter substantially in the form attached as Exhibit H or (ii) in the case of a transferor holding a Definitive Certificate or a beneficial interest in a Rule 144A Book-Entry Certificate and wishing to transfer to a Person in the form of a beneficial interest in a Regulation S Book-Entry Certificate, a transferor letter substantially in the form attached as Exhibit Q.

      No transfer of a Certificate to a transferee in the form of a Definitive Certificate shall be registered unless such transfer is (i) to a QIB and a transferor letter substantially in the form attached as Exhibit R and a transferee letter substantially in the form attached as Exhibit H are delivered to the Securities Administrator, (ii) outside the United States, to a person who is not a U.S. person (as defined by Regulation S) in an offshore transaction in compliance with Regulation S and a transferor letter substantially in the form attached as Exhibit Q is delivered to the Securities Administrator or (iii) to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a transferor letter substantially in the form attached as Exhibit F and a transferor letter substantially in the form attached as Exhibit G are delivered to the Securities Administrator.

      The Securities Administrator may conclusively rely on any such transferor letter and representation letter as sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

            (f) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Depositor, the Securities Administrator or the Trustee.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

      If (a) any mutilated Certificate is surrendered to the Securities Administrator or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Trustee and their counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this
Section 5.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

         SECTION 5.04. Persons Deemed Owners.

      The NIMs Insurer, the Trustee, the Securities Administrator and any agent of the NIMs Insurer, the Trustee or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the NIMs Insurer, the Trustee or the

Securities Administrator, nor any agent of the NIMs Insurer, the Trustee or the Securities Administrator shall be affected by any notice to the contrary.

         SECTION 5.05. Access to List of Certificateholders' Names and
Addresses.

      If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIMs Insurer or the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the NIMs Insurer or the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 5.06. Book-Entry Certificates.

      The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Class C, Class P and Class R Certificates shall be definitive certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

            (a) the provisions of this Section shall be in full force and effect;

            (b) the Depositor, the Securities Administrator, the NIMs Insurer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

            (c) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

            (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

            (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

            (f) the Securities Administrator and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

            (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

      For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

      In the event that Definitive Certificates are issued pursuant to Section 5.08(b), clauses (a) through (g) of this Section 5.06 shall continue to apply with respect to all remaining Book-Entry Certificates.

         SECTION 5.07. Notices to Depository.

      Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator and the Trustee shall give all such notices and communications to the Depository.

         Section 5.08.     Definitive Certificates.

      (a) If, after Book-Entry Certificates have been issued with respect to any Certificates, (i) the Depository or the Depositor advises the Securities Administrator and the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies the Securities Administrator of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (iii) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator, the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Book-Entry Certificates and the NIMs Insurer, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

      (b) Any Privately Offered Certificate sold to an "accredited investor" (as defined under Rule 501(a)(1), (2), (3) or (7) under the Securities Act) shall be issued in the form of one or more Definitive Certificates. The Securities Administrator will effect such transfer in accordance with its customary procedures.

         SECTION 5.09. Maintenance of Office or Agency.

      The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Client Services Manager - Ownit Mortgage Loan Trust, Series 2005-5 as offices for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

       THE DEPOSITOR, THE MASTER SERVICER, THE SERVICER AND THE SECURITIES
                                  ADMINISTRATOR

         SECTION 6.01. Respective Liabilities of the Depositor, the Master Servicer, the Servicer and the Securities Administrator.

      The Depositor, the Master Servicer, the Servicer and the Securities Administrator shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         SECTION 6.02. Merger or Consolidation of the Depositor, the Master Servicer, the Servicer or the Securities Administrator.

      Except as provided in the next paragraph, the Depositor, the Master Servicer, the Servicer and the Securities Administrator will each keep in full effect its existence, rights and franchises as a corporation, a limited liability company, a limited partnership or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      Any Person into which the Depositor, the Master Servicer, the Servicer or the Securities Administrator may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Servicer or the Securities Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Servicer or the Securities Administrator, shall be the successor of the Depositor, the Master Servicer, the Securities Administrator or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

         SECTION 6.03. Limitation on Liability of the Depositor, the Securities Administrator, the Master Servicer, the Servicer and Others.

      None of the Depositor, the Master Servicer, the Servicer, the Securities Administrator nor any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Servicer or the Securities Administrator shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Servicer, the Securities Administrator or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer, the Servicer, the Securities Administrator or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Servicer or the Securities Administrator and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicer or the Securities Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Servicer, the Securities Administrator and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicer or the Securities Administrator shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation
Section 1.860G-1(b)(3)(ii). None of the Depositor, the Master Servicer, the Servicer nor the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Master Servicer, the Servicer or the Securities Administrator in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Servicer and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 3.08 hereof.

      In addition, the Master Servicer and Securities Administrator shall be entitled to be reimbursed out of the Certificate Account for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Master Servicer or Securities Administrator on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of each of the Master Servicer or Securities Administrator acting in its capacity as Master Servicer or Securities Administrator hereunder, respectively, and (B) to the extent that the Securities Administrator must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a securities administrator, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons), except any such compensation, expense, disbursement or advance that either (i) arises from its negligence, bad faith or willful misconduct or (ii) does not constitute an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

         SECTION 6.04. Limitation on Resignation of Servicer.

      Subject to the provisions of Section 7.01, the second paragraph of Section 7.02, the second paragraph of Section 6.02 and the following paragraph of this
Section 6.04, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the NIMs Insurer and the Master Servicer. No such resignation shall become effective until the Master Servicer or a successor servicer reasonably acceptable to the NIMs Insurer and the Master Servicer is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Servicer of any of the obligations specified in Section 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.

      Notwithstanding anything to the contrary in the previous paragraph of this
Section 6.04, the Trustee, the Securities Administrator, the Master Servicer, the Depositor and the NIMs Insurer hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, if any, for the benefit of certain lenders, and (ii) agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, notwithstanding anything to the contrary which may be set forth in Section 3.04 above, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that the Servicer's resignation will not be effective unless, at the time of such appointment, the Servicing Rights Pledgee or its designee (i) meets the requirements of a successor servicer under Section 7.03 of this Agreement (including being acceptable to the Rating Agencies), provided, that the consent and approval of the Trustee, the Securities Administrator, the Master Servicer, the Depositor and the NIMS Insurer shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee and its designee are hereby agreed to be acceptable to the Trustee, the Securities Administrator, the Master Servicer, the Depositor and the NIMS Insurer and (ii) agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

         SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.

      The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac unless the Servicer has obtained a waiver of such requirements from the Seller. The Servicer shall provide the Trustee, the NIMs Insurer and the Master Servicer, upon request and reasonable notice, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. The Servicer may be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. Each year, together with the Annual Statement as to Compliance delivered pursuant to Section 3.17, the Servicer shall cause to be delivered to the Trustee proof of coverage of the fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that the surety and the insurer shall endeavor to notify the Trustee within thirty (30) days prior to such fidelity bond's errors and omissions insurance policy's termination or material modification.

         SECTION 6.06. Limitation on Resignation of the Master Servicer.

      The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or another successor Master Servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. If the Master Servicer and the Securities Administrator are the same Person, then at any time the Master Servicer is terminated hereunder, the Securities Administrator shall likewise be removed as securities administrator hereunder.

         SECTION 6.07. Assignment of Master Servicing.

      The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder and shall (a) be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below); (c) be reasonably satisfactory to the Trustee and the Depositor; and (d) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee and which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an independent Opinion of Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

                                  ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

         SECTION 7.01. Events of Default.

      "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to make any Advance, to deposit in the Collection Account or the Certificate Account or remit to the Securities Administrator any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Servicer by the Securities Administrator or the Depositor, or to the Securities Administrator and the Servicer by the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Master Servicer, the Securities Administrator, the Trustee or the Depositor, or to the Master Servicer, the Securities Administrator, the Trustee and the Depositor by the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

                  (v) admission by a Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or

                  (vi) any failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 and 3.22 of this Agreement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or any other party to this Agreement.

      If an Event of Default shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, or solely with respect to clause (i) above by 5:00 p.m. on the Servicer Remittance Date, the Master Servicer may, or at the direction of the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), shall, by notice in writing to the Servicer and the Servicing Rights Pledgee, if any (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Master Servicer shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the Collection

Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Master Servicer shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

      Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

         SECTION 7.02. Servicer Trigger Event.

      A "Servicer Trigger Event," shall be deemed to have occurred on any Distribution Date where the aggregate amount of cumulative Realized Losses incurred since the Cut-off Date through the last day of the related Accrual Period divided by the Pool Balance as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

  DISTRIBUTION DATE OCCURRING IN      PERCENTAGE
----------------------------------    ----------
January 2009 through December 2009       5.00%

January 2010 through December 2010       6.00%

January 2011 through December 2011       7.50%

January 2012 and thereafter              8.00%

      Upon discovery by the Securities Administrator that a Servicer Trigger Event has occurred, the Securities Administrator shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the Certificateholders. If a Servicer Trigger Event shall occur, then the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), may, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, subject to and in accordance with Section 6.04 hereof, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer as successor servicer. The Master Servicer is hereby authorized and empowered as successor servicer to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Master Servicer as successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer as successor servicer of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Master Servicer shall promptly notify the Rating Agencies of the occurrence of a Servicer Trigger Event, such notice to be provided in any event within two Business Days of such occurrence.

      Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

         SECTION 7.03. Master Servicer to Act; Appointment of Successor.

      On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Master Servicer shall, to the extent provided in Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section
4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Master Servicer shall be entitled to all fees, compensation and reimbursement for costs and expenses relating to the Mortgage Loans that the Servicer would have been entitled to hereunder if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Master Servicer has become the successor to the Servicer in accordance with Section 7.01 hereof, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which successor shall be approved by the NIMs Insurer and which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is acceptable to the NIMs Insurer and is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor, the Trustee and the Master Servicer an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Master Servicer shall have consented thereto, prior written consent of the NIMs Insurer is obtained (provided, that such prior written consent shall not be required in the event that the Servicing Rights Pledgee or its designee is so appointed as Successor Servicer) and written notice of such proposed appointment shall have been provided by the Securities Administrator to each Certificateholder. The Master Servicer shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

      Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

      In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of any Event of Default), notwithstanding anything to the contrary above or anything to the contrary which may be set forth in Section 3.04, the Securities Administrator, the Trustee, the Master Servicer, the Depositor and the NIMS Insurer hereby agree that within 10 Business Days of delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, or within 10 days of Securities Administrator's termination of the Servicer pursuant to Section 7.01 or 7.02, the Servicing Rights Pledgee or its designee shall be appointed as successor servicer; provided that at the time of such appointment (i) the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth above in this Section 7.03 (provided that the consent and approval of the Securities Administrator, the Trustee, the Master Servicer, the Depositor and the NIMs Insurer shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee and its designee are hereby agreed to be acceptable to the Securities Administrator, the Trustee, the Master Servicer, the Depositor and the NIMs Insurer) and (ii) the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement.

         SECTION 7.04. Notification to Certificateholders.

            (a) Upon any termination of or appointment of a successor to the Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders, the Depositor and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders and the NIMs Insurer notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

                                   ARTICLE VIII

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         SECTION 8.01. Duties of the Trustee and the Securities Administrator.

      The Trustee and the Securities Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, each shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee shall, at the direction of the majority of the Certificateholders or the NIMs Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIMs Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMs Insurer and the Certificateholders.

      Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected and if the instrument is not corrected to the its satisfaction, the Securities Administrator will provide notice to the Certificateholders and the NIMs Insurer and take such further action as directed by the Certificateholders and the NIMs Insurer.

      No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

            (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee, and at all times, the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable, individually or as Trustee or Securities Administrator, as applicable, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, the Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) neither the Trustee nor the Securities Administrator shall, individually or as Trustee or Securities Administrator, as applicable, be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee or Securities Administrator, as applicable, was negligent or acted in bad faith or with willful misfeasance; and

            (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMs Insurer or the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

         SECTION 8.02. Certain Matters Affecting the Trustee and the Securities Administrator.

            (a) Except as otherwise provided in Section 8.01:

                  (i) before taking any action under this Agreement, the Trustee and the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee and the Securities Administrator may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) at all times the Securities Administrator, and prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee, in each case, shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIMs Insurer or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

                  (v) the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants or attorneys or independent contractors and the Trustee and the Securities Administrator will not be responsible for any misconduct or negligence on the part of any agent, custodian, accountant, attorney or independent contractor appointed with due care by it hereunder;

                  (vi) neither the Trustee nor the Securities Administrator shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                  (vii) neither the Trustee nor the Securities Administrator shall be liable, individually or as Trustee or Securities Administrator, as applicable, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) neither the Trustee nor the Securities Administrator shall be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee or the Securities Administrator, as applicable, shall have received written notice thereof;

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMs Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMs Insurer or such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; and

                  (x) if requested by the Servicer, the Trustee shall appoint the Servicer as the trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer. The Trustee shall have no liability for any action or inaction of the Servicer in connection with such power of attorney and the Trustee shall be indemnified by the Servicer for all liabilities, costs, expenses incurred by the Trustee in connection with the Servicer's use or misuse of such powers of attorney.

              (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement. The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any rerecording, refilling or redepositing, as applicable, thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

              (c) The Securities Administrator is hereby directed to execute and deliver on behalf of the Trust Fund the MI Policy and any agreements relating to the MI Policy.

         SECTION 8.03. Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

      The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee, the Master Servicer and the Securities Administrator assume no responsibility for their correctness. None of the Trustee, the Securities Administrator or the Master Servicer makes any representation as to the validity or sufficiency of this Agreement, of any Mortgage Loan, or any related document other than with respect to the execution and authentication of the Certificates, if it so executed or authorized the Certificates. The Trustee shall not be accountable for the use or application by the Depositor, the Securities Administrator, the Master Servicer or the Servicer of any funds paid to the Depositor, the Securities Administrator, the Master Servicer or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Certificate Account by the Depositor, the Securities Administrator, the Master Servicer or the Servicer.

         SECTION 8.04. Trustee and Securities Administrator May Own
Certificates.

      Each of the Trustee and the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it was not the Trustee or the Securities Administrator.

         SECTION 8.05. Trustee's and Securities Administrator's Fees and
 Expenses.

      The Securities Administrator shall be entitled to receive on each Distribution Date the Securities Administrator Fee. The Securities Administrator covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing by the Securities Administrator and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

         SECTION 8.06. Indemnification and Expenses of Trustee.

            (a) The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder, including any applicable fees and expenses payable hereunder, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Depositor and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Trust Fund of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Trust Fund of the obligation to indemnify the Trustee under this Section 8.06;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

                  (iii) notwithstanding anything to the contrary in this Section 8.06, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld; and

                  (iv) any such loss, liability or expense to be indemnified by the Trust Fund must constitute an "unanticipated expense" of the Trust Fund within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

      The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

            (b) The Trustee shall be entitled to all reasonable expenses, disbursements and advancements incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advancements that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

            (c) The Trustee's right to indemnification and reimbursement shall be subject to a cap of $300,000 in the aggregate in any calendar year, excluding
(i) any Servicing Transfer Costs and (ii) any costs, damages or expenses incurred by the Trustee in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation; provided, however, that such cap shall apply only if NIM Notes have been issued and shall cease to apply after the date on which any NIM Notes are paid in full and all amounts which the NIMs Insurer is entitled to be paid or reimbursed shall have been paid or reimbursed. Any amounts not in excess of this cap may be withdrawn by the Trustee from the Certificate Account at any time

         SECTION 8.07. Eligibility Requirements for Trustee.

      The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction) and reasonably acceptable to the NIMs Insurer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Securities Administrator, the NIMs Insurer and their respective Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer other than the Trustee in its role as successor to the Servicer.

         SECTION 8.08. Resignation and Removal of Trustee.

      The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor, the Servicer, the NIMs Insurer and the Securities Administrator by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to
Section 8.09, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee acceptable to the NIMs Insurer in accordance with Section 8.09 and meeting the qualifications set forth in Section 8.07. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or the NIMs Insurer or (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor or the NIMs Insurer may remove the Trustee and the Depositor with the consent of the NIMS insurer shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Securities Administrator and one copy of which shall be delivered to the successor trustee.

      The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates, with the consent of the NIMs Insurer, or the NIMs Insurer upon failure of the Trustee to perform its obligations hereunder may at any time remove the Trustee and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized (or by the NIMs Insurer), one complete set of which instruments shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to the NIMs Insurer and each Rating Agency by the successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.09 hereof.

      If the Securities Administrator and the Master Servicer are the same Person, then at any time the Securities Administrator resigns or is removed hereunder, the Master Servicer shall likewise be terminated as master servicer hereunder.

         SECTION 8.09. Successor Trustee.

      Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the NIMs Insurer and the Securities Administrator an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

      No successor trustee shall accept appointment as provided in this Section
8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

      Upon acceptance of appointment by a successor trustee as provided in this
Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.10. Merger or Consolidation of Trustee.

      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

         SECTION 8.11. Appointment of Co-Trustee or Separate Trustee.

      Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMs Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the NIMs Insurer. The Trustee shall not be liable for the actions of any co-trustee; provided the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder. If the Servicer and the NIMs Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

      Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) The Trustee, with the consent of the NIMs Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer, the NIMs Insurer, the Securities Administrator and the Depositor.

      Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.12. Tax Matters.

      (A) It is intended that each of the REMICs provided for herein shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. It is also intended that each of the grantor trusts provided for in Section 2.07 hereof shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such grantor trust to qualify as, a grantor trust under the provisions of Subpart E, Part I of Subchapter J of the Code. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs and grantor trusts provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions or other applicable law, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate or a Class R-X Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs and grantor trusts provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the grantor trusts provided for herein as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; (i) pay, from the sources specified in the last paragraph of this Section 8.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (j) sign or cause to be signed federal, state or local income tax or information returns; (k) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs and grantor trusts provided for herein, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (l) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

      In order to enable the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Securities Administrator within 10 days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor, any such additional information or data that the Securities Administrator may, from time to time, request in order to enable the Securities Administrator to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

      In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any of such REMICs as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Securities Administrator, if any such other tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Agreement or as a result of the location of the Securities Administrator,
(ii) any party hereto (other than the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or
(ii), any such tax will be paid first with amounts (other than amounts derived by the Trust Fund from a payment on the Cap Contracts) otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts (other than amounts derived by the Trust Fund from a payment on the Cap Contracts) otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second to the Class B-3 Certificates (pro rata), third to the Class B-2 Certificates (pro rata), fourth to the Class B-1 Certificates (pro rata), fifth to the Class M-6 Certificates (pro rata), sixth to the Class M-5 Certificates (pro rata), seventh to the Class M-4 Certificates (pro rata), eighth to the Class M-3 Certificates (pro rata), ninth to the Class M-2 Certificates (pro rata), tenth to the Class M-1 Certificates (pro rata) and eleventh to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Securities Administrator is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

      (B) Each of the Depositor, Securities Administrator and the Trustee agrees not to take or omit to take knowingly or intentionally, any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. Termination upon Liquidation or Auction of all Mortgage Loans.

            (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and
(ii) the Latest Possible Maturity Date.

            (b) On or before the Determination Date following the Initial Optional Termination Date, the Trustee will attempt to terminate the Trust Fund through a one-time auction process and thereby effect the retirement of all of the Certificates. The Trustee will notify the MI Insurer as soon as practicable after the Initial Optional Termination Date that such an auction shall occur. The Trustee will attempt to auction the remaining Trust Fund assets via a solicitation of bids from at least three bidders. The Trustee will solicit bids from each Holder of a Class C and Class P Certificate. Any such termination will occur only if the highest bid received is at least equal to the Optional Termination Price (as determined by the Trustee). Proceeds from the purchase will be distributed to the Certificateholders in the order of priority described herein. Any such Optional Termination will result in an early retirement of the Certificates.

            If the Trust Fund is not terminated because a sufficient purchase price is not achieved at such auction, the NIMs Insurer, if any, may purchase all of the Mortgage Loans, which would result in an early retirement of the Certificates and the termination of the Trust Fund. If the auction fails to achieve a sufficient purchase price and the NIMs Insurer, if any, fails to exercise its option to purchase all of the Mortgage Loans, the Servicer may purchase all of the Mortgage Loans at the Optional Termination Price, which similarly would result in an early retirement of the Certificates and the termination of the Trust Fund.

            If the Trust Fund is terminated, the following conditions shall be met to insure continued coverage of the MI Mortgage Loans under the MI Policy:
(1) All MI Mortgage Loans are transferred at the same time to a single new insured; (2) the MI Insurer is given notice of the transfer and advised of the identity, location and contact information of the new insured using a form of notice approved by the MI Insurer as soon as practicable after the new insured has been identified; (3) the Servicer, or any successor Servicer meeting the requirements of a successor servicer set forth in Section 7.03, continues to service the Loans; (4) the Servicer, or any successor Servicer meeting the requirements of a successor servicer set forth in Section 7.03, assumes the Insured's obligation under this Agreement to pay the MI Insurer Fee to the MI Insurer and continues its obligation to provide Stated Principal Balance updates, submit claims, and provide default and delinquency reporting to the MI Insurer; (5) the MI

Insurer is permitted by applicable law to insure the new insured; and (6) the new insured agrees in a writing approved by the MI Insurer to assume the Seller's obligations under the MI Policy.

         SECTION 9.02. Final Distribution on the Certificates.

      If on any Determination Date, (i) the Securities Administrator determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Securities Administrator shall send a final distribution notice promptly to each Certificateholder and the NIMs Insurer or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Securities Administrator specified in such notice.

      Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed no later than the last calendar day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and
(c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to the NIMs Insurer and each Rating Agency at the time such notice is given to Certificateholders.

      In the event such notice is given, the Securities Administrator shall cause all funds in the Collection Account to be deposited in the Certificate Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund, certification to the Trustee that such required amount has been deposited in the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Mortgage Files for the Mortgage Loans.

      Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

      In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, neither the Securities Administrator nor the Trustee shall have any further duties or obligations with respect thereto.

         SECTION 9.03. Additional Termination Requirements.

            (a) In the event the Servicer completes an Optional Termination as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the NIMs Insurer or Servicer, as applicable to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee and the Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon neither the Securities Administrator nor the Trustee shall have any further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

            (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

            (c) Upon the written request of the Depositor, the Trustee as agent for each REMIC hereby agrees to adopt and sign a plan of complete liquidation as provided to it by the Depositor. The Trustee's obligation to adopt and sign such plan of complete liquidation is subject to the Trustee's receipt of the Opinion of Counsel referred to in Section 9.03(a)(i). In addition, the Trustee shall take such other action in connection therewith as may be reasonably requested by the Depositor.

                                  ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. Amendment.

      This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee, with the consent of the NIMs Insurer and without the consent of any of the Certificateholders to,

                  (i) to cure any ambiguity or correct any mistake,

                  (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein,

                  (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

                  (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Trustee to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

      Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee, the NIMs Insurer and the Securities Administrator shall have been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, the NIMs Insurer or the Securities Administrator, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

      This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights, with the consent of the NIMs Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66-2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

      Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the

Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding. A copy of such Opinion of Counsel shall be provided to the NIMs Insurer.

      Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Securities Administrator, the Securities Administrator shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

      It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

      Nothing in this Agreement shall require the Trustee or the Securities Administrator to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Securities Administrator that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

      The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

         SECTION 10.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03. Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         SECTION 10.04. Intention of Parties.

      It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the

Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

      The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         Section 10.05. Notices.

                  (a) The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency and the NIMs Insurer with respect to each of the following of which it has actual knowledge:

                        (i) Any material change or amendment to this Agreement;

                        (ii) The occurrence of any Event of Default that has not
            been cured;

                        (iii) The resignation or termination of the Trustee, the
            Securities Administrator, the Master Servicer or the Servicer and the appointment of any successor;

                        (iv) The repurchase or substitution of Mortgage Loans
            pursuant to Sections 2.02, 2.03 and 3.12;

                        (v) The final payment to Certificateholders; and

                        (vi) Any change in the location of the Certificate
            Account.

                        (b) The Securities Administrator shall promptly furnish
            or make available to each Rating Agency copies of the following:

                        (i) Each report to Certificateholders described in
            Section 4.05;

                        (ii) Each annual statement as to compliance described in
            Section 3.17; and

                        (iii) Each annual independent public accountant's
            servicing report described in Section 3.18.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; and (ii) Moody's

Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007;
(c) in the case of the Servicer, Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081 Attention: Janice McClure; (d) in the case of the Master Servicer and Securities Administrator, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Services Manager - Ownit Mortgage Loan Trust, Series 2005-5; (e) in the case of the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, (f) in the case of the MI Insurer, PMI Mortgage Insurance Co., 3003 Oak Road, Walnut Creek, California 94597, Attention: Secondary Market Operations; and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         SECTION 10.06. Severability of Provisions.


      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.07. Assignment.

      Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Securities Administrator and Depositor.

         SECTION 10.08. Limitation on Rights of Certificateholders.

      The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of

      Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIMs Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIMs Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.09. Inspection and Audit Rights.


      The Master Servicer and Servicer each agree that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer's or Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer or Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Master Servicer and the Servicer each hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer or Master Servicer, as the case may be.

         SECTION 10.10. Certificates Nonassessable and Fully Paid.

      It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

         SECTION 10.11. Third Party Rights.

      Each of the NIMs Insurer and the MI Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

         SECTION 10.12. Additional Rights of the NIMs Insurer.

            (a) Each party to this Agreement, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. The Servicer shall cause the NIMs Insurer to be an addressee of any report furnished pursuant to this Agreement. With respect to the Securities Administrator, such obligation shall be satisfied with the provision of access to the NIMs Insurer to the Securities Administrator's website.

            (b) Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMs Insurer as of such date. In addition, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes (such event, a "NIMs Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

         SECTION 10.13. Assignment; Sales; Advance Facilities.


            (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 10.13(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all of the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the NIMs Insurer, Securities Administrator, Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the NIMs Insurer, Securities Administrator, the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

            (b) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Securities Administrator and the Trustee at the address set forth in Section 10.05 hereof a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person, (b) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 10.13(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.08 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances ("Advance Reimbursement Amounts") and (c) that the Servicer's Assignee shall agree to be bound by the provisions of this Section 10.13. The Advance Facility Notice shall be executed by the Servicer, the Advance Financing Person and the Servicer's Assignee. Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.08 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and
(ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.08 hereof to the extent permitted under Section 10.13(e) below.

            (c) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with
Section 3.08 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 10.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder pursuant to Section 3.08 of this Agreement and shall not otherwise be entitled to make withdrawals of, or receive, Advance Reimbursement Amounts that shall be deposited in the Collection Account pursuant to Section 3.05 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer's Assignee, as applicable, shall be entitled pursuant to Section 3.08 hereof. Without limiting the foregoing, none of the Trustee, the NIMs Insurer, the Master Servicer, the Securities Administration or the Certificateholders shall have any right of set-off against Advance Reimbursement Amounts hereunder. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 10.05 hereof. Upon an Event of Default or if the Trustee otherwise shall reasonably request, the Servicer shall maintain and provide to any successor servicer or the Master Servicer as successor servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person (and such successor servicer or Trustee may rely on such information).

            (d)   [RESERVED]

            (e) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer's Assignee.

            (f) For purposes of any certification of a Servicing Officer of the Servicer made pursuant to Section 4.01, any Nonrecoverable Advance or Nonrecoverable Servicing Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance or Nonrecoverable Servicing Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

            (g) None of the Trustee, the Securities Administrator or the Master Servicer shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the payment of any Advance Reimbursement Amount, have any additional responsibility to track or monitor Advance Reimbursement Amounts or any Advance Facility, and, is not and shall not be obligated to make any payment with respect to any Advance Reimbursement Amount.

            (h) None of the Depositor, the Securities Administrator, the Master Servicer or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor, the Securities Administrator, the Master Servicer or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer's Assignee. The Servicer shall indemnify the Depositor, the Securities Administrator, the Master Servicer, the Trustee, any successor servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advance Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor servicer, as the case may be, or failure by the successor servicer or the Trustee, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor servicer or the Trustee, as the case may be, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement.

                                   ARTICLE XI

            ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

         SECTION 11.01. Master Servicer.

      The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time to time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement. The Master Servicer shall independently and separately monitor the Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer's and Master Servicer's records, and based on such reconciled and corrected information, prepare any other information and statements required to be provided by the Master Servicer hereunder. Except during any time where the Master Servicer is acting as servicer hereunder, neither the Master Servicer nor the Securities Administrator shall have any responsibility for reviewing or reconciling the Collection Account or for any expenses or other consequences resulting from any failure of such Collection Account to be so reconciled.

      The Trustee shall furnish the Servicer and/or the Master Servicer with any limited powers of attorney and other documents in form acceptable to it or them necessary or appropriate to enable the Servicer and/or the Master Servicer to execute in the name of the Trustee, as applicable, all documents reasonably required to perform the servicing functions described in Article III or this
Article XI. The Trustee shall have no responsibility for any action of the Master Servicer or the Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person's misuse of any such power of attorney.

      The Master Servicer and the Securities Administrator shall provide access to the records and documentation in possession of the Master Servicer or the Securities Administrator regarding the related Mortgage Loans and REO Property and the master servicing and servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Master Servicer or the Securities Administrator; provided, however, that, unless otherwise required by law, neither of the Master Servicer nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Master Servicer and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Master Servicer's or the Securities Administrator's actual costs.

      The Trustee shall execute and deliver to the Servicer or the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Mortgage Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

         SECTION 11.02. Monitoring of Servicer.

            (a) The Master Servicer shall be responsible for monitoring the compliance by the Servicer with its duties under this Agreement. In the review of the Servicer's activities, the Master Servicer may rely upon an Officer's Certificate of the Servicer with regard to the Servicer's compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute a Servicer Event of Default, the Master Servicer shall notify the Servicer, the Seller and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

            (b) The Master Servicer, for the benefit of the Securities Administrator and the Certificateholders, shall enforce the obligations of the Servicer under this Agreement and shall, in the event that the Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph, Section 3.04 and Article VII, terminate the rights and obligations of the Servicer hereunder in accordance with the provisions of
Article VII. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

            (c) Upon termination of the rights of the Servicer upon the Servicer's failure to perform its obligations in accordance with this Agreement, the Master Servicer shall be entitled to be reimbursed by the Servicer (or from amounts on deposit in the Collection Account if the Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from a predecessor Servicer (or if the predecessor Servicer is the Master

Servicer, from the Servicer immediately preceding the Master Servicer), including, without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

            (d) The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

            (e) If the Master Servicer acts as successor to the Servicer, it will not assume liability for the representations and warranties of the terminated Servicer.

         SECTION 11.03. Fidelity Bond.

      The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

         SECTION 11.04. Power to Act; Procedures.

      The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of
Section 8.12, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and
(iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 11.02, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC formed hereby to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC formed hereby to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney (in form acceptable to the Trustee) empowering the Master Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the use or misuse of any such powers of attorney by the Master Servicer and shall be indemnified by the Master Servicer for any cost, liability or expense incurred by the Trustee in connection with such Person's use or misuse of any such power of attorney). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-Trustee pursuant to Section 8.11. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

         SECTION 11.05. Documents, Records and Funds in Possession of Master Servicer to Be Held for Trustee.

            (a) The Master Servicer shall transmit to the Trustee such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be deposited in the Certificate Account. The Master Servicer shall, and shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Securities Administrator, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

            (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be deposited in the Certificate Account.

         SECTION 11.06. Trustee to Retain Possession of Certain Insurance Policies and Documents.

      The Trustee shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer and the Servicer have otherwise fulfilled their respective obligations under this Agreement, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute the Mortgage File that come into the possession of the Master Servicer from time to time.

         SECTION 11.07. Compensation for the Master Servicer and the Securities Administrator.

      As compensation for the activities of the Master Servicer and the Securities Administrator hereunder, the Master Servicer and the Securities Administrator shall be entitled to a portion of the income from investment of or earnings on the funds held from time to time in the Certificate Account, as provided in Section 3.05(g). Each of the Master Servicer and the Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

         SECTION 11.08. Annual Statement as to Compliance.

      Pursuant to this Agreement, the Master Servicer shall deliver to the Depositor and the Trustee on or before March 15 of each year beginning in 2006, (or such other date that the Depositor gives the Master Servicer at least 30 days prior notice of) in order to remain in compliance with the Section 302 Requirements, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Securities Administrator shall forward a copy of each such statement received by it to each Rating Agency. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by the Master Servicer to the Securities Administrator.

         SECTION 11.09. Periodic Filings.

            (a) As part of the Form 10-K required to be filed pursuant to the terms of this Agreement, the Master Servicer shall include the accountants report required pursuant to Section 3.18, the Officer's Certificate delivered by the Servicer pursuant to Section 3.17 relating to the Servicer's performance of its obligations under this Agreement and the Officer's Certificate delivered by the Master Servicer pursuant to Section 11.08 relating to the Master Servicer's performance of its obligations under this Agreement.

            (b) The Master Servicer shall prepare for filing, and execute (other than the initial filings and the Form 10-Ks), on behalf of the Trust Fund, and file with the Securities and Exchange Commission, (i) within 15 days after each Distribution Date in each month, each Monthly Statement on Form 8-K under the Exchange Act executed by the Master Servicer, (ii) on or before March 30 of each year beginning in 2006 or such other date in order to remain in compliance with the Section 302 Requirements, a Form 10-K under the Exchange Act executed by the Master Servicer, including any certification (the "Certification") required by the Section 302 Requirements, and (iii) any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act , provided that the Depositor provides notice to the Securities Administrator that such reports, statements or information is so required to be filed. The Certification and Form 10-K shall be executed by a senior officer of the Master Servicer. Upon such filing with the Securities and Exchange Commission, the Master Servicer shall promptly deliver to the Depositor a copy of any such executed report, statement or information. Prior to making any such filings and certifications, the Master Servicer shall comply with the provisions set forth in this Section. The Master Servicer shall file a Form 15 under the Exchange Act unless the Depositor directs otherwise in writing. The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Master Servicer shall have no responsibility to file any items other than those specified in this Section.

            (c)   [RESERVED]

            (d) The obligations set forth in paragraphs (a) and (b) of this Section shall only apply with respect to periods for which the Master Servicer is obligated to file Form 8-Ks and 10-Ks pursuant to paragraph (b) of this Section. In the event a Form 15 is properly filed pursuant to paragraph (b) of this Section, there shall be no further obligations under paragraphs (a) and (b) of this Section with respect to the fiscal year in which the Form 15 is filed (other than the obligations in paragraphs (a) and (b) of this Section to be performed in such fiscal year that relate back to the prior fiscal year).

         SECTION 11.10. Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

      In the event a Prepayment Interest Shortfall occurs, the Master Servicer shall deposit in the Certificate Account not later than the related Distribution Date an amount equal to the aggregate Prepayment Interest Shortfalls attributable to Principal Prepayments on the related Mortgage Loans for the related Distribution Date, to the extent such Prepayment Interest Shortfalls were required to be, but were not so paid by the Servicer.

      IN WITNESS WHEREOF, the Depositor, the Trustee, the Securities Administrator, the Master Servicer, and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                      MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                             as Depositor

                                      By: ______________________________________
                                      Name:  Matthew Whalen
                                      Title: President

                                      HSBC BANK USA, NATIONAL ASSOCIATION
                                             as Trustee

                                      By: ______________________________________
                                      Name:
                                      Title:

                                      WELLS FARGO BANK, N.A.,
                                             as Securities Administrator

                                      By: ______________________________________
                                      Name:  Michael D. Pinzon
                                      Title: Assistant Vice President

                                      WELLS FARGO BANK, N.A.,
                                             as Master Servicer

                                      By: ______________________________________
                                      Name:  Michael D. Pinzon
                                      Title: Assistant Vice President

                                      LITTON LOAN SERVICING LP,
                                             as Servicer

                                      By: ______________________________________
                                      Name:
                                      Title:

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT B-1

                     MORTGAGE LOAN SCHEDULE - MORTGAGE POOL

                             [INTENTIONALLY OMITTED]

                                     B-1-1

                                   EXHIBIT B-2

                MORTGAGE LOAN SCHEDULE - GROUP ONE MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]

                                     B-2-1

                                   EXHIBIT B-3

                MORTGAGE LOAN SCHEDULE - GROUP TWO MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]

                                     B-3-1

                                   EXHIBIT B-4

                   MORTGAGE LOAN SCHEDULE - MI MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]

                                     B-4-1

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                          FORM OF TRUSTEE CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates,
    Series 2005-5

Ladies and Gentlemen:

      In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of December 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, HSBC Bank USA, National Association, as trustee and Litton Loan Servicing LP, as servicer (the "Pooling and Servicing Agreement"), the undersigned, as custodian, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

      (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

      (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

      (iii) Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

      The custodian has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number, the name of the Mortgagor, the street address (excluding zip code), the mortgage interest rate at origination, the gross margin (if applicable), the lifetime rate cap (if applicable), the periodic rate cap (if applicable), the original principal balance, the first payment due date and the original maturity date in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (F), inclusive, or
(ii)(A) through (K), inclusive, as applicable, of Section 2.01 in the Agreement. The custodian makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Pooling and Servicing Agreement.

                             WELLS FARGO BANK, N.A.,
                        AS CUSTODIAN ON BEHALF OF HSBC AS TRUSTEE
                                      BY:
                                      NAME:
                                      TITLE:

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2005-5

Ladies and Gentlemen:

      We propose to purchase Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5, [Class R, described in the Prospectus Supplement, dated December [21], 2005, and the Prospectus, dated August 26, 2005//Class R-X]. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated December 1, 2005 relating to this issuance of the Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5 (the "Pooling and servicing Agreement").

      1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such [Class R/Class R-X] Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

      2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the [Class R/Class R-X] Certificate, we may incur tax liabilities in excess of any cash flows generated by the [Class R/Class R-X] Certificate, and (d) we intend to pay any taxes associated with holding the [Class R/Class R-X] Certificate as they become due and (e) we will not cause income from the [Class R/Class R-X] Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

      3. We acknowledge that we will be the beneficial owner of the [Class R/Class R-X] Certificate and:(1)

            ______________ The [Class R/Class R-X] Certificate will be registered in our name.

            ______________ The [Class R/Class R-X] Certificate will be held in the name of our nominee, _________________, which is not a disqualified organization.

------------------
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.

                                     E-1-1

      4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the [Class R/Class R-X] Certificate on behalf of or with any assets of a Plan.

      5. We certify that (i) we are a U.S. person or (ii) we will hold the [Class R/R-X] Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the [Class R/Class R-X] Certificate to us absolutely null and void and shall cause no rights in the [Class R/Class R-X] Certificate to vest in us.

      6. We agree that in the event that at some future time we wish to transfer any interest in the [Class R/Class R-X] Certificate, we will transfer such interest in the [Class R/Class R-X] Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the [Class R/R-X] Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the [Class R/Class R-X] Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Securities Administrator a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Securities Administrator a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement in which the [Class R/Class R-X] Certificate represents the residual interest.

                                     E-1-2

                                      Very truly yours,

                                      [PURCHASER]

                                      By:___________________________________
                                         Name:
                                         Title:

Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.

By:____________________________________________________
   Name:
   Title:

                                     E-1-3

                                   APPENDIX A

                                        Affidavit pursuant to (i) Section
                                        860E(e)(4) of the Internal Revenue Code
                                        of 1986, as amended, and (ii) certain
                                        provisions of the Pooling and Servicing
                                        Agreement

Under penalties of perjury, the undersigned declares that the following is true:

            1.    He or she is an officer of _________________________ (the
                  "Transferee"),

            2.    the Transferee's Employer Identification number is __________,

            3. the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5, [Class R/Class R-X] Certificate on behalf of a disqualified organization or any other entity,

            4. unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

            5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

            6. the Transferee has historically paid its debts as they became due,

            7. the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

            8. the Transferee understands that, as beneficial owner of the [Class R/Class R-X] Certificate, it may incur tax liabilities in excess of any cash flows generated by the [Class R/Class R-X] Certificate,

            9. the Transferee intends to pay any taxes associated with holding the [Class R/Class R-X] Certificate as they become due,

            10. the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the [Class R/Class R-X] Certificate will not be owned directly or indirectly by a disqualified organization, and

            11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the [Class R/Class R-X] Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the [Class R/Class R-X]

                                     E-1-4

                  Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

                  A. the present value of any consideration given to the Transferee to acquire such residual interest;

                  B. the present value of the expected future distributions on such residual interest; and

                  C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

      For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11) (A)   at the time of the transfer, and at the close of each of the
            Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

      (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the [Class R/Class R-X] Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii), 1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the [Class R/Class R-X] Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

                                     E-1-5

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

___________________________________________

By: _______________________________________

    _______________________________________

    Address of Investor for receipt of distribution:

    Address of Investor for receipt of tax information:

    (Corporate Seal)

    Attest:

    __________________________________________________

    __________________________________________________, Secretary

                                     E-1-6

Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _________ day of _________, 200__.
______________________________________________________

Notary Public

County of____________________________________________
State of_____________________________________________
My commission expires the ________ day of ______________

                                      By:
                                           Name: _______________________________
                                           Title: ______________________________

Dated:______________________

                                     E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2005-5

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5

      _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the [Class R/Class R-X] Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                      Very truly yours,

                                      __________________________________________

                                      Name:
                                      Title:

                                     E-2-1

                                    EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2005-5

RE: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5

Ladies and Gentlemen:

      In connection with our disposition of the Class [____] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of December 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, HSBC Bank USA, National Association, as trustee and Litton Loan Servicing LP, as servicer.

                                      Very truly yours,

                                      ________________________________________
                                      Name of Transferor

                                      By: ____________________________________
                                      Name:
                                      Title

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2005-5

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5

Ladies and Gentlemen:

      ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), HSBC Bank USA, National Association, as trustee (the "Trustee") and Litton Loan Servicing LP, as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Securities Administrator that:

      1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

      2.    The Certificates will bear a legend to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER

      PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

      3. The ERISA Restricted Certificates will bear a legend to the following effect:

      NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR HAS RECEIVED (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO
      SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, AND UPON WHICH THE SECURITIES ADMINISTRATOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE NIMS INSURER, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE NIMS INSURER, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

      4. The [Class R/Class R-X] Certificates will bear a legend to the following effect:

      NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE

      CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

      5. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT only]* and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

      6. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

      7. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

      8. The Purchaser of an ERISA Restricted Certificate (A) is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") and is not directly or indirectly acquiring such Certificates by, on behalf of, or with any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, herewith delivers an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the NIMs Insurer, the Master Servicer, the Securities Administrator, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the NIMs Insurer, the Master Servicer, the Securities Administrator, the Servicer or the Depositor.

--------------------
*     Not required of a broker/dealer purchaser.

      9. The Purchaser of a [Class R/Class R-X] Certificate is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or a Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan.

      10. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

      11. The Purchaser agrees to indemnify the Trustee, the Master Servicer, the Securities Administrator, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                      Very truly yours,

                                      [PURCHASER]

                                      By:_______________________________________
                                         Name:
                                         Title:

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (QUALIFIED INSTITUTIONAL BUYER)

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2005-5

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5

Ladies and Gentlemen:

      ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), HSBC Bank USA, National Association, as trustee (the "Trustee"), Litton Loan Servicing LP, as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

      In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) solely with respect to ERISA Restricted Certificates, (A) we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or Persons directly or indirectly acting on behalf of or using any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, we are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, we will herewith deliver an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the NIMs Insurer, the Master Servicer, the Securities Administrator, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the NIMs Insurer, the Master Servicer, the Securities Administrator, the Servicer or the Depositor, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

      We agree to indemnify the Trustee, the Master Servicer, the Securities Administrator, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                      Very truly yours,

                                      [PURCHASER]

                                      By: ______________________________________
                                          Name:
                                          Title:

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

      2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________* in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

        ______ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

        ______ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

        ______ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

        ______ Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

---------------------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

        ______ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

        ______ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

        ______ ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

        ______ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

        ______ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

        ______ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.


      3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

      6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Date:_____________________________________

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

      2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

        ______ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        ______ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

      6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      IF AN ADVISER:

                                      __________________________________________
                                      Print Name of Buyer

                                      Date:_____________________________________

                                    EXHIBIT I

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

To:   Wells Fargo Bank, N.A.
      1015 10th Avenue Southeast
      Minneapolis, Minnesota 55414

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5

      In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the Pooling and Servicing Agreement dated as of December 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, HSBC Bank USA, National Association, as trustee and Litton Loan Servicing LP, as servicer (the "Pooling and Servicing Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______________ 1.    Mortgage Paid in Full

_______________ 2.    Foreclosure

_______________ 3.    Substitution

_______________ 4.    Other Liquidation (Repurchases, etc.)

_______________ 5.    Nonliquidation

Address to which the Trustee should deliver the Mortgage File:

                                      By:_______________________________________
                                                       (authorized signer)
                                      Address:__________________________________

                                      Date:_____________________________________

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

WELLS FARGO BANK, N.A.,
as Custodian

By:________________________________________     ________________________________
     Signature                                     Date

Documents returned to Custodian:

By:________________________________________     ________________________________
     Signature                                     Date

                                    EXHIBIT J

                                   [RESERVED]

                                    EXHIBIT K

            FORM OF OFFICER'S CERTIFICATE OF SECURITIES ADMINISTRATOR

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5

      I, [identify the certifying individual], a [title] of Wells Fargo Bank, N.A., as securities administrator under the Pooling and Servicing Agreement dated as of December 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, HSBC Bank USA, National Association, as trustee and Litton Loan Servicing LP, as servicer (the "Agreement"), hereby certify to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the Monthly Statements delivered pursuant to the Agreement since the last Officer's Certificate executed pursuant to Section 3.21 of the Agreement [or in the case of the first certification, since the Cut-off Date] (the "Securities Administrator Information").

2. Based on my knowledge, the information in the Monthly Statement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date hereof;

3. Based on my knowledge, the Monthly Statements required to be prepared by the Securities Administrator under the Agreement has been prepared and provided in accordance with the Agreement; and

4. I am responsible for reviewing the activities performed by the Securities Administrator under the Agreement and the Securities Administrator has, as of the date hereof fulfilled its obligations under the Agreement and there are no significant deficiencies relating to the Securities Administrator's compliance with the Agreement.

Date:

                                      Wells Fargo Bank, N.A.,
                                      as Securities Administrator
                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:  __________________________________

                                    EXHIBIT L

                    FORM OF OFFICER'S CERTIFICATE OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2005-5

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5

      I, [identify the certifying individual], an authorized representative of Litton Loan Servicing LP, as servicer under the Pooling and Servicing Agreement dated as of December 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, HSBC Bank USA, National Association, as trustee and Litton Loan Servicing LP, as servicer (the "Agreement"), hereby certify to the Securities Administrator and the Depositor, and each of their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. Based on my knowledge, the information in the annual statement of compliance identified in Section 3.17 of the Agreement, the annual independent public accountants' report identified in Section 3.18 of the Agreement and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer, the Securities Administrator and the Trustee taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

      2. The servicing information required to be provided to the Master Servicer and the Securities Administrator by the Servicer under the Agreement has been provided to the Master Servicer and the Securities Administrator;

      3. I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required hereunder, and except as disclosed in the annual statement of compliance identified in Section
3.17 of the Agreement, the annual independent public accountants' report identified in Section 3.18 of the Agreement and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer and the Securities Administrator, the Servicer has, as of the date of this certification, fulfilled its obligations under this Agreement; and

      4. I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth under the Agreement.

Date:

                                      Litton Loan Servicing LP, as Servicer
                                      By :  ____________________________________
                                      Name:  ___________________________________
                                      Title:  __________________________________

                                   EXHIBIT M-1

                           FORM OF DELINQUENCY REPORT

      STANDARD FILE LAYOUT - DELINQUENCY REPORTING

COLUMN/HEADER NAME                                         DESCRIPTION                            DECIMAL    FORMAT COMMENT
---------------------------------- ------------------------------------------------------------- ----------- --------------------
SERVICER_LOAN_NBR                  A unique number assigned to a loan by the Servicer.  This
                                   may be different than the LOAN_NBR
LOAN_NBR                           A unique identifier assigned to each loan by the originator.
CLIENT_NBR                         Servicer Client Number
SERV_INVESTOR_NBR                  Contains a unique number as assigned by an external
                                   servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME                First Name of the Borrower.
BORROWER_LAST_NAME                 Last name of the borrower.
PROP_ADDRESS                       Street Name and Number of Property
PROP_STATE                         The state where the property located.
PROP_ZIP                           Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE             The date that the borrower's next payment is due to the                   MM/DD/YYYY
                                   servicer at the end of processing cycle, as
                                   reported by Servicer.
LOAN_TYPE                          Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE              The date a particular bankruptcy claim was filed.                         MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE            The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR                The case number assigned by the court to
                                   the bankruptcy filing.
POST_PETITION_DUE_DATE             The payment due date once the bankruptcy has been approved                MM/DD/YYYY
                                   by the courts
BANKRUPTCY_DCHRG_DISM_DATE         The Date The Loan Is Removed From Bankruptcy.  Either by                  MM/DD/YYYY
                                   Dismissal, Discharged and/or a Motion For Relief Was
                                   Granted.
LOSS_MIT_APPR_DATE                 The Date The Loss Mitigation Was Approved By The Servicer                 MM/DD/YYYY
LOSS_MIT_TYPE                      The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE             The Date The Loss Mitigation /Plan Is Scheduled To End/Close              MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE             The Date The Loss Mitigation Is Actually Completed                        MM/DD/YYYY
FRCLSR_APPROVED_DATE               The date DA Admin sends a letter to the servicer with                     MM/DD/YYYY
                                   instructions to begin foreclosure proceedings.
ATTORNEY_REFERRAL_DATE             Date File Was Referred To Attorney to Pursue Foreclosure                  MM/DD/YYYY
FIRST_LEGAL_DATE                   Notice of 1st legal filed by an Attorney in a Foreclosure                 MM/DD/YYYY
                                   Action
FRCLSR_SALE_EXPECTED_DATE          The date by which a foreclosure sale is expected to occur.                MM/DD/YYYY

                                     M-1-1

FRCLSR_SALE_DATE                   The actual date of the foreclosure sale.                                  MM/DD/YYYY
FRCLSR_SALE_AMT                    The amount a property sold for at the foreclosure sale.           2       No commas(,) or
                                                                                                             dollar signs ($)
EVICTION_START_DATE                The date the servicer initiates eviction of the borrower.                 MM/DD/YYYY
EVICTION_COMPLETED_DATE            The date the court revokes                                                MM/DD/YYYY
                                   legal possession of the property from the borrower.
LIST_PRICE                         The price at which an REO property is marketed.                   2       No commas(,) or
                                                                                                             dollar signs ($)
LIST_DATE                          The date an REO property is listed at a particular price.                 MM/DD/YYYY
OFFER_AMT                          The dollar value of an offer for an REO property.                 2       No commas(,) or
                                                                                                             dollar signs ($)
OFFER_DATE_TIME                    The date an offer is received by DA Admin or by the                       MM/DD/YYYY
                                   Servicer.
REO_CLOSING_DATE                   The date the REO sale of the property is scheduled to close.              MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE            Actual Date Of REO Sale                                                   MM/DD/YYYY
OCCUPANT_CODE                      Classification of how the property is occupied.
PROP_CONDITION_CODE                A code that indicates the condition of the property.
PROP_INSPECTION_DATE               The date a property inspection is performed.                              MM/DD/YYYY
APPRAISAL_DATE                     The date the appraisal was done.                                          MM/DD/YYYY
CURR_PROP_VAL                      The current "as is" value of the property based on brokers        2
                                   price opinion or appraisal.
REPAIRED_PROP_VAL                  The amount the property would be worth if repairs are             2
                                   completed pursuant to a broker's price opinion or appraisal.
IF APPLICABLE:
DELINQ_STATUS_CODE                 FNMA Code Describing Status of Loan
DELINQ_REASON_CODE                 The circumstances which caused a borrower to stop
                                   paying on a loan. Code indicates the reason why the
                                   loan is in default for this cycle.
MI_CLAIM_FILED_DATE                Date Mortgage Insurance Claim Was Filed With Mortgage                     MM/DD/YYYY
                                   Insurance Company.
MI_CLAIM_AMT                       Amount of Mortgage Insurance Claim Filed                                  No commas(,) or
                                                                                                             dollar signs ($)
MI_CLAIM_PAID_DATE                 Date Mortgage Insurance Company Disbursed Claim Payment                   MM/DD/YYYY
MI_CLAIM_AMT_PAID                  Amount Mortgage Insurance Company Paid On Claim                   2       No commas(,) or
                                                                                                             dollar signs ($)
POOL_CLAIM_FILED_DATE              Date Claim Was Filed With Pool Insurance Company                          MM/DD/YYYY
POOL_CLAIM_AMT                     Amount of Claim Filed With Pool Insurance Company                 2       No commas(,) or
                                                                                                             dollar signs

                                     M-1-2

                                                                                                             ($)
POOL_CLAIM_PAID_DATE               Date Claim Was Settled and The Check Was Issued By The Pool               MM/DD/YYYY
                                   Insurer
POOL_CLAIM_AMT_PAID                Amount Paid On Claim By Pool Insurance Company                    2       No commas(,) or
                                                                                                             dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE        Date FHA Part A Claim Was Filed With HUD                                  MM/DD/YYYY
FHA_PART_A_CLAIM_AMT               Amount of FHA Part A Claim Filed                                  2       No commas(,) or
                                                                                                             dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE         Date HUD Disbursed Part A Claim Payment                                   MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT          Amount HUD Paid on Part A Claim                                   2       No commas(,) or
                                                                                                             dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE        Date FHA Part B Claim Was Filed With HUD                                  MM/DD/YYYY
FHA_PART_B_CLAIM_AMT               Amount of FHA Part B Claim Filed                                  2       No commas(,) or
                                                                                                             dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE         Date HUD Disbursed Part B Claim Payment                                   MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT          Amount HUD Paid on Part B Claim                                   2       No commas(,) or
                                                                                                             dollar signs ($)
VA_CLAIM_FILED_DATE                Date VA Claim Was Filed With the Veterans Admin                           MM/DD/YYYY
VA_CLAIM_PAID_DATE                 Date Veterans Admin.  Disbursed VA Claim Payment                          MM/DD/YYYY
VA_CLAIM_PAID_AMT                  Amount Veterans Admin.  Paid on VA Claim                          2       No commas(,) or
                                                                                                             dollar signs ($)

                                     M-1-3

STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:
ASUM - Approved Assumption
BAP - Borrower Assistance Program
CO -Charge Off
DIL - Deed-in-Lieu
FFA - Formal Forbearance Agreement
MOD - Loan Modification
PRE - Pre-Sale
SS - Short Sale
MISC - Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:
Mortgagor
Tenant
Unknown
Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:
Damaged
Excellent
Fair
Gone
Good
Poor
Special Hazard
Unknown

                                     M-1-4

                                   EXHIBIT M-2

                        FORM OF MONTHLY REMITTANCE ADVICE

      STANDARD FILE LAYOUT - SCHEDULED/SCHEDULED

COLUMN NAME                                        DESCRIPTION                      DECIMAL    FORMAT COMMENT
----------------------          ---------------------------------------------   -------------  -------------------------------
LOAN_NBR                        Loan Number assigned by investor                               Text up to 10 digits
SERVICER LOAN_NBR               Servicer Loan Number                                           Text up to 10 digits
SCHED_PMT_AMT                   P&I constant                                           2       No commas(,) or dollar signs ($)
NOTE_INT_RATE                   Gross Interest Rate                                    4       Max length of 6
NET_RATE                        Gross Interest Rate less the Service Fee Rate          4       Max length of 6
SERV_FEE_RATE                   Service Fee Rate                                       4       Max length of 6
ARM_INDEX_RATE                  ARM loan's index Rate used                             4       Max length of 6
ACTL_BEG_BAL                    Beginning Actual Balance                               2       No commas(,) or dollar signs ($)
ACTL_END_BAL                    Ending Actual Balance                                  2       No commas(,) or dollar signs ($)
NEXT_DUE_DATE                   Borrower's next due date                                       MM/DD/YYYY
CURT_AMT_1                      Curtailment Amount                                     2       No commas(,) or dollar signs ($)
CURT_DATE_1                     Due date Curtailment was applied to                            MM/DD/YYYY
CURT_ADJ_ AMT_1                 Curtailment Interest if applicable                     2       No commas(,) or dollar signs ($)
CURT_AMT_2                      Curtailment Amount 2                                   2       No commas(,) or dollar signs ($)
CURT_DATE_2                     Due date Curtailment was applied to                            MM/DD/YYYY
CURT_ADJ_ AMT2                  Curtailment Interest if applicable                     2       No commas(,) or dollar signs ($)
CURT_AMT_3                      Curtailment Amount 3                                   2       No commas(,) or dollar signs ($)
CURT_DATE_3                     Due date Curtailment was applied to                            MM/DD/YYYY
CURT_ADJ_AMT3                   Curtailment Interest, if applicable                    2       No commas(,) or dollar signs ($)
SCHED_BEG_BAL                   Beginning Scheduled Balance                            2       No commas(,) or dollar signs ($)
SCHED_END_BAL                   Ending Scheduled Balance                               2       No commas(,) or dollar signs ($)
SCHED_PRIN_AMT                  Scheduled Principal portion of P&I                     2       No commas(,) or dollar signs ($)
SCHED_NET_INT                   Scheduled Net Interest (less Service Fee)              2       No commas(,) or dollar signs ($)
                                portion of P&I
LIQ_AMT                         Liquidation Principal Amt to bring balance to          2       No commas(,) or dollar signs ($)
                                zero
PIF_DATE                        Liquidation Date                                               MM/DD/YYYY
ACTION_CODE                     Either 60 for liquidation or 65 for Repurchase                 Max length of 2

                                     M-2-1

COLUMN NAME                                        DESCRIPTION                      DECIMAL    FORMAT COMMENT
----------------------          ---------------------------------------------   -------------  -------------------------------
PRIN_ADJ_AMT                    Principal Adjustments made to loan, if applicable      2       No commas(,) or dollar signs ($)
INT_ADJ_AMT                     Interest Adjustment made to loan, if applicable        2       No commas(,) or dollar signs ($)
PREPAYMENT PENALTY AMT          Prepayment penalty amount, if applicable               2       No commas(,) or dollar signs ($)
SOILDER_SAILOR ADJ AMT          Soldier and Sailor Adjustment amount, if               2       No commas(,) or dollar signs ($)
                                applicable
NON ADV LOAN AMT                Non Recoverable Loan Amount, if applicable             2       No commas(,) or dollar signs ($)

                                     M-2-2

                                   EXHIBIT M-3

                          FORM OF REALIZED LOSS REPORT

       WELLS FARGO BANK, N.A. - CALCULATION OF REALIZED LOSS/GAIN FORM 332

   Prepared by: __________________       Date:  _______________
   Phone:  ______________________  Email Address:_____________________

 Servicer Loan No.        Servicer Name            Servicer Address

       WELLS FARGO BANK, N.A. LOAN NO._____________________________

  Borrower's Name:  _____________________________________________________
  Property Address:  ____________________________________________________

  LIQUIDATION TYPE:  REO SALE   3RD PARTY SALE     SHORT SALE       CHARGE OFF

  WAS THIS LOAN GRANTED A BANKRUPTCY DEFICIENCY OR CRAMDOWN       YES     NO
  If "Yes," provide deficiency or cramdown amount ____________________________ _

  LIQUIDATION AND ACQUISITION EXPENSES:

  (1)  Actual Unpaid Principal Balance of Mortgage Loan    $ ______________ (1)
  (2)  Interest accrued at Net Rate                        ________________ (2)
  (3)  Accrued Servicing Fees                              ________________ (3)
  (4)  Attorney's Fees                                     ________________ (4)
  (5)  Taxes (see page 2)                                  ________________ (5)
  (6)  Property Maintenance                                ________________ (6)
  (7)  MI/Hazard Insurance Premiums (see page 2)           ________________ (7)
  (8)  Utility Expenses                                    ________________ (8)
  (9)  Appraisal/BPO                                       ________________ (9)
  (10) Property Inspections                                ________________ (10)
  (11) FC Costs/Other Legal Expenses                       ________________ (11)
  (12) Other (itemize)                                     ________________ (12)
       Cash for Keys__________________________             ________________ (12)
       HOA/Condo Fees_______________________               ________________ (12)
       ______________________________________              ________________ (12)

       TOTAL EXPENSES                                      $_______________ (13)

  CREDITS:
  (14) Escrow Balance                                      $_______________ (14)
  (15) HIP Refund                                          ________________ (15)
  (16) Rental Receipts                                     ________________ (16)

                                     M-3-1

     (17) Hazard Loss Proceeds                            ________________ (17)
     (18) Primary Mortgage Insurance / Gov't Insurance    ________________ (18a)
     HUD Part A
                                                          ________________ (18b)
     HUD Part B
     (19) Pool Insurance Proceeds                         ________________ (19)
     (20) Proceeds from Sale of Acquired Property         ________________ (20)
     (21) Other (itemize)                                 ________________ (21)
          _________________________________________       ________________ (21)

          TOTAL CREDITS                                   $_______________ (22)

     TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)              $_______________ (23)

                                     M-3-2

ESCROW DISBURSEMENT DETAIL

   TYPE                            PERIOD OF
(TAX /INS.)       DATE PAID        COVERAGE        TOTAL PAID      BASE AMOUNT       PENALTIES        INTEREST
-----------       ---------        ---------       ----------      -----------       ---------        --------

                                     M-3-3

                             WELLS FARGO BANK, N.A.
         CALCULATION OF REALIZED LOSS/GAIN FORM 332 - INSTRUCTION SHEET

NOTE: DO NOT NET OR COMBINE ITEMS. SHOW ALL EXPENSES INDIVIDUALLY AND ALL CREDITS AS SEPARATE LINE ITEMS. CLAIM PACKAGES ARE DUE ON THE REMITTANCE REPORT DATE. LATE SUBMISSIONS MAY RESULT IN CLAIMS NOT BEING PASSED UNTIL THE FOLLOWING MONTH.

The numbers on the 332 form correspond with the numbers listed below.

LIQUIDATION AND ACQUISITION EXPENSES:

1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12. Complete as applicable. Required documentation:

      * For interest advances - an amortization schedule (evidencing calculation of interest advances)

      * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

      * For escrow advances - complete payment history

      (to calculate advances from last positive escrow balance forward)

      * Other expenses - copies of corporate advance history showing all payments

      * REO repairs > $1500 require explanation

      * REO repairs >$3000 require evidence of at least 2 bids.

      * Short Sale or Charge Off require P&L supporting the decision

      * Unusual or extraordinary items may require further documentation.

13.   The total of lines 1 through 12.

                                     M-3-4

CREDITS:

14-21. Complete as applicable. Required documentation:

      * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, copy of attorney letter of Foreclosure proceeds.

      * Copy of EOB for any MI or gov't guarantee

      * All other credits need to be clearly defined on the 332 form

22.   The total of lines 14 through 21.

Please Note:  For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

                                     M-3-5

                                   EXHIBIT N-1

                         FORM OF CLASS A-1 CAP CONTRACT

DATE:                        21 December 2005

TO:                          Ownit Mortgage Loan Trust, Series 2005-5
                             c/o Wells Fargo Bank, N.A.,
                             solely in its capacity as Securities Administrator
ATTENTION:                   Michael Pinzon
TELEPHONE:                   212-515-5264
FACSIMILE:                   212-509-1042

TO:                          Merrill Lynch Mortgage Lending, Inc.
ATTENTION:                   Vince A. Mora, Jr.
TELEPHONE:                   212-449-1437
FACSIMILE:                   212-738-1110

FROM:                        The Royal Bank of Scotland plc
TELEPHONE:                   203-618-2406
FACSIMILE:                   203-618-2580

SUBJECT:                     Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER(S):         [REDACTED]

      The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between The Royal Bank of Scotland plc ("Cap Provider"), Ownit Mortgage Loan Trust, Series 2005-5 ("Counterparty") and, solely with respect to Sections 7 and 8, Merrill Lynch Mortgage Lending, Inc. ("MLML"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement and in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency -- Cross Border) form (the "ISDA Form Master Agreement"), an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. For the avoidance of doubt, this Agreement is intended to be a stand alone agreement and is therefore not subject to any ISDA Master Agreement actually executed and existing between the parties hereto.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:                 Rate Cap

Notional Amount:                     Shall equal the lesser of (1) the Notional
                                     Amount as detailed in Appendix A attached
                                     hereto and (2) the aggregate Certificate
                                     Balance of the Class A-1 Certificates
                                     immediately prior to the related Floating
                                     Rate Payer Payment Date. The Securities
                                     Administrator shall make available each
                                     month via the Securities Administrator's
                                     website a statement containing the
                                     aggregate Certificate Principal Balance of
                                     the Class A-1 Certificates as of the first
                                     day of such Calculation Period and shall
                                     notify the Cap Provider at least five (5)
                                     Business Days prior to the related Floating
                                     Rate Payer Payment Date of the aggregate
                                     Certificate Principal Balance of the Class
                                     A-1 Certificates as of the first day of
                                     such Calculation Period and shall send such
                                     notification to the Cap Provider at the
                                     following email addresses:
                                     james.koo@gcm.com, painei@gcm.com, and
                                     NADerivSupport@rbsgc.com; provided,
                                     however, that if the Securities
                                     Administrator shall not provide such email
                                     notification, the Cap Provider shall rely
                                     upon the statement of Certificate Principal
                                     Balance of the Class A-1 Certificates made
                                     available on the Securities Administrator's
                                     website. The Securities Administrator's
                                     internet website shall initially be located
                                     at http:\\www.ctslink.com and assistance in
                                     using the website can be obtained by
                                     calling the Securities Administrator's
                                     investor relations desk at (301) 815-6600.

                                     Any payment by RBS to the Counterparty in excess of the amount due under this Transaction on any Floating Rate Payer
                                     Payment Date (as a result of the Notional
                                     Amount for the related Calculation Period being other than the amount set forth in Appendix A hereto for such Calculation
                                     Period) shall be returned by the
                                     Counterparty to RBS as soon as the
                                     Counterparty becomes aware of such
                                     overpayment. Other than the return of such overpayment, neither the Counterparty nor
                                     RBS shall incur any penalty or liability hereunder with respect to such overpayment.

Trade Date:                          December 21, 2005

Effective Date:                      December 28, 2005

Termination Date:                    February 25, 2009, subject to adjustment in
                                     accordance with the Business Day Convention.

FIXED AMOUNT:

   Fixed Rate Payer:                 Counterparty

   Fixed Rate Payer Payment Date:    December 28, 2005

     Date:

     Fixed Amount:                   [REDACTED]

  FLOATING AMOUNTS:

     Floating Rate Payer:            Cap Provider

     Cap Rate:                       For the Floating Payer Period End Date the
                                     percentage set forth in Appendix A as the
                                     Cap Rate for such Floating Rate Payer
                                     Period End Date.

     Floating Rate Payer Period End  The 25th calendar day of each month
     Dates:                          during the Term of this  Transaction,
                                     commencing January 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Business Day
                                     Convention.

     Floating Rate Payer Payment     Early Payment shall be applicable. The
     Dates:                          Floating Rate Payer Payment Date shall be
                                     two Business Days prior to each Floating
                                     Rate Payer Period End Date.

     Floating Rate Option:           USD-LIBOR-BBA; provided, however, if the
                                     Floating Rate Option for any Calculation
                                     Period is greater than 9.760% then the
                                     Floating Rate Option for such Calculation
                                     Period shall be deemed to be 9.760%.

     Floating Amount                 To be determined in accordance with the
                                     following formula: the greater of (i)
                                     (Floating Rate Option - Cap Rate) *
                                     Notional Amount * Floating Rate Day Count
                                     Fraction and (ii) zero.

     Designated Maturity:            One month. For the initial Calculation
                                     Period, Linear Interpolation is applicable.

     Floating Rate Day Count
     Fraction:                       Actual/360

     Reset Dates:                    The first day of each Calculation Period

     Compounding:                    Inapplicable

  Business Days:                     New York

  Business Day Convention:           Modified Following

  Calculation Agent:                 Cap Provider

3.  Additional Provisions:           1) Each party hereto is hereby advised and
                                      acknowledges that the other party has
                                      engaged in (or refrained from engaging in)
                                      substantial financial transactions and has
                                      taken (or refrained from taking) other
                                      material actions in reliance upon the
                                      entry by the parties into the Transaction
                                      being entered into on the terms and
                                      conditions set forth herein and in the
                                      Confirmation relating to such Transaction,
                                      as applicable. This paragraph (1) shall be
                                      deemed repeated on the trade date of each
                                      Transaction.

4.    Provisions Deemed Incorporated in a Schedule to the Master Agreement:

   1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

   2) Termination Provisions. For purposes of the Master Agreement:

      (a) "Specified Entity" is not applicable to Cap Provider or Counterparty for any purpose.

      (b) "Specified Transaction" is not applicable to Cap Provider or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to Cap Provider or Counterparty.

      (c) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Counterparty.

      (d) The provisions of Section 5 (a) (ii), (iii), and (iv) will not apply to Counterparty.

      (e) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Cap Provider or Counterparty.

      (f) The "Automatic Early Termination" provision of Section 6(a) will not apply to Cap Provider or to Counterparty.

      (g) Payments on Early Termination. For the purpose of Section 6(e) of this
      Agreement:

            (i)   Market Quotation will apply.

            (ii)  The Second Method will apply.

      (h) "Termination Currency" means United States Dollars.

   3) Tax Representations.

      Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, Cap Provider and Counterparty each makes the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

      (i) the accuracy of any representation made by the other party pursuant to
      Section 3(f) of the Agreement;

      (ii) the satisfaction of the agreement of the other party contained in
      Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to
      Section 4(a)(i) or 4(a)(iii) of the Agreement; and

      (iii) the satisfaction of the agreement of the other party contained in
      Section 4(d) of the Agreement;

      provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

      Payee Tax Representations. For the purpose of Section 3(f) of the
      Agreement,

      (i)   Cap Provider makes no Payee Tax Representations.
            Counterparty makes no Payee Tax Representations.

4)    Miscellaneous.

      (a) Address for Notices: For the purposes of Section 12(a) of this
      Agreement:

      Address for notices or communications to Cap Provider:

      Address:          20 Bishopsgate
                        London EC2M 4RB

      Attention:        Legal Department - Derivatives Documentation

      Facsimile:        1-203-618-2533/2534

      Phone:            1-203-618-2531/2532

      Address for notices or communications to the Counterparty:

      Address:          9062 Annapolis Road
                        Columbia, MD 21045-1951

      Attention:        Client Manager - Ownit 2005-5

      Facsimile:        410-715-2380

      Phone:            410-884-2000

      (b) Process Agent. For the purpose of Section 13(c): Not Applicable.

      (c) Offices. The provisions of Section 10(a) will apply to this Agreement.

      (d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Cap Provider is a Multibranch Party.

      The Counterparty is not a Multibranch Party.

      (e) Credit Support Document. Not applicable for either Cap Provider or the Counterparty.

      (f) Credit Support Provider. Not applicable for either Cap Provider or the Counterparty.

      (g) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof, other than New York General Obligation Law Section 5-1401.

      (h) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

      The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

      (i) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

      (j) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

      (k) Transfer, Amendment and Assignment. Cap Provider shall not unreasonably withhold its consent to any Assignment of this Agreement.

      (l) Proceedings. Cap Provider shall not institute against or cause any other person to institute against, or join any other person in instituting against, Counterparty or any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day following payment in full of the Securities.

5) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

      "(g)  Relationship Between Parties.

      Subject to Section 6 of the Agreement, each party represents to the other party on each date when it enters into a Transaction that:

            (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement in respect of that Transaction.

            (2) Evaluation and Understanding.

                        (i) Cap Provider is acting for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

                        (ii) It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

                        (iii) The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

            (3) Purpose. It is an "eligible contract participant" as defined in
Section 1(a)(12) of the Commodity Exchange Act, as amended.

      6) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, then unless Cap Provider is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and
      (b) Cap Provider shall be entitled to designate an Early Termination Event pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to Cap Provider as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to Cap Provider as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Counterparty's only obligation under Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

      7) Set-off. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

      8) Third party Beneficiary. Each of the Note Insurer and the Backup Note Issuer insuring the Securities, if any, is a third party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

      9) Additional Termination Events. Additional Termination Events will apply. If a Rating Agency Downgrade has occurred and Cap Provider has not, within 30 days, complied with Section 10 below, then an Additional Termination Event shall have occurred with respect to Cap Provider and Cap Provider shall be the sole Affected Party with respect to such an Additional Termination Event.

      10) Rating Agency Downgrade. If a Ratings Event (as defined below) occurs with respect to Cap Provider, then Cap Provider shall, at is own expense,
      (i) assign this Transaction hereunder to a third party within thirty (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) or (ii) deliver Eligible Collateral in a form acceptable to Counterparty and with Valuation Percentages as determined in Counterparty's sole discretion, in an amount equal to the Exposure (as defined below), and an executed 1994 ISDA Credit Support Annex (subject to New York law), within thirty (30) days of such Ratings Event and if any Securities are outstanding, subject to the applicable Rating Agencies' written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Securities. Threshold shall mean zero with respect to Cap Provider. Minimum Transfer Amounts shall mean zero. For the avoidance of doubt, a downgrade of the rating on the Securities could occur in the event that Cap Provider does not post sufficient collateral. For purposes of this Transaction, a "RATINGS EVENT" shall occur with respect to Cap Provider, if its counterparty credit rating ceases to be rated at least "AA-" by S&P, and at least "Aa3" by Moody's (including in connection with a merger, consolidation or other similar transaction by Cap Provider) such ratings being referred to herein as the "Approved Ratings Thresholds", (unless, within 30 days after such withdrawal or downgrade, the applicable Rating Agencies have reconfirmed the rating of the Securities, as applicable, which was in effect immediately prior to such withdrawal or downgrade). Only with respect to such Ratings Event, "Exposure" shall mean the following: (i) the mark - to-market value of the Transaction as of the Valuation Date as such term is defined in the 1994 ISDA Credit Support Annex (subject to New York law). The provisions of Section 6(c) shall apply to Counterparty. In the event that the parties hereto execute a 1994 ISDA Credit Support Annex upon the occurrence of a Ratings Event, Cap Provider shall request its legal counsel to deliver to S&P, Fitch and Moody's an opinion as to the enforceability of the Agreement and the 1994 ISDA Credit Support Annex.

5.   Account Details and Settlement  PAYMENTS TO CAP PROVIDER:
     Information:                    J.P. Morgan Chase Bank, New York
                                     Agent Swift Address:  CHASUS33
                                     ABA#: 021000021
                                     Beneficiary: The Royal Bank of Scotland plc
                                     Account #[REDACTED]

                                     PAYMENTS TO COUNTERPARTY:
                                     Wells Fargo Bank, N.A.
                                     ABA# 121000248
                                     For Credit To: SAS CLEARING
                                     Account: [REDACTED]
                                     FFC TO: Ownit 2005-5 Acct # [REDACTED]

6.    Limitation of Liability of Securities Administrator

      It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Bank, N.A. not individually but solely as securities administrator (the "Securities Administrator") of the Ownit Mortgage Loan Trust, Series 2005-5 (the "Trust Fund"), in the exercise of the powers and authority conferred upon and vested in it under the Pooling and Servicing Agreement dated as of December 1, 2005, by and among the Securities Administrator, as securities administrator and master servicer, HSBC Bank USA, National Association, as trustee, Merrill Lynch Mortgage Investors, Inc., as depositor and Litton Loan Servicing LP, as servicer (the "Pooling Agreement") and pursuant to instructions set forth therein, and that the Securities Administrator shall perform its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling Agreement, (b) each of the representations, undertakings and agreements herein is made and intended not as a personal representation, undertaking or agreement of the Securities Administrator but is made and intended for the purpose of binding only the Trust, and (c) under no circumstances shall the Securities Administrator be personally liable for the payment of any indebtedness or expenses of the Trust Fund or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust Fund herein; provided that nothing in this paragraph shall relieve the Securities Administrator from performing its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling Agreement.

7.    MLML Shall Not Benefit

      The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator, whereupon the Securities Administrator will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling Agreement relates does not occur, and the Ownit Mortgage Loan Trust, Series 2005-5 is not formed, the Cap Provider and MLML agree that MLML shall become the Cap Counterparty under this Agreement.

      This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

      We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE ROYAL BANK OF SCOTLAND PLC

BY: GREENWICH CAPITAL MARKETS, INC., ITS AGENT

By:  _____________________________
     Name:
     Title:

      Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

OWNIT MORTGAGE LOAN TRUST, SERIES 2005-5

BY: WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS SECURITIES ADMINISTRATOR,

By:  ___________________________
     Name:
     Title:

     Solely with respect to Sections 7 and 8,

MERRILL LYNCH MORTGAGE LENDING, INC.

By:  ___________________________
     Name:
     Title:

                                   APPENDIX A
    (all such dates subject to adjustment in accordance with the Business Day
                                   Convention)

                                 See Exhibit O-1

                                   EXHIBIT N-2

                         FORM OF CLASS A-2 CAP CONTRACT

DATE:                        21 December 2005

TO:                          Ownit Mortgage Loan Trust, Series 2005-5
                             c/o Wells Fargo Bank, N.A.,
                             solely in its capacity as Securities Administrator
ATTENTION:                   Michael Pinzon
TELEPHONE:                   212-515-5264
FACSIMILE:                   212-509-1042

TO:                          Merrill Lynch Mortgage Lending, Inc.
ATTENTION:                   Vince A. Mora, Jr.
TELEPHONE:                   212-449-1437
FACSIMILE:                   212-738-1110

FROM:                        The Royal Bank of Scotland plc
TELEPHONE:                   203-618-2406
FACSIMILE:                   203-618-2580

SUBJECT:                     Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER(S):         [REDACTED]

      The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between The Royal Bank of Scotland plc ("Cap Provider"), Ownit Mortgage Loan Trust, Series 2005-5 ("Counterparty") and, solely with respect to Sections 7 and 8, Merrill Lynch Mortgage Lending, Inc. ("MLML"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

8. This Agreement is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement and in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency -- Cross Border) form (the "ISDA Form Master Agreement"), an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. For the avoidance of doubt, this Agreement is intended to be a stand alone agreement and is therefore not subject to any ISDA Master Agreement actually executed and existing between the parties hereto.

9. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:                 Rate Cap

Notional Amount:                     Shall equal the lesser of (1) the Notional
                                     Amount as detailed in Appendix A attached
                                     hereto and (2) the aggregate Certificate
                                     Balance of the Class A-2 Certificates
                                     immediately prior to the related Floating
                                     Rate Payer Payment Date. The Securities
                                     Administrator shall make available each
                                     month via the Securities Administrator's
                                     website a statement containing the
                                     aggregate Certificate Principal Balance of
                                     the Class A-2 Certificates as of the first
                                     day of such Calculation Period and shall
                                     notify the Cap Provider at least five (5)
                                     Business Days prior to the related Floating
                                     Rate Payer Payment Date of the aggregate
                                     Certificate Principal Balance of the Class
                                     A-2 Certificates as of the first day of
                                     such Calculation Period and shall send such
                                     notification to the Cap Provider at the
                                     following email addresses:
                                     james.koo@gcm.com, painei@gcm.com, and
                                     NADerivSupport@rbsgc.com; provided,
                                     however, that if the Securities
                                     Administrator shall not provide such email
                                     notification, the Cap Provider shall rely
                                     upon the statement of Certificate Principal
                                     Balance of the Class A-2 Certificates made
                                     available on the Securities Administrator's
                                     website. The Securities Administrator's
                                     internet website shall initially be located
                                     at http:\\www.ctslink.com and assistance in
                                     using the website can be obtained by
                                     calling the Securities Administrator's
                                     investor relations desk at (301) 815-6600.

                                     Any payment by RBS to the Counterparty in excess of the amount due under this Transaction on any Floating Rate Payer
                                     Payment Date (as a result of the Notional
                                     Amount for the related Calculation Period being other than the amount set forth in Appendix A hereto for such Calculation
                                     Period) shall be returned by the
                                     Counterparty to RBS as soon as the
                                     Counterparty becomes aware of such
                                     overpayment. Other than the return of such overpayment, neither the Counterparty nor
                                     RBS shall incur any penalty or liability hereunder with respect to such overpayment.

Trade Date:                          December 21, 2005

Effective Date:                      December 28, 2005

Termination Date:                    February 25, 2009, subject to adjustment in
                                     accordance with the Business Day
                                     Convention.

FIXED AMOUNT:

   Fixed Rate Payer:                 Counterparty

   Fixed Rate Payer Payment Date:    December 28, 2005

        Date:

        Fixed Amount:                [REDACTED]

     FLOATING AMOUNTS:

        Floating Rate Payer:         Cap Provider

        Cap Rate:                    For the Floating Payer Period End Date the
                                     percentage set forth in Appendix A as the
                                     Cap Rate for such Floating Rate Payer
                                     Period End Date.

        Floating Rate Payer Period   The 25th calendar day of each month during
        End Dates:                   the Term of this Transaction, commencing
                                     January 25, 2006 and ending on the
                                     Termination Date, subject to adjustment in
                                     accordance with the Business Day
                                     Convention.

        Floating Rate Payer Payment  Early Payment shall be applicable. The
        Dates: Floating Rate Payer Payment Date shall be two Business Days prior to each Floating
                                     Rate Payer Period End Date.

        Floating Rate Option:        USD-LIBOR-BBA; provided, however, if the
                                     Floating Rate Option for any Calculation
                                     Period is greater than 9.760% then the
                                     Floating Rate Option for such Calculation
                                     Period shall be deemed to be 9.760%.

        Floating Amount              To be determined in accordance with
                                     the following formula: the greater of (i)
                                     (Floating Rate Option - Cap Rate) *
                                     Notional Amount * Floating Rate Day Count
                                     Fraction and (ii) zero.

        Designated Maturity:         One month. For the initial Calculation
                                     Period, Linear Interpolation is applicable.

        Floating Rate Day Count
        Fraction:                    Actual/360

        Reset Dates:                 The first day of each Calculation Period

        Compounding:                 Inapplicable

     Business Days:                  New York

     Business Day Convention:        Modified Following

     Calculation Agent:              Cap Provider

10. Additional Provisions:           1) Each party hereto is hereby advised and
                                     acknowledges that the other party has
                                     engaged in (or refrained from engaging in)
                                     substantial financial transactions and has
                                     taken (or refrained from taking) other
                                     material actions in reliance upon the entry
                                     by the parties into the Transaction being
                                     entered into on the terms and conditions
                                     set forth herein and in the Confirmation
                                     relating to such Transaction, as
                                     applicable. This paragraph (1) shall be
                                     deemed repeated on the trade date of each
                                     Transaction.

11.   Provisions Deemed Incorporated in a Schedule to the Master Agreement:

   1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

   2) Termination Provisions. For purposes of the Master Agreement:

      (a) "Specified Entity" is not applicable to Cap Provider or Counterparty for any purpose.

      (b) "Specified Transaction" is not applicable to Cap Provider or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to Cap Provider or Counterparty.

      (c) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Counterparty.

      (d) The provisions of Section 5 (a) (ii), (iii), and (iv) will not apply to Counterparty.

      (e) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Cap Provider or Counterparty.

      (f) The "Automatic Early Termination" provision of Section 6(a) will not apply to Cap Provider or to Counterparty.

      (g) Payments on Early Termination. For the purpose of Section 6(e) of this
      Agreement:

            (i) Market Quotation will apply.

            (ii)The Second Method will apply.

      (h) "Termination Currency" means United States Dollars.

   3) Tax Representations.

      Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, Cap Provider and Counterparty each makes the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

      (i) the accuracy of any representation made by the other party pursuant to
      Section 3(f) of the Agreement;

      (ii) the satisfaction of the agreement of the other party contained in
      Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to
      Section 4(a)(i) or 4(a)(iii) of the Agreement; and

      (iii) the satisfaction of the agreement of the other party contained in
      Section 4(d) of the Agreement;

      provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

      Payee Tax Representations. For the purpose of Section 3(f) of the
      Agreement,

      (i)   Cap Provider makes no Payee Tax Representations.
            Counterparty makes no Payee Tax Representations.

4) Miscellaneous.

      (a) Address for Notices: For the purposes of Section 12(a) of this
      Agreement:

      Address for notices or communications to Cap Provider:

      Address:     20 Bishopsgate
                   London EC2M 4RB

      Attention:   Legal Department - Derivatives Documentation

      Facsimile:   1-203-618-2533/2534

      Phone:       1-203-618-2531/2532

      Address for notices or communications to the Counterparty:

      Address:     9062 Annapolis Road
                   Columbia, MD 21045-1951

      Attention:   Client Manager - Ownit 2005-5

      Facsimile:   410-715-2380

      Phone:       410-884-2000

      (b) Process Agent. For the purpose of Section 13(c): Not Applicable.

      (c) Offices. The provisions of Section 10(a) will apply to this Agreement.

      (d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Cap Provider is a Multibranch Party.

      The Counterparty is not a Multibranch Party.

      (e) Credit Support Document. Not applicable for either Cap Provider or the Counterparty.

      (f) Credit Support Provider. Not applicable for either Cap Provider or the Counterparty.

      (g) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof, other than New York General Obligation Law Section 5-1401.

      (h) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

      The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

      (i) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

      (j) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

      (k) Transfer, Amendment and Assignment. Cap Provider shall not unreasonably withhold its consent to any Assignment of this Agreement.

      (l) Proceedings. Cap Provider shall not institute against or cause any other person to institute against, or join any other person in instituting against, Counterparty or any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day following payment in full of the Securities.

5) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

      "(g)  Relationship Between Parties.

      Subject to Section 6 of the Agreement, each party represents to the other party on each date when it enters into a Transaction that:

            (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement in respect of that Transaction.

            (2) Evaluation and Understanding.

                        (i) Cap Provider is acting for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

                        (ii) It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

                        (iii) The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

            (3) Purpose. It is an "eligible contract participant" as defined in
Section 1(a)(12) of the Commodity Exchange Act, as amended.

      6) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, then unless Cap Provider is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and
      (b) Cap Provider shall be entitled to designate an Early Termination Event pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to Cap Provider as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to Cap Provider as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Counterparty's only obligation under Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

      7) Set-off. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

      8) Third party Beneficiary. Each of the Note Insurer and the Backup Note Issuer insuring the Securities, if any, is a third party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

      9) Additional Termination Events. Additional Termination Events will apply. If a Rating Agency Downgrade has occurred and Cap Provider has not, within 30 days, complied with Section 10 below, then an Additional Termination Event shall have occurred with respect to Cap Provider and Cap Provider shall be the sole Affected Party with respect to such an Additional Termination Event.

      10) Rating Agency Downgrade. If a Ratings Event (as defined below) occurs with respect to Cap Provider, then Cap Provider shall, at is own expense,
      (i) assign this Transaction hereunder to a third party within thirty (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) or (ii) deliver Eligible Collateral in a form acceptable to Counterparty and with Valuation Percentages as determined in Counterparty's sole discretion, in an amount equal to the Exposure (as defined below), and an executed 1994 ISDA Credit Support Annex (subject to New York law), within thirty (30) days of such Ratings Event and if any Securities are outstanding, subject to the applicable Rating Agencies' written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Securities. Threshold shall mean zero with respect to Cap Provider. Minimum Transfer Amounts shall mean zero. For the avoidance of doubt, a downgrade of the rating on the Securities could occur in the event that Cap Provider does not post sufficient collateral. For purposes of this Transaction, a "RATINGS EVENT" shall occur with respect to Cap Provider, if its counterparty credit rating ceases to be rated at least "AA-" by S&P, and at least "Aa3" by Moody's (including in connection with a merger, consolidation or other similar transaction by Cap Provider) such ratings being referred to herein as the "Approved Ratings Thresholds", (unless, within 30 days after such withdrawal or downgrade, the applicable Rating Agencies have reconfirmed the rating of the Securities, as applicable, which was in effect immediately prior to such withdrawal or downgrade). Only with respect to such Ratings Event, "Exposure" shall mean the following: (i) the mark - to-market value of the Transaction as of the Valuation Date as such term is defined in the 1994 ISDA Credit Support Annex (subject to New York law). The provisions of Section 6(c) shall apply to Counterparty. In the event that the parties hereto execute a 1994 ISDA Credit Support Annex upon the occurrence of a Ratings Event, Cap Provider shall request its legal counsel to deliver to S&P, Fitch and Moody's an opinion as to the enforceability of the Agreement and the 1994 ISDA Credit Support Annex.

12.  Account Details and Settlement  PAYMENTS TO CAP PROVIDER:
     Information:                    J.P. Morgan Chase Bank, New York
                                     Agent Swift Address:  CHASUS33
                                     ABA#: [REDACTED]
                                     Beneficiary: The Royal Bank of Scotland plc
                                     Account #[REDACTED]

                                     PAYMENTS TO COUNTERPARTY:
                                     Wells Fargo Bank, N.A.
                                     ABA# 121000248
                                     For Credit To: SAS CLEARING
                                     Account: [REDACTED]
                                     FFC TO: Ownit 2005-5 Acct # 17216201

13.   Limitation of Liability of Securities Administrator

      It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Bank, N.A. not individually but solely as securities administrator (the "Securities Administrator") of the Ownit Mortgage Loan Trust, Series 2005-5 (the "Trust Fund"), in the exercise of the powers and authority conferred upon and vested in it under the Pooling and Servicing Agreement dated as of December 1, 2005, by and among the Securities Administrator, as securities administrator and master servicer, HSBC Bank USA, National Association, as trustee, Merrill Lynch Mortgage Investors, Inc., as depositor and Litton Loan Servicing LP, as servicer (the "Pooling Agreement") and pursuant to instructions set forth therein, and that the Securities Administrator shall perform its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling Agreement, (b) each of the representations, undertakings and agreements herein is made and intended not as a personal representation, undertaking or agreement of the Securities Administrator but is made and intended for the purpose of binding only the Trust, and (c) under no circumstances shall the Securities Administrator be personally liable for the payment of any indebtedness or expenses of the Trust Fund or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust Fund herein; provided that nothing in this paragraph shall relieve the Securities Administrator from performing its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling Agreement.

14.   MLML Shall Not Benefit

      The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator, whereupon the Securities Administrator will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling Agreement relates does not occur, and the Ownit Mortgage Loan Trust, Series 2005-5 is not formed, the Cap Provider and MLML agree that MLML shall become the Cap Counterparty under this Agreement.

      This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

      We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE ROYAL BANK OF SCOTLAND PLC

BY: GREENWICH CAPITAL MARKETS, INC., ITS AGENT

By: _____________________________
    Name:
    Title:

      Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

OWNIT MORTGAGE LOAN TRUST, SERIES 2005-5

BY: WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS SECURITIES ADMINISTRATOR,

By: ___________________________
    Name:
    Title:

    Solely with respect to Sections 7 and 8,

MERRILL LYNCH MORTGAGE LENDING, INC.

By: ___________________________
    Name:
    Title:

                                   APPENDIX A
    (all such dates subject to adjustment in accordance with the Business Day
                                   Convention)

                                 See Exhibit O-2

                                   EXHIBIT N-3

                  FORM OF SUBORDINATE CERTIFICATE CAP CONTRACT

DATE:                      21 December 2005

TO:                        Ownit Mortgage Loan Trust, Series 2005-5
                           c/o Wells Fargo Bank, N.A.,
                           solely in its capacity as Securities Administrator
ATTENTION:                 Michael Pinzon
TELEPHONE:                 212-515-5264
FACSIMILE:                 212-509-1042

TO:                        Merrill Lynch Mortgage Lending, Inc.
ATTENTION:                 Vince A. Mora, Jr.
TELEPHONE:                 212-449-1437
FACSIMILE:                 212-738-1110

FROM:                      The Royal Bank of Scotland plc
TELEPHONE:                 203-618-2406
FACSIMILE:                 203-618-2580

SUBJECT:                   Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER(S):       IRG6901013

      The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between The Royal Bank of Scotland plc ("Cap Provider"), Ownit Mortgage Loan Trust, Series 2005-5 ("Counterparty") and, solely with respect to Sections 7 and 8, Merrill Lynch Mortgage Lending, Inc. ("MLML"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

15. This Agreement is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement and in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency -- Cross Border) form (the "ISDA Form Master Agreement"), an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. For the avoidance of doubt, this Agreement is intended to be a stand alone agreement and is therefore not subject to any ISDA Master Agreement actually executed and existing between the parties hereto.

16. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:                     Rate Cap

Notional Amount:                         Shall equal the lesser of (1) the
                                         Notional Amount as detailed in Appendix
                                         A attached hereto and (2) the aggregate
                                         Certificate Balance of the Class M and
                                         Class B Certificates immediately prior
                                         to the related Floating Rate Payer
                                         Payment Date. The Securities
                                         Administrator shall make available each
                                         month via the Securities
                                         Administrator's website a statement
                                         containing the aggregate Certificate
                                         Principal Balance of the Class M and
                                         Class B Certificates as of the first
                                         day of such Calculation Period and
                                         shall notify the Cap Provider at least
                                         five (5) Business Days prior to the
                                         related Floating Rate Payer Payment
                                         Date of the aggregate Certificate
                                         Principal Balance of the Class M and
                                         Class B Certificates as of the first
                                         day of such Calculation Period and
                                         shall send such notification to the Cap
                                         Provider at the following email
                                         addresses: james.koo@gcm.com,
                                         painei@gcm.com, and
                                         NADerivSupport@rbsgc.com; provided,
                                         however, that if the Securities
                                         Administrator shall not provide such
                                         email notification, the Cap Provider
                                         shall rely upon the statement of
                                         Certificate Principal Balance of the
                                         Class M and Class B Certificates made
                                         available on the Securities
                                         Administrator's website. The Securities
                                         Administrator's internet website shall
                                         initially be located at
                                         http:\\www.ctslink.com and assistance
                                         in using the website can be obtained by
                                         calling the Securities Administrator's
                                         investor relations desk at (301)
                                         815-6600.

                                         Any payment by RBS to the Counterparty
                                         in excess of the amount due under this
                                         Transaction on any Floating Rate Payer
                                         Payment Date (as a result of the
                                         Notional Amount for the related
                                         Calculation Period being other than the
                                         amount set forth in Appendix A hereto
                                         for such Calculation Period) shall be
                                         returned by the Counterparty to RBS as
                                         soon as the Counterparty becomes aware
                                         of such overpayment. Other than the
                                         return of such overpayment, neither the
                                         Counterparty nor RBS shall incur any
                                         penalty or liability hereunder with
                                         respect to such overpayment.

Trade Date:                              December 21, 2005

Effective Date:                          December 28, 2005

Termination Date:                        February 25, 2009, subject to
                                         adjustment in accordance with the
                                         Business Day Convention.

FIXED AMOUNT:

      Fixed Rate Payer:                  Counterparty

      Fixed Rate Payer Payment           December 28, 2005

      Date:

      Fixed Amount:                      USD 252,000

    FLOATING AMOUNTS:

      Floating Rate Payer:               Cap Provider

      Cap Rate:                          For the Floating Payer Period End Date
                                         the percentage set forth in Appendix A
                                         as the Cap Rate for such Floating Rate
                                         Payer Period End Date.

      Floating Rate Payer Period         The 25th calendar day of each month
      End Dates:                         during the Term of this Transaction,
                                         commencing January 25, 2006 and ending
                                         on the Termination Date, subject to
                                         adjustment in accordance with the
                                         Business Day Convention.

      Floating Rate Payer                Early Payment shall be applicable. The
      Dates: Payment                     Floating Rate Payer Payment Date shall
                                         be two Business Days prior to each
                                         Floating Rate Payer Period End Date.

      Floating Rate Option:              USD-LIBOR-BBA; provided, however, if
                                         the Floating Rate Option for any
                                         Calculation Period is greater than
                                         9.180% then the Floating Rate Option
                                         for such Calculation Period shall be
                                         deemed to be 9.180%.

      Floating Amount                    To be determined in
                                         accordance with the following
                                         formula: the greater of (i)
                                         (Floating Rate Option - Cap Rate) *
                                         Notional Amount * Floating Rate Day
                                         Count Fraction and (ii) zero.

      Designated Maturity:               One month. For the initial Calculation
                                         Period, Linear Interpolation is
                                         applicable.

      Floating Rate Day Count
      Fraction:                          Actual/360

      Reset Dates:                       The first day of each Calculation
                                         Period

      Compounding:                       Inapplicable

    Business Days:                       New York

    Business Day Convention:             Modified Following

    Calculation Agent:                   Cap Provider

17. Additional Provisions:               1) Each party hereto is hereby advised
                                         and acknowledges that the other party
                                         has engaged in (or refrained from
                                         engaging in) substantial financial
                                         transactions and has taken (or
                                         refrained from taking) other material
                                         actions in reliance upon the entry by
                                         the parties into the Transaction being
                                         entered into on the terms and
                                         conditions set forth herein and in the
                                         Confirmation relating to such
                                         Transaction, as applicable. This
                                         paragraph (1) shall be deemed repeated
                                         on the trade date of each Transaction.

18. Provisions Deemed Incorporated in a Schedule to the Master Agreement:

    1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

    2) Termination Provisions. For purposes of the Master Agreement:

       (a) "Specified Entity" is not applicable to Cap Provider or Counterparty for any purpose.

       (b) "Specified Transaction" is not applicable to Cap Provider or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to Cap Provider or Counterparty.

       (c) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Counterparty.

       (d) The provisions of Section 5 (a) (ii), (iii), and (iv) will not apply to Counterparty.

       (e) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Cap Provider or Counterparty.

       (f) The "Automatic Early Termination" provision of Section 6(a) will not apply to Cap Provider or to Counterparty.

       (g) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

            (i) Market Quotation will apply.

            (ii)The Second Method will apply.

       (h) "Termination Currency" means United States Dollars.

    3) Tax Representations.

       Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, Cap Provider and Counterparty each makes the following representation:

       It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

       (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of the Agreement;

       (ii) the satisfaction of the agreement of the other party contained in
       Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to
       Section 4(a)(i) or 4(a)(iii) of the Agreement; and

       (iii) the satisfaction of the agreement of the other party contained in
       Section 4(d) of the Agreement;

       provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

       Payee Tax Representations. For the purpose of Section 3(f) of the Agreement,

       (i) Cap Provider makes no Payee Tax Representations.
           Counterparty makes no Payee Tax Representations.

    4) Miscellaneous.

       (a) Address for Notices: For the purposes of Section 12(a) of this
       Agreement:

       Address for notices or communications to Cap Provider:

       Address:          20 Bishopsgate
                         London EC2M 4RB

       Attention:        Legal Department - Derivatives Documentation

       Facsimile:        1-203-618-2533/2534

       Phone:            1-203-618-2531/2532

       Address for notices or communications to the Counterparty:

       Address:          9062 Annapolis Road
                         Columbia, MD 21045-1951

       Attention:        Client Manager - Ownit 2005-5

       Facsimile:        410-715-2380

       Phone:            410-884-2000

       (b) Process Agent. For the purpose of Section 13(c): Not Applicable.

       (c) Offices. The provisions of Section 10(a) will apply to this Agreement.

       (d) Multibranch Party. For the purpose of Section 10(c) of this
       Agreement:

       Cap Provider is a Multibranch Party.

       The Counterparty is not a Multibranch Party.

       (e) Credit Support Document. Not applicable for either Cap Provider or the Counterparty.

       (f) Credit Support Provider. Not applicable for either Cap Provider or the Counterparty.

       (g) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof, other than New York General Obligation Law Section 5-1401.

       (h) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

       The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

       (i) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

       (j) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

       (k) Transfer, Amendment and Assignment. Cap Provider shall not unreasonably withhold its consent to any Assignment of this Agreement.

       (l) Proceedings. Cap Provider shall not institute against or cause any other person to institute against, or join any other person in instituting against, Counterparty or any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day following payment in full of the Securities.

    5) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

       "(g) Relationship Between Parties.

      Subject to Section 6 of the Agreement, each party represents to the other party on each date when it enters into a Transaction that:

            (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement in respect of that Transaction.

            (2) Evaluation and Understanding.

                              (i) Cap Provider is acting for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

                              (ii) It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

                              (iii) The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

            (3) Purpose. It is an "eligible contract participant" as defined in
Section 1(a)(12) of the Commodity Exchange Act, as amended.

    6) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, then unless Cap Provider is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) Cap Provider shall be entitled to designate an Early Termination Event pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to Cap Provider as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to Cap Provider as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Counterparty's only obligation under Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

    7) Set-off. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

    8) Third party Beneficiary. Each of the Note Insurer and the Backup Note Issuer insuring the Securities, if any, is a third party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

    9) Additional Termination Events. Additional Termination Events will apply. If a Rating Agency Downgrade has occurred and Cap Provider has not, within 30 days, complied with Section 10 below, then an Additional Termination Event shall have occurred with respect to Cap Provider and Cap Provider shall be the sole Affected Party with respect to such an Additional Termination Event.

    10) Rating Agency Downgrade. If a Ratings Event (as defined below) occurs with respect to Cap Provider, then Cap Provider shall, at is own expense,
    (i) assign this Transaction hereunder to a third party within thirty (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) or (ii) deliver Eligible Collateral in a form acceptable to Counterparty and with Valuation Percentages as determined in Counterparty's sole discretion, in an amount equal to the Exposure (as defined below), and an executed 1994 ISDA Credit Support Annex (subject to New York law), within thirty (30) days of such Ratings Event and if any Securities are outstanding, subject to the applicable Rating Agencies' written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Securities. Threshold shall mean zero with respect to Cap Provider. Minimum Transfer Amounts shall mean zero. For the avoidance of doubt, a downgrade of the rating on the Securities could occur in the event that Cap Provider does not post sufficient collateral. For purposes of this Transaction, a "RATINGS EVENT" shall occur with respect to Cap Provider, if its counterparty credit rating ceases to be rated at least "AA-" by S&P, and at least "Aa3" by Moody's (including in connection with a merger, consolidation or other similar transaction by Cap Provider) such ratings being referred to herein as the "Approved Ratings Thresholds", (unless, within 30 days after such withdrawal or downgrade, the applicable Rating Agencies have reconfirmed the rating of the Securities, as applicable, which was in effect immediately prior to such withdrawal or downgrade). Only with respect to such Ratings Event, "Exposure" shall mean the following: (i) the mark - to-market value of the Transaction as of the Valuation Date as such term is defined in the 1994 ISDA Credit Support Annex (subject to New York law). The provisions of Section 6(c) shall apply to Counterparty. In the event that the parties hereto execute a 1994 ISDA Credit Support Annex upon the occurrence of a Ratings Event, Cap Provider shall request its legal counsel to deliver to S&P, Fitch and Moody's an opinion as to the enforceability of the Agreement and the 1994 ISDA Credit Support Annex.

19. Account Details and       PAYMENTS TO CAP PROVIDER:
    Settlement Information:   J.P. Morgan Chase Bank, New York
                              Agent Swift Address: CHASUS33
                              ABA#:  021000021
                              Beneficiary:  The Royal Bank of Scotland plc
                              Account #400930153

                              PAYMENTS TO COUNTERPARTY:
                              Wells Fargo Bank, N.A.
                              ABA# 121000248
                              For Credit To:  SAS CLEARING
                              Account:  3970771416
                              FFC TO:  Ownit 2005-5 Acct # 17216201

20.   Limitation of Liability of Securities Administrator

      It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Bank, N.A. not individually but solely as securities administrator (the "Securities Administrator") of the Ownit Mortgage Loan Trust, Series 2005-5 (the "Trust Fund"), in the exercise of the powers and authority conferred upon and vested in it under the Pooling and Servicing Agreement dated as of December 1, 2005, by and among the Securities Administrator, as securities administrator and master servicer, HSBC Bank USA, National Association, as trustee, Merrill Lynch Mortgage Investors, Inc., as depositor and Litton Loan Servicing LP, as servicer (the "Pooling Agreement") and pursuant to instructions set forth therein, and that the Securities Administrator shall perform its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling Agreement, (b) each of the representations, undertakings and agreements herein is made and intended not as a personal representation, undertaking or agreement of the Securities Administrator but is made and intended for the purpose of binding only the Trust, and (c) under no circumstances shall the Securities Administrator be personally liable for the payment of any indebtedness or expenses of the Trust Fund or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust Fund herein; provided that nothing in this paragraph shall relieve the Securities Administrator from performing its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling Agreement.

21.   MLML Shall Not Benefit

      The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator, whereupon the Securities Administrator will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling Agreement relates does not occur, and the Ownit Mortgage Loan Trust, Series 2005-5 is not formed, the Cap Provider and MLML agree that MLML shall become the Cap Counterparty under this Agreement.

      This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

      We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE ROYAL BANK OF SCOTLAND PLC

BY:  GREENWICH CAPITAL MARKETS, INC., ITS AGENT

By:   _____________________________
      Name:
      Title:

      Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

OWNIT MORTGAGE LOAN TRUST, SERIES 2005-5

BY: WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS SECURITIES ADMINISTRATOR,

By:   ___________________________
      Name:
      Title:

      Solely with respect to Sections 7 and 8,

MERRILL LYNCH MORTGAGE LENDING, INC.

By:   ___________________________
      Name:
      Title:

                                   APPENDIX A
   (all such dates subject to adjustment in accordance with the Business Day
                                  Convention)

                                 See Exhibit O-3

                                   EXHIBIT O-1

                      ONE-MONTH LIBOR CAP TABLE - CLASS A-1

                                                                    1ML STRIKE
              BEGINNING        ENDING             NOTIONAL         LOWER COLLAR       UPPER COLLAR
PERIOD         ACCRUAL         ACCRUAL           BALANCE($)           (%)(1)              (%)
------       ----------      ----------         -----------        ------------       ------------
             12/25/2005       1/25/2006         205,391,000           6.458              9.760
  2           1/25/2006       2/25/2006         203,019,057           5.810              9.760
  3           2/25/2006       3/25/2006         200,054,792           6.458              9.760
  4           3/25/2006       4/25/2006         196,502,813           5.810              9.760
  5           4/25/2006       5/25/2006         192,371,697           6.012              9.760
  6           5/25/2006       6/25/2006         187,670,349           5.811              9.760
  7           6/25/2006       7/25/2006         182,415,269           6.013              9.760
  8           7/25/2006       8/25/2006         176,643,362           5.812              9.760
  9           8/25/2006       9/25/2006         170,414,028           5.813              9.760
 10           9/25/2006      10/25/2006         163,813,936           6.016              9.760
 11          10/25/2006      11/25/2006         157,403,393           5.815              9.760
 12          11/25/2006      12/25/2006         151,176,915           6.019              9.760
 13          12/25/2006       1/25/2007         145,129,174           5.818              9.760
 14           1/25/2007       2/25/2007         139,255,000           5.820              9.760
 15           2/25/2007       3/25/2007         133,549,372           6.470              9.760
 16           3/25/2007       4/25/2007         128,007,414           5.822              9.760
 17           4/25/2007       5/25/2007         122,624,395           6.026              9.760
 18           5/25/2007       6/25/2007         117,395,718           5.825              9.760
 19           6/25/2007       7/25/2007         112,316,922           6.029              9.760
 20           7/25/2007       8/25/2007         106,956,780           5.829              9.760
 21           8/25/2007       9/25/2007          98,217,858           5.863              9.760
 22           9/25/2007      10/25/2007          89,957,291           8.111              9.760
 23          10/25/2007      11/25/2007          82,162,247           7.837              9.760
 24          11/25/2007      12/25/2007          74,791,479           8.101              9.760
 25          12/25/2007       1/25/2008          68,069,356           7.823              9.760
 26           1/25/2008       2/25/2008          63,771,800           7.821              9.760
 27           2/25/2008       3/25/2008          59,620,419           8.385              9.760
 28           3/25/2008       4/25/2008          55,610,274           8.467              9.760
 29           4/25/2008       5/25/2008          51,739,065           8.753              9.760
 30           5/25/2008       6/25/2008          47,999,197           8.459              9.760
 31           6/25/2008       7/25/2008          44,386,132           8.745              9.760
 32           7/25/2008       8/25/2008          40,895,491           8.451              9.760
 33           8/25/2008       9/25/2008          37,523,049           8.533              9.760
 34           9/25/2008      10/25/2008          34,265,891           9.701              9.760
 35          10/25/2008      11/25/2008          31,121,366           9.374              9.760
 36          11/25/2008      12/25/2008          28,082,986           9.687              9.760
 37          12/25/2008       1/25/2009          25,147,095           9.360              9.760
 38           1/25/2009       2/25/2009          25,147,095           9.353              9.760

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.760%) exceeds the Lower Collar, the Trust Fund will receive payments pursuant to the Class A-1 Cap Contract.

                                      O-1-1

                                   EXHIBIT O-2

                      ONE-MONTH LIBOR CAP TABLE - CLASS A-2

              BEGINNING        ENDING             NOTIONAL         LOWER COLLAR       UPPER COLLAR
PERIOD         ACCRUAL         ACCRUAL           BALANCE($)           (%)(1)              (%)
------       ----------      ----------         -----------        ------------       ------------
   1         12/25/2005       1/25/2006         152,214,000           6.101              9.760
   2          1/25/2006       2/25/2006         150,271,034           5.487              9.760
   3          2/25/2006       3/25/2006         147,880,641           6.101              9.760
   4          3/25/2006       4/25/2006         145,049,094           5.488              9.760
   5          4/25/2006       5/25/2006         141,782,385           5.679              9.760
   6          5/25/2006       6/25/2006         138,089,983           5.488              9.760
   7          6/25/2006       7/25/2006         133,983,917           5.680              9.760
   8          7/25/2006       8/25/2006         129,491,473           5.490              9.760
   9          8/25/2006       9/25/2006         124,640,250           5.491              9.760
  10          9/25/2006      10/25/2006         119,717,839           5.683              9.760
  11         10/25/2006      11/25/2006         114,938,324           5.493              9.760
  12         11/25/2006      12/25/2006         110,297,541           5.685              9.760
  13         12/25/2006       1/25/2007         105,791,448           5.495              9.760
  14          1/25/2007       2/25/2007         101,416,121           5.496              9.760
  15          2/25/2007       3/25/2007          97,167,752           6.111              9.760
  16          3/25/2007       4/25/2007          93,042,641           5.498              9.760
  17          4/25/2007       5/25/2007          89,037,199           5.690              9.760
  18          5/25/2007       6/25/2007          85,147,941           5.500              9.760
  19          6/25/2007       7/25/2007          81,358,236           5.692              9.760
  20          7/25/2007       8/25/2007          75,896,403           5.505              9.760
  21          8/25/2007       9/25/2007          69,322,486           6.860              9.760
  22          9/25/2007      10/25/2007          63,113,235           8.177              9.760
  23         10/25/2007      11/25/2007          57,254,391           7.904              9.760
  24         11/25/2007      12/25/2007          51,727,484           8.173              9.760
  25         12/25/2007       1/25/2008          47,544,067           7.900              9.760
  26          1/25/2008       2/25/2008          44,351,933           7.899              9.760
  27          2/25/2008       3/25/2008          41,270,484           8.940              9.760
  28          3/25/2008       4/25/2008          38,295,863           8.686              9.760
  29          4/25/2008       5/25/2008          35,425,488           8.982              9.760
  30          5/25/2008       6/25/2008          32,654,514           8.682              9.760
  31          6/25/2008       7/25/2008          29,979,467           8.978              9.760
  32          7/25/2008       8/25/2008          27,396,997           8.678              9.760
  33          8/25/2008       9/25/2008          24,903,872           9.262              9.760
  34          9/25/2008      10/25/2008          22,497,229           9.760              9.760
  35         10/25/2008      11/25/2008          20,174,772           9.637              9.760
  36         11/25/2008      12/25/2008          17,932,545           9.760              9.760
  37         12/25/2008       1/25/2009          15,767,748           9.630              9.760
  38          1/25/2009       2/25/2009          15,767,748           9.626              9.760

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.760%) exceeds the Lower Collar, the Trust Fund will receive payments pursuant to the Class A-2 Cap Contract.

                                      O-2-1

                                   EXHIBIT O-3

        ONE-MONTH LIBOR CAP TABLE - SUBORDINATE CERTIFICATE CAP CONTRACT

              BEGINNING        ENDING             NOTIONAL         LOWER COLLAR       UPPER COLLAR
PERIOD         ACCRUAL         ACCRUAL           BALANCE($)           (%)(1)              (%)
------       ----------      ----------         -----------        ------------       ------------
   1         12/25/2005       1/25/2006         105,391,000           5.726              9.180
   2          1/25/2006       2/25/2006         105,391,000           5.092              9.180
   3          2/25/2006       3/25/2006         105,391,000           5.726              9.180
   4          3/25/2006       4/25/2006         105,391,000           5.093              9.180
   5          4/25/2006       5/25/2006         105,391,000           5.290              9.180
   6          5/25/2006       6/25/2006         105,391,000           5.093              9.180
   7          6/25/2006       7/25/2006         105,391,000           5.291              9.180
   8          7/25/2006       8/25/2006         105,391,000           5.095              9.180
   9          8/25/2006       9/25/2006         105,391,000           5.096              9.180
  10          9/25/2006      10/25/2006         105,391,000           5.294              9.180
  11         10/25/2006      11/25/2006         105,391,000           5.098              9.180
  12         11/25/2006      12/25/2006         105,391,000           5.297              9.180
  13         12/25/2006       1/25/2007         105,391,000           5.100              9.180
  14          1/25/2007       2/25/2007         105,391,000           5.102              9.180
  15          2/25/2007       3/25/2007         105,391,000           5.738              9.180
  16          3/25/2007       4/25/2007         105,391,000           5.104              9.180
  17          4/25/2007       5/25/2007         105,391,000           5.303              9.180
  18          5/25/2007       6/25/2007         105,391,000           5.107              9.180
  19          6/25/2007       7/25/2007         105,391,000           5.306              9.180
  20          7/25/2007       8/25/2007         105,391,000           5.111              9.180
  21          8/25/2007       9/25/2007         105,391,000           5.708              9.180
  22          9/25/2007      10/25/2007         105,391,000           7.559              9.180
  23         10/25/2007      11/25/2007         105,391,000           7.286              9.180
  24         11/25/2007      12/25/2007         105,391,000           7.552              9.180
  25         12/25/2007       1/25/2008         105,391,000           7.276              9.180
  26          1/25/2008       2/25/2008         105,391,000           7.274              9.180
  27          2/25/2008       3/25/2008         105,391,000           8.041              9.180
  28          3/25/2008       4/25/2008         105,391,000           7.980              9.180
  29          4/25/2008       5/25/2008         105,391,000           8.271              9.180
  30          5/25/2008       6/25/2008         105,391,000           7.974              9.180
  31          6/25/2008       7/25/2008         105,391,000           8.264              9.180
  32          7/25/2008       8/25/2008         105,391,000           7.968              9.180
  33          8/25/2008       9/25/2008         105,391,000           8.263              9.180
  34          9/25/2008      10/25/2008         105,391,000           9.180              9.180
  35         10/25/2008      11/25/2008         105,391,000           8.906              9.180
  36         11/25/2008      12/25/2008         105,391,000           9.180              9.180
  37         12/25/2008       1/25/2009         105,391,000           8.895              9.180
  38          1/25/2009       2/25/2009         100,464,005           8.889              9.180

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.180%) exceeds the Lower Collar, the Trust Fund will receive payments pursuant to the Subordinate Certificate Cap Contract.

                                      O-4-1

                                    EXHIBIT P

                            FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
LITTON LOAN SERVICING LP
4828 Loop Central Drive
Houston, Texas 77081
Attn: _________________________________

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that ___________________, having its principal place of business at __________________, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among _________________ (the "Depositor"), Litton Loan Servicing LP (the "Servicer"), the Master Servicer, the Securities Administrator and the Trustee, dated as of _________ 1, 200__ (the "Pooling and Servicing Agreement"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust," respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.    The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

      a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

      b. the preparation and issuance of statements of breach or non-performance;

      c. the preparation and filing of notices of default and/or notices of sale;

      d. the cancellation/rescission of notices of default and/or notices of sale;

      e.    the taking of a deed in lieu of foreclosure; and

      f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF,_____________ as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of ____________1, 200__ ( _____________ Mortgage Loan Asset Backed Certificates, Series 200__-___), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by_______________ its duly elected and authorized Vice President this ______ day of ______, 200__.


                                        ________________________________________
                                        as Trustee for _____ Mortgage Loan Asset
                                           Backed Certificates, Series 200__-___

                                     By ________________________________________
STATE OF __________

COUNTY OF  ________

On ___________ _____, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared _____________ , Vice President of _______________ as Trustee for_________ Mortgage Loan Asset Backed Certificates, Series 200__-___, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.
        (SEAL)

                                         _______________________________________
                                                                   Notary Public

                                  My Commission Expires ________________________

                                    EXHIBIT Q
                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER TO REGULATION S BOOK-ENTRY CERTIFICATE
        FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE OR DEFINITIVE
                                   CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2005-5

RE: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5

Ladies and Gentlemen:

            In connection with our disposition of the Class ___ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Rule 144A Book-Entry Certificate, and to effect the transfer pursuant to Regulation S under the Securities Act of 1933, as amended ("Regulation S") of the above Certificates in exchange for an equivalent beneficial interest in a Regulation S Book-Entry Certificate, we hereby certify that such transfer has been effected in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of December 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, HSBC Bank USA, National Association, as trustee, Wells Fargo Bank, N.A., as master servicer and securities administrator and Wilshire Credit Corporation, as servicer and in the Certificates and (ii) in accordance with Regulation S, and that:

            a. the offer of the Certificates was not made to a person in the United States;

            b. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

            c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

            d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

            e. the transferee is not a U.S. Person (as defined by Regulation S).

            You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       _________________________________________
                                       Print Name of Transferor

                                       By:______________________________________
                                       Authorized Officer

                                    EXHIBIT R
                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER PURSUANT TO RULE 144A FROM A HOLDER OF
        A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2005-5

RE: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-5

Ladies and Gentlemen:

            In connection with our disposition of the Class __ Certificates, which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Regulation S Book-Entry Certificate, and to effect the transfer pursuant to Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") of the above Certificates in exchange for an equivalent beneficial interest in a Rule 144A Book-Entry Certificate or a Definitive Note, we hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of December 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, HSBC Bank USA, National Association, as trustee, Wells Fargo Bank, N.A., as securities administrator and as master servicer and Wilshire Credit Corporation, as servicer and in the Certificates and (ii) Rule 144A under the Securities Act of 1933, as amended, to a transferee that we reasonably believe is purchasing the Certificates for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

            You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       _________________________________________
                                       Print Name of Transferor

                                       By:______________________________________
                                       Authorized Officer

                                    EXHIBIT S

                                FORM OF MI POLICY

SCHEDULE ENDORSEMENT TO

                      BULK PRIMARY FIRST LIEN MASTER POLICY
                                 (THE "POLICY")

POLICY ISSUED TO:                                 ATTACHED TO AND FORMING
                                                         PART OF POLICY NUMBER:

WELLS FARGO IN ITS CAPACITY AS SECURITIES ADMINISTRATOR FOR
MERRILL LYNCH OWNIT MORTGAGE LOAN TRUST 22510-0010-0
SERIES 2005-5
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD  21045

EFFECTIVE DATE OF POLICY:                   EFFECTIVE DATE OF SCHEDULE
                                            ENDORSEMENT:

      December 1, 2005                             December 1, 2005

The Schedule Endorsement hereby extends coverage under the above Policy of Insurance, from and after the date of this Schedule Endorsement, to those Loans listed in the Certificate Schedule attached hereto and made a part to this Schedule Endorsement (herein called "Schedule A").

The term "Effective Date" for the Loan(s) covered by this Schedule Endorsement shall mean the date stated above.

Except for the foregoing amendments, the Policy and all terms, conditions, provisions, and limitations of the Policy remain in full force and effect. None of the terms, conditions, provisions and limitations of the Policy have been varied, waived, altered or extended in any manner except as expressly set forth in this Schedule Endorsement.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed by its duly authorized officers as of the Effective Date first above stated.

                           PMI MORTGAGE INSURANCE CO.

                                     [SEAL]
      BY:                                                  BY:
           President                                                  Secretary

3003 Oak Road
WALNUT CREEK, CALIFORNIA 94597

PMI Mortgage Insurance Co. (an Arizona corporation hereinafter called the "Company") agrees to pay to the Insured, in consideration of the premium or premiums to be paid as hereinafter specified and in reliance upon the Insured's representations and statements made in any Application for coverage under this Policy, any loss due to the Default by a Borrower on a Loan, subject to the terms and conditions contained herein.

To obtain information about this Policy, to register a complaint or to obtain information about related mortgage guaranty insurance products and services offered by the Company, the insured or its servicer may call the Company toll free at 800-288-1970.

Insured's Name and Mailing Address                  Policy Number

Wells Fargo Bank, N.A. in its capacity as Securities Administrator for
Merrill Lynch Ownit Mortgage Loan Trust                             22510-0010-0
Series 2005-5
9062 Old Annapolis Road
Columbia, MD  21045

IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be affixed hereto and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signature and binding on the Company.

                           PMI MORTGAGE INSURANCE CO.

                                     [SEAL]

      President                                                      , Secretary

                            Authorized Representative

  TERMS AND CONDITIONS

I.    DEFINITIONS

  A. ACQUISITION OPTION means the method of determining the amount of the Insurance Benefit with respect to a Loan as set forth in Section V., C., 1.

  B. ADVANCES means the reasonable and necessary sums paid by the Insured with respect to Loan after Default, for the following:

      1.    Hazard insurance premiums;

      2.    Real estate property taxes;

      3.    Property protection and preservation expenses;

      4.    Property sales expenses;

      5. Customary foreclosure costs including Court Expenses and reasonable attorney's fees;

      6. Costs of other customary legal proceedings, as may be necessary to obtain Good and Merchantable Title to or Possession of the Property; and

      7.    Loss mitigation expenses.

  C. ANTICIPATED LOSS means, in connection with a Claim, an amount equal to the Company's cost of paying the full Claim Amount calculated in accordance with Section V., B., less the amount the Company reasonably anticipates receiving as net proceeds of the sale of the Property, subtracting also from such proceeds all anticipated costs of the sale and holding costs, but in any event, such amount shall never be greater than the Loss calculated under the Percentage Option in accordance with Section V., C., 2.

  D. APPLICATION means the Insured's statements and descriptions, both oral and written, relative to the Loan made in connection with the application or negotiation for the insurance provided by this Policy, including the representations made, and documents executed by the Borrower, as evidenced by documents, writings, electronic media transfers, telephone data transmissions, and the like.

  E. APPROPRIATE PROCEEDINGS means any legal or administrative action or proceeding by the Insured affecting either the Loan or the title to the Property, and include, but are not limited to:

      1. enforcing the terms of the Loan as allowed by the laws where the Property is located; or

      2. establishing a deficiency amount where appropriate and permissible and where directed by the Company; or

      3. acquiring all the Borrower's right and title to the Property in the Insured's name, but excluding any voluntary conveyance under Section IV., D., (Voluntary Conveyance); or

      4. asserting the Insured's interest in the Property in a Borrower's bankruptcy or similar proceeding.

  F. BORROWER means any Person required to repay the debt obligation created pursuant to the Loan. The Borrower may be more than one Person, and the term shall include any co-signer or guarantor of the Loan.

  G. BORROWER'S OWN FUNDS means any funds owned by the Borrower and neither borrowed from other sources, nor subject to refund, rebate, or repayment.

  H. BORROWER'S TITLE means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured extinguishing all of the Borrower's rights in the Property; provided, however, if the Insured so elects, the redemption period need not have expired. The deed evidencing such title in the Insured need not be recorded unless required by applicable law.

  I. CERTIFICATE means once all conditions for coverage have been satisfied, the number issued by the Company to a Loan, as listed on a Certificate Schedule.

  J. CERTIFICATE SCHEDULE means a list of Loans to which coverage has been extended under this Policy, and which is attached to this Policy, or added thereto by endorsement, and any document issued by the Company pursuant to this Policy amending coverage for a Loan.

  K. CLAIM means the timely filed written request, made on a form provided by or in a manner approved by the Company, to receive benefits of this Policy. A Claim received by the Company containing all information or proof required by the Company shall be called a PERFECTED CLAIM.

  L. CLAIM AMOUNT means the actual loss incurred by the Insured with respect to a Loan as calculated in accordance with Section V., B., (Calculation of Claim Amount) giving effect to adjustments made by the Company due to failure of the Insured to mitigate loss.

  M. CLAIM SETTLEMENT PERIOD means a sixty (60) day period following the filing of a Claim with the Company provided that such period shall be extended by the number of days elapsed from the date the Company sends notice of deficiency of a Claim to the Insured to the date that the Insured files a Perfected Claim with the Company.

  N.  CLOSED means the later of:

      1.    The date on which all Loan documents were executed and delivered; or

      2. The date on which the funds under the Loan were initially disbursed to or for the benefit of the Borrower.

  O. COURT EXPENSES means the out-of-pocket cost of initiating and conducting Appropriate Proceedings or any eviction proceedings. These expenses include costs of filing or serving pleadings, conducting discovery and enforcing judgment. These expenses do not include reimbursement for any time spent by the Insured or the Insured's employees, officers or agents, nor do these expenses include attorney's fees.

  P. DEFAULT means the failure by a Borrower to pay when due: (i) an amount equal to or greater than one (1) regular periodic payment due under the terms of a Loan, or (ii) the failure by a Borrower to pay when due all amounts due under a Loan after the exercise by the Insured of the "due on sale" provision of such Loan, provided however, that a Default as defined in (i) above which is cured within 59 days of the payment due date, will not be deemed to be a Default for purposes of administration of this Policy unless the missed payment is the first payment due under a Loan. Default does not mean any other non-monetary default or violation of any other term or condition of the Loan, which would allow for acceleration of the debt or foreclosure or other action to realize upon the security provided by the Loan.

      A Loan is deemed to be in Default for the period for which, as of the close of business on the installment due date, a scheduled installment payment has not been made. For example, a Loan is "four periodic payments in Default" if the periodic payments due on January 1 through April 1 remain unpaid as of the close of business on April 1.

  Q. DEFAULT AMOUNT means the unpaid principal balance of a Loan as of the date of Default excluding any Negative Amortization. If a Loan has been divided into secured and unsecured portions pursuant to proceedings under the federal bankruptcy laws, the Default Amount shall include the unpaid principal balance due under the unsecured portion of the Loan even if the Insured has written off such unsecured portion of the Loan, provided that the premium paid has been calculated based on both the secured and unsecured portions of the Loan.

  R. DEFICIENCY EXPENSES means reasonable attorneys fees and necessary court costs incurred by the Insured for those Appropriate Proceedings necessary to pursue or establish a deficiency against the Borrower and which are in addition to those incurred in standard and customary foreclosure proceedings, plus additional interest accruing on the Loan, real estate taxes, casualty insurance premiums and Property preservation expenses incurred during such Appropriate Proceedings and any additional related redemption period.

  S. DOWN PAYMENT means (i) a cash contribution made by the Borrower, either prior to or at the time the Loan is Closed, from the Borrower's Own Fund's towards the purchase price of the Property, or (ii) a verifiable equity in the Property vested in the Borrower only, after completion of the improvements in accordance with the Original Appraisal.

  T. EFFECTIVE DATE means, provided that the premium has been paid as required herein, 12:01 a.m. on the date of coverage as indicated on the Certificate Schedule.

  U. ENVIRONMENTAL IMPAIRMENT means Physical Damage to a Property occurring by reason of environmental contamination including, but not limited to, nuclear reaction or radioactive waste, toxic waste, poisoning or pollution of earth or water subjacent to the Property or of the atmosphere above the Property; or similar hazard including any condition giving rise to liability under the Comprehensive Environmental Response, Compensation and Liability Act or any similar law existing under either federal law or the law of the state where the Property is located.

  V. FIRST PARTY means (a) the Insured or any officer, employee or agent of the Insured or (b) any of the following Persons: the correspondent lender, mortgage loan broker or other intermediary underwriting or originating the Loan on behalf of the Insured or originating lender, or escrow or closing agents or anyone under contract with the Insured or originating lender in connection with the origination of such Loan, such as an appraiser.

  W. FMV means the fair market value of a Property as of a specific date which shall be equal to the lesser of the appraised value or the sale price of the Property on that date; or in the event of a foreclosure sale, the appraised value or estimated value determined in accordance with customary servicing practices, or the value as determined under applicable law, where such law prescribes a method for determining the value of a Property.

  X. GOOD AND MERCHANTABLE TITLE means title to the Property, free and clear of all liens and encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for:

      1. Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent; and

      2. Any municipal or zoning ordinances, building restrictions or other restrictions, covenants, regulations of use, provided the Property is in compliance with, and its intended use and occupancy is not materially adversely affected by, such restrictions, covenants, regulations or ordinances; and

      3. Easements, rights of way, sewer and utility rights, mineral, oil or timber rights, or any impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

      The Property must have, at a minimum, the following characteristics to establish Good and Merchantable Title: (i) adequate means of ingress and egress; (ii) the right to use of water and sewer facilities appertaining to the Property, whether such rights be by virtue of public easement or private grant; (iii) the Property must be free of any lien for any toxic waste or environmental contamination or similar hazard or claim of such hazard pursuant to the Comprehensive Environmental Response Compensation and Liability Act, as amended, or similar federal or state law providing for liens in connection with the clean up of environmental conditions, and no proceedings to initiate such a lien may be pending, unless otherwise agreed to by the Company.

  Y. INSURANCE BENEFIT means the liability of the Company with respect to a Loan calculated in accordance with this Policy. A right to receive an Insurance Benefit shall be deemed to have arisen when a Default occurs while the Policy is in force for a Loan, notwithstanding that the amount of the Insurance Benefit is not then either presently ascertainable or due and payable.

  Z.  INSURED means with respect to any Loan:

      1.    The Person designated on the face of this Policy; or

      2. Any Person, other than a natural Person, who owns the Loan, either for its own benefit or as trustee for the benefit of a third party.

  AA. LOAN means any note or other evidence of indebtedness and the indebtedness it so evidences, together with the mortgage, bond, deed of trust, or other instrument securing said indebtedness, and to which coverage under this Policy has been extended.

  BB. NEGATIVE AMORTIZATION means the additions to the principal amount of a Loan arising from the insufficiency of regularly scheduled payments to cover interest as it accrues against the principal amount of the Loan as provided for therein.

  CC. ORIGINAL APPRAISAL means the appraisal, other report or description of the Property, obtained by the lender under the Loan at the time it was originated, which establishes the value of the Property at that time.

  DD. PERCENTAGE OPTION means the method of determining the amount of the Insurance Benefit with respect to a Loan set forth in Section V., C., 2.

  EE. PERSON means any individual natural person, or any corporation, partnership, association or other legally recognized entity.

  FF. PHYSICAL DAMAGE means tangible damage to a Property that materially adversely affects the use, marketability, or value of the Property, whether caused by accident or otherwise, including, but not limited to damage caused by reason of fire, destruction of tangible property, defects in construction, land subsidence, earth movement or slippage, flood, earthquake, war, civil insurrection, or riot; and further, Physical Damage includes Environmental Impairment and the destruction or removal of chattel items that are considered part of the Property (see Section I., KK., [Property]) For purposes of this definition "material" shall mean an amount equal to or greater than $1,500.00 such that the estimated cost to repair a Property is $1,500.00 or more before the exclusion set forth in
      Section III., G., (Physical Damage Exclusion) would apply to exclude coverage for a Loan. The presence of radon gas, lead paint or asbestos in the dwelling on the Property shall not be deemed to be Physical Damage.

  GG. POLICY means this contract of insurance together with all Applications, all endorsements, and the Certificate Schedule, all of which are incorporated herein for all purposes.

  HH. POSSESSION OF THE PROPERTY means actual and physical occupancy and control of the Property.

  II. PRE-ARRANGED SALE means:

      1. A sale of a Property, with the prior approval of the Company, arranged by the Insured (or by the Borrower and approved by the Insured) prior to foreclosure because of a Default by a Borrower, or by the Insured after foreclosure and before expiration of the Claim Settlement Period; or

      2. A foreclosure or trustee's sale of a Property to a third party, or redemption from foreclosure, at a price equal to or greater than the minimum amount specified by the Company to be bid by the Insured at such sale.

  JJ. PRE-ARRANGED SALE OPTION means the method of determining the amount of the Insurance Benefit with respect to a Loan set forth in Section V., C., 3.

  KK. PROPERTY means the real property and all improvements thereon including any chattel items (including any built-in appliances) which are noted in the Original Appraisal, including all replacements or additions thereto, together with all easements and appurtenances, all rights of access, all rights to use, as well as any co-ownership interests in common areas, recreational and appurtenant facilities, and all replacements or additions thereto.

  LL. RESIDENTIAL means:

      1. A type of building which is designed for occupancy by not more than four families; or

      2.    A single-family condominium or planned unit development unit; or

      3. Any other single-family residence unit as to which Good and Merchantable Title may be held or conveyed freely under law, and which the Company has approved in writing.

  MM. SERVICER means that Person, other than a natural Person, who at any time is servicing a Loan (as a master servicer, if subservicing is also involved) with respect to the Insured's obligations under the Policy. The Insured shall be presumed to be the Servicer unless the Company is notified otherwise.

  NN. UNINSURED CASUALTY means Physical Damage to a Property which is either not covered by casualty insurance, or not covered in an amount sufficient to restore such Physical Damage to the Property.

  OO. UNINSURED LOAN BALANCE means, at any time, with respect to a Loan, the estimated Claim Amount less the Insurance Benefit estimated pursuant to the Percentage Option.

  PP. Any pronouns, when used herein, shall mean the single or plural, masculine or feminine, as the case may be.

  II. COVERAGE

  A. EXTENSION OF AND LEVEL OF COVERAGE - Extension of coverage to a Loan under this Policy shall be evidenced by issuance of a Certificate number on the Certificate Schedule. The Certificate Schedule and the Application for each Loan are incorporated herein by reference and made a part hereof for all purposes. The Policy is issued in reliance upon the Application and on the representations made in connection therewith. Coverage shall commence upon the payment of the initial premium, as of the Effective Date of the Certificate Schedule. The coverage level for each Loan shall be indicated on the Certificate Schedule.

  B. INITIAL PREMIUM - On the Effective Date of the Certificate Schedule, the Insured shall forward the appropriate initial premium due to the Company to establish coverage as of the Effective Date.

  C. PAYMENT OF RENEWAL PREMIUM - For coverage to be renewed, the entire renewal premium must be paid no later than the fifteenth (15th) day of the second month following the month in which each anniversary of the Effective Date occurs. For example, if the Effective Date was January 12, renewal premium must be paid by March 15. The Company shall give the Servicer, if a Servicer is shown on the records of the Company, or otherwise, the Insured, notice of the renewal premium due date. If the renewal premium is not paid by the last day of the grace period provided above, then the liability of the Company shall terminate as of 12:01 a.m. on the later of the last anniversary of the Effective Date through which the premium has been paid, or, if a non-payment notice is required by applicable law, the last day of the cure period specified in such non-payment notice or as may be required by applicable law (the "Lapse Date"). However, failure to pay a renewal premium will not impair or terminate coverage for Defaults occurring prior to the Lapse Date. Notwithstanding the foregoing, if the renewal premium is not paid by the last day of the above-stated grace period and such Loan is among a group of Loans whose coverage has lapsed due to the transfer, seizure or surrender of the servicing for such Loans, the Insured shall have an additional sixty (60) day grace period in which to pay the renewal premium for such Loan.

  D. FULL PREMIUM PAYMENT - The Company shall have the right to hold in a suspense account for up to ninety (90) days any premium payment received, without obligation to apply such premium to coverage while any of the following circumstances exist:

      1. The payment received is less than the full amount of the premium due with respect to a Certificate;

      2. Information received with the payment is insufficient to identify the Loan to which the payment applies.

      At the end of the ninety (90) day period if the Company has not been able to resolve the suspended premium payment with the Insured, then the Company shall either refund the payment or be deemed to have accepted and applied it without lapse of coverage. Where the Company has received notice that there is a Servicer for a Loan then, if a premium is refunded, the Insured shall be notified that such refund was made and shall have sixty (60) days from such notice to cure or perform the conditions precedent to coverage.

  E. CANCELLATION BY THE INSURED OF COVERAGE FOR A LOAN - The Insured may cancel coverage with respect to a Loan by making a request for cancellation to the Company in writing or via any medium acceptable to the Company. Upon receipt thereof, for coverage having refundable premiums, the Company shall refund such sum as may be determined to be due in accordance with the appropriate cancellation or premium schedule. The Company reserves the right to net out any unpaid premium from any premium refund. However, no refund on a Certificate will be paid if a notice of Default has been filed unless the Insured waives its rights to the Insurance Benefit with respect to that Loan. Cancellation of coverage for a Loan will not cancel this Policy.

  F. CANCELLATION OF POLICY - Once coverage has become effective with respect to a Loan, this Policy may not be canceled by the Company for as long as any Certificate assigned under this Policy remains in force. If the Insured desires to cancel this Policy, it may do so by canceling all outstanding Certificates that have been issued under this Policy.

  G. LOAN MODIFICATIONS - Unless prior written approval is obtained from the Company, the Insured shall not make any change in the terms of any Loan including, but not limited to, any change in the amount of the indebtedness, the interest rate, the use of escrow funds or other funds, term or amortization schedule of the Loan, change in the Property, nor release any Borrower from liability on a Loan, provided, however, that changes in the Loan permitted by the instrument evidencing the Loan shall be deemed approved without prior approval.

  H. ASSUMPTIONS AND BALLOON RESTRUCTURES - The renewal or restructure of a Loan at the maturity of a Balloon Payment (hereinafter defined) and the assumption of a Loan by a purchaser of the Property, with or without the release of the original Borrower, are changes to a Loan requiring the Company's prior approval as set forth in Section II., G., (Loan Modifications) above, provided, however, that if under applicable law, the Insured cannot enforce the "Due on Sale" provision of a Loan, then the Company will be deemed to have approved the assumption of such Loan. Notwithstanding anything to the contrary in this Section II., H., the Company will be deemed to have approved the assumption of any Loan where no release is requested and under Section II-406.02 of the Federal National Mortgage Association's Servicing Guide or any successor provision thereof, or any similar provision of the Federal Home Loan Corporation's Sellers' & Servicers' Guide, the assumption is an "exempt transaction" that the Servicer is to approve without review of the terms of the transaction.

  I.  INCREASE IN LOAN AMOUNT - In addition to the approval requirement of
      Section II., G., (Loan Modifications) above, if the principal balance of a Loan is increased (excluding any Negative Amortization), the Insured shall pay an additional premium corresponding to the increase in coverage, at the then prevailing premium rate.

  J. APPROVAL OF LOAN MODIFICATIONS - The Company shall not unreasonably withhold any approval required to be obtained in connection with any of the changes listed in Sections II., G., and H.,; however, failure by the Insured to obtain any such approval with respect to any Loan shall constitute a waiver of coverage for that Loan and the Company shall refund premium for the period following such waiver.

  K. SERVICING - The Loans will be serviced by one of five servicers qualified and approved by the Company and the Insured. Unless the prior written approval of the Company is obtained, the Servicing of any of the Loans may not be transferred, sold, or assigned unless such transfer, sale or assignment is approved in writing by the Company. The Company shall not unreasonably withhold approval of a proposed servicer. The Company's approval shall be deemed to be given for the transfer, sale or assignment of all or part of the Loans to a federally insured bank or savings association, an institutional investor, the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Fannie Mae, or to a Fannie Mae or Freddie Mac approved mortgage banker, provided that notice of the same is given as required by this paragraph.

  L. CHANGE OF INSURED - If all of the Loans are transferred, sold or assigned by the Insured, coverage will continue PROVIDED THAT (a) notice thereof is given to the Company within thirty (30) days of such change, (b) the change in ownership, however denominated, is not occasioned by the redemption, repurchase, cancellation or other method of extinguishing the transaction pursuant to which the Loans were securitized, and (c) the Company approves the change in writing. The Company shall not unreasonably withhold approval of an new Insured.

  M.  COORDINATION AND DUPLICATION OF INSURANCE BENEFITS -

      1. If any portion of a Loan is uninsured, all payments made by the Borrower on the Loan shall be allocated to the insured portion of the Loan in the same ratio as the insured principal amount bears to the total principal amount of the Loan. The Insurance Benefit hereunder shall likewise be calculated on the same pro rata basis.

      2. The Insured shall not carry duplicate mortgage guaranty insurance (other than mortgage guaranty pool insurance or supplemental mortgage guaranty insurance) on any Loan.

      3. If at the time of Default there is any other valid and collectible insurance in effect for the Loan which would attach if this insurance were not in effect, then the coverage under this Policy shall apply only as excess coverage and in no event as contributing insurance.

  N. MITIGATION OF LOSS - The Insured and its Servicer shall attempt to limit and mitigate loss by adhering to customary servicing standards applicable to delinquent Loans, which may include in appropriate cases, but is not limited to, trying to obtain a cure of Defaults and trying to effectuate a Pre-Arranged Sale or voluntary conveyance of the Property. The Insured shall permit the Company to participate in workout activities for any Loan in Default. Failure of the Insured to materially comply with this Section II., N., with respect to any Loan shall entitle the Company to adjust the Claim Amount by the amount the Company was damaged by such noncompliance. The Company shall attempt to limit and mitigate any loss to the Insured which will not be covered by the Insurance Benefit provided under this Policy.

III.  EXCLUSIONS FROM COVERAGE

  The Company shall not be liable for, and the Policy shall not apply to, extend to or cover the exclusions listed below. In the event that coverage is excluded for any Loan, the Company will refund all premium for that Loan for the period following the occurrence of the event giving rise to such exclusion. Except where prohibited by law, if the damage to the Company arising from an excluded event can be reasonably quantified, the Company shall adjust the Claim Amount by the amount of such damage rather than exclude coverage altogether for such Loan, unless a refund of premium as provided for in the preceding sentence would provide a greater payment to the Insured.

  A. BALLOON PAYMENT EXCLUSION - Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and interest due under the Loan, which payment becomes due when the Insured exercises its right to call the Loan when not in default or because the term of the Loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payment of principal and interest that are set forth in the Loan (commonly referred to as a "Balloon Payment"); provided, however, that this Exclusion shall not apply if the Insured or its Servicer offers the Borrower in writing, before the due date of the Balloon Payment, a renewal or extension of the Loan, or a new loan at then current market rates, in an amount not less than the then outstanding principal balance and with no decrease in the amortization period and the Borrower declines to seek such renewal or refinancing.

  B. EFFECTIVE DATE EXCLUSION - Any Claim resulting from a Default occurring before the Effective Date of the Policy or after its lapse, cancellation, or expiration; or after coverage is canceled with respect to the Loan.

  C. INCOMPLETE CONSTRUCTION EXCLUSION - Any Claim when, as of the date of such Claim, construction of the Property had not been completed in accordance with the construction plans and specifications approved by the Loan originator at the time the Loan was originated or in accordance with the Original Appraisal. (This Incomplete Construction Exclusion shall not apply if the construction of the Property has been fully completed and, if Physical Damage occurs during construction, any repairs necessary to restore the Property to its complete condition, reasonable wear and tear excepted, have been completed.) However, coverage for a Default occurring during construction may be excluded by Section III., B., (Effective Date Exclusion) above.

  D. RESIDENTIAL PROPERTY EXCLUSION - Any Claim where the Property is not, as of the date the Loan is Closed, on the Effective Date, and on the date the Claim is filed, Residential real property.

  E. NEGLIGENCE AND FRAUD EXCLUSION - Any Claim involving or arising out of, or any Claim where the origination of the Loan or extension of coverage hereunder involved or arose out of, any dishonest, fraudulent, criminal, or knowingly wrongful act (including error or omission) by the Insured, the Servicer or any agent of the Insured or Servicer; or any Claim involving or arising out of the negligence of the Insured or the Servicer, which negligence is material either to the acceptance of the risk or to the hazard assumed by the Company.

  F. NON-APPROVED SERVICER EXCLUSION - Any Claim occurring when the Servicer, at the time of Default or thereafter, was not approved by the Company, provided, however, that this Non-Approved Servicer Exclusion shall not apply to any Loan for which a Default occurs within 150 days after the Company withdraws approval of the Servicer for such Loan. If the Company decides to withdraw approval of a Servicer it shall give written notice of that decision to the Insured for each affected Loan as shown in the Company's records.

  G. PHYSICAL DAMAGE EXCLUSION - Any Claim where there is Physical Damage to the Property, occurring or manifesting itself after the Effective Date; provided, however, that this exclusion will not apply (i.e., the Company will provide coverage for a Claim) where Physical Damage has occurred to the Property if:

      1. The Default giving rise to a Claim was not primarily caused by an Uninsured Casualty occurring prior to such Default, and the Company has elected to pay either the Percentage Option or the Pre-Arranged Sale Option as the Insurance Benefit for the Loan; or

      2. The Property has been restored to its condition as reported in the Original Appraisal (as fully completed), reasonable wear and tear excepted. The Insured may elect to accept a reduction in the Claim Amount by an amount equal to the estimated cost to completely restore the Property as would otherwise be required by this exclusion rather than be required to restore the Property to obtain an Insurance Benefit under this Policy. In the event the Company relies on an estimate for such restoration that is not obtained by the Insured, then the Company shall, at the request of the Insured, provide a copy of such estimate to the Insured.

  H. LOAN TO VALUE RATIO EXCLUSION - Any Claim where the original principal balance of the Loan exceeded one hundred percent (100%) of the FMV of the Property at the time the Loan was originated, and such fact was not disclosed to the Company at the time coverage under this Policy was extended to such Loan.

  I. NEGATIVE AMORTIZATION EXCLUSION - Unless otherwise endorsed, any Negative Amortization with respect to a Loan.

  J. DEFENSES TO LOAN EXCLUSION - That portion of any Claim equal to the amount of the indebtedness from which the Borrower is released, or any Claim against which the Borrower successfully asserts defenses that have the effect of releasing, in whole or in part, the Borrower's obligations to repay the Loan, provided, however, this Defenses to Loan Exclusion shall not apply where the release of the Borrower is the result of a bankruptcy "cram down" so long as the Insured has continued to pay premium on the full amount of the indebtedness and that all other conditions of this Policy have met.

  K. ENVIRONMENTAL IMPAIRMENT EXCLUSION - Any Claim where there is Environmental Impairment to the Property which existed prior to the Effective Date if the existence, or suspected existence, of the Environmental Impairment was not disclosed in the Application and the Environmental Impairment (i) is a principal cause of the Default, and (ii) has made the principal Residential structure on the Property uninhabitable. A structure will be considered "uninhabitable" if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety. Notwithstanding the foregoing, this exclusion shall not apply if the Insured has removed or remedied the condition that constitutes the Environmental Impairment or the Insured has removed the hazardous character of such condition in accordance with applicable federal, state or local laws.

IV.   CONDITIONS PRECEDENT TO PAYMENT OF CLAIM

  The following Claim payment procedures contain the conditions precedent to, and additional limitations upon the Company's obligation to pay Insurance Benefits under this Policy:

  A.  NOTICE OF DEFAULT - The Insured shall give the Company notice:

      1. Within forty-five (45) days of Default, if it occurs when the first payment is due under a Loan; or

      2. Not later than the last business day of the month following the month in which the first of the following events occur:

            a. The date when the Borrower becomes three (3) periodic payments in Default on the Loan if the periodic payments are made monthly, and not later than ninety (90) days after the occurrence of a Default for Loans having periodic payments more often than once a month; or

            b. Foreclosure or other Appropriate Proceedings have been commenced.

      Such notice shall be on forms provided by or approved by the Company or via a medium acceptable to the Company. Unavailability of Company forms is not a valid reason for delay in reporting. Failure to report a Default as required by this Section IV., B., shall entitle the Company to deduct from the Claimable Amount of a Claim thirty (30) days of interest accruing on the Loan during the period between the date the notice of Default should have been filed and the date it was submitted to the Company.

  B. MONTHLY REPORTS - Following a notice of Default on a Loan or the commencement of Appropriate Proceedings, the Insured shall give the Company monthly reports on forms furnished or approved by the Company or via a medium acceptable to the Company, on the status of the Loan and on the servicing efforts undertaken to remedy the Default or conclude the Appropriate Proceedings. These monthly reports shall continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until title to the Property has been transferred to the Insured.

  C. COMPANY'S OPTIONS AFTER NOTICE OF DEFAULT - If the Company so directs, at any time after receiving the Insured's notice of Default, the Insured shall file a Claim within twenty (20) days and the Company may elect to pay the Insurance Benefit pursuant to the Percentage Option. Thereafter, following the Insured's acquisition of the Borrower's Title to the Property, the Insured shall be entitled to file a supplemental Claim in an amount equal to the sum of the Advances not included in the initial Claim, plus any Deficiency Expenses (See Section I.,R.) subject to the limitations and deductions of Section V., B., (Calculation of Claim Amount) and such supplemental Claim shall be paid by the Company in accordance with the Percentage Option.

  D. VOLUNTARY CONVEYANCE - The Insured may accept a conveyance of title from the Borrower in lieu of foreclosure or other proceedings if:

      1. The ability of the Insured to preserve, transfer and assign to the Company the Insured's rights against the Borrower is not impaired; and

      2. The rights of the Company under this Policy against such Borrower are not adversely affected; or if

      3. The written approval of the Company has been obtained; provided, however, it is understood that such approval shall not constitute nor be deemed an admission of liability by the Company with respect to coverage for the related Loan.

  E. APPROPRIATE PROCEEDINGS - The Insured MUST begin Appropriate Proceedings when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured shall report the status of these proceedings to the Company as reasonably and expeditiously as possible.

      In conducting Appropriate Proceedings, the Insured shall:

      1.    Diligently pursue the Appropriate Proceedings once they have begun;

      2. Apply for the appointment of a receiver and assignment of rents, if permitted by law, requested by the Company, and appropriate for the Property;

      3. At the request of the Company, furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings;

      4. Act so that its ability to preserve, transfer and assign to the Company its rights against the Borrower is not impaired; and so that the rights of the Company under this Policy against the Borrower are not adversely affected, including any rights to obtain a deficiency judgment, provided that the Insured shall not be required to pursue or establish a deficiency against the Borrower in those states where the Company is not permitted to pursue such a deficiency;

      5. Bid an amount at the foreclosure sale which is not less than the minimum amount nor more than the maximum amount set forth below, unless the Company notifies the Insured of other instructions or waives its right to give bidding instructions, in writing.

            a. If the FMV of a Property is less than the Uninsured Loan Balance, the Insured shall start bidding at not less than the FMV of the Property and may continue bidding up to a maximum of the Uninsured Loan Balance.

            b. If the FMV of a Property is greater than the Uninsured Loan Balance, the Insured shall start bidding at not less than the Uninsured Loan Balance up to a maximum amount equal to the Claim Amount.

            If other bidding instructions are provided they will not specify a maximum bid that is less than the Uninsured Loan Balance, and, if the Property is subject to redemption for less than the outstanding amount of the Loan, then such other bidding instructions will not specify an opening bid of less than the Uninsured Loan Balance.

  F. PRE-ARRANGED SALES - In the event of Default on a Loan, it shall be a condition precedent to payment of any Insurance Benefit on the Loan that
      (i) the Insured attempt to obtain a Pre-Arranged Sale of the Property whenever reasonable, and (ii) the Insured shall authorize its broker, when requested by the Company, to release marketing information for the Property to the Company, if requested by the Company, unless the Insured shall have notified the broker that the Company's right to acquire the Property has expired or been waived. For purposes of this section, a "Pre-Arranged Sale Offer" means an offer to purchase the Property received by the Insured, together with a schedule of (i) expense items proposed by the Insured to be included in the settlement amount of the Pre-Arranged Sale Offer is accepted and the proposed Property sale closes, and (ii) the Insured's then-estimated amounts thereof. Pre-Arranged Sale Offers that the Insured chooses to submit to the Company will be approved or rejected by the Company.

  G.  CLAIM REQUIREMENTS - The Insured must provide the Company with:

      1. A completed form furnished or approved by the Company for payment of a Claim ("Claim for Loss Form"); and

      2. All information reasonably requested on the Claim for Loss Form together with all documentation requested on or necessary to complete such Claim for Loss Form; and

      3. Evidence satisfactory to the Company that the Insured has acquired the Borrower's Title to the Property, except where the Company has elected the Pre-Arranged Sale Option provided, however, if the primary cause of the Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, then no matter which settlement option the Company elects, the Insured must comply with the requirements of
            Section IV., G., 4, as if the Company had elected the Acquisition Option; and

      4. In the event the Company elects the Acquisition Option, a recordable deed in normal and customary form containing the usual warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property, along with evidence satisfactory to the Company that the Insured has acquired and can convey to the Company or its designee Good and Merchantable Title to the Property; and

      5. All other documentation or information reasonably requested by the Company for purposes of investigating and/or adjusting the Claim; and

      6. Access to the Property for purposes of determining its value, and for investigating and/or adjusting the Claim; provided, however, if the Company elects the Acquisition Option, then Possession of the Property must be provided by the Insured, unless the Company waives this requirement in writing.

  V.  LOSS PAYMENT PROCEDURE

  A. FILING OF CLAIM - The Insured shall file a Claim no later than sixty (60) days after the earlier of acquiring the Borrower's Title to the Property or a Pre-Arranged Sale, provided that if the Company elects to acquire the Property, then no later than sixty (60) days after the Insured acquires Good and Merchantable Title to the Property. Failure of the Insured to file a Claim within this time period shall (i) relieve the Company of any obligation to include in the Claim Amount interest and Advances accruing on the Loan after such sixty (60) day period has expired, and (ii) entitle the Company to adjust such Claim to the extent that the Company is prejudiced by such late filing of the Claim, up to 100% of the Insurance Benefit.

      Unavailability of Company forms is not a valid reason to delay filing a Claim. If a Claim filed by the Insured is incomplete the Company shall within twenty (20) days of receipt of a Claim, notify the Insured of all items needed to perfect such Claim. If no notice of deficiency of the Claim is sent within the twenty (20) day period following receipt of the Claim by the Company, then the Claim shall be deemed to be perfected as of the date the Company received the Claim.

  B. CALCULATION OF CLAIM AMOUNT - The Claim Amount for any Loan shall be an amount equal to the sum of:

      1. The Default Amount but excluding any portion of the principal balance attributable to any increase therein after the first payment is due and payable, and excluding capitalized penalty interest or late payment charges. (See Section III., I., (Negative Amortization Exclusion) THIS POLICY DOES NOT COVER NEGATIVE AMORTIZATION UNLESS SUCH COVERAGE IS ENDORSED FOR A LOAN); and

      2. The amount of accumulated delinquent interest due on the Loan at the contract rate stated in the Loan from the date of Default through the date that the Claim is submitted to the Company, but excluding applicable late charges and penalty interest; additional interest computed on the Default Amount until the Pre-Arranged Sale of the Property, and thereafter until the Pre-Arranged Sale closing information is submitted, computed on the Default Amount reduced by the net proceeds of such Pre-Arranged Sale (For purposes of this Section, "late charges and penalty interest" includes, but is not limited to, increases in interest rate caused by non-performance of the Borrower. In no event will the Claim Amount include interest at a rate other than what the Insured would receive if the Loan were paid as current in accordance with its own terms); and

      3.    The amount of Advances made by the Insured; provided that:

            a. Attorney's fees advanced thereunder shall not exceed three percent (3%) of the sum of the (1) and (2) above; and

            b. Payment for Advances other than Attorney's fees, shall be prorated through the earlier of the date the Claim is submitted to the Company or the Pre-Arranged Sale of the Property;

      less:

      4. All rents and other payments (excluding proceeds of fire and extended coverage insurance and proceeds of a Pre-Arranged Sale) collected or received by the Insured, which are derived from or in any way related to the Property;

      5. The amount of cash available to the Insured remaining in any escrow account as of the last payment date;

      6. The amount of cash to which the Insured has retained the right of possession as security for the Loan; and

      7. The amount paid under applicable fire and extended coverage policies which has not been applied to either the restoration of the Property, if the Property suffered Physical Damage, or to the payment of the Loan; and

      8. The amount expended by the Insured for Advances requiring approval by the Company which are not in compliance with the Company's guidelines and which have not been approved by the Company.

  C. PAYMENT OF INSURANCE BENEFIT - The Company, at its sole option, shall elect one of the following three options and pay to the Insured, on or before the last day of the Claim Settlement Period, as the Insurance Benefit, either:

      1. The Acquisition Option which shall equal the Claim Amount less the amount of any payments of Loss previously made by the Company with respect to the Loan, payable in exchange for the conveyance of Good and Merchantable Title to and Possession of the Property; provided, however, that if the Insured is unable to perform any conditions precedent to payment of a Claim within the later of thirty (30) days after the redemption period or ninety (90) days after the Claim Adjustment Period, then, so long as the Claim is not otherwise excluded, the Insured may retain title to the Property and the Insurance Benefit under this Acquisition Option shall be an amount equal to the Company's Anticipated Loss in connection with such Property ; or

      2. The Percentage Option which is an amount equal to the Claim Amount multiplied by the percentage of coverage specified in this Policy, or

      3. The Pre-Arranged Sale Option is an amount equal to the lesser of the Percentage Option or the Insured's actual loss in connection with a Pre-Arranged Sale of the Property. The Insured's actual loss shall be an amount equal to the Claim Amount plus all reasonable costs incurred in obtaining and closing such sale less the proceeds of the Pre-Arranged Sale.

      In addition to payment under one of the foregoing options, the Company will pay whatever Deficiency Expenses are payable to the Insured pursuant to Section V., D. (Deficiency Expenses).

      In the event that a Pre-Arranged Sale fails to close prior to the end of the Claim Settlement Period, the Company may postpone payment of the Insurance Benefit for up to (90) ninety days, or if earlier, until such Pre-Arranged Sale closes or is terminated, provided that interest on the Default Amount at the rate due upon the Loan during such postponement is paid to the Insured.

      Further, in the event the Property is redeemed after the payment of the Percentage Option, the Insured shall be obligated to promptly refund to the Company the amount, if any, by which the redemption price plus the Insurance Benefit exceeds the Claim Amount.

      In the event the Company does not pay the Insurance Benefit within the Claim Settlement Period, it will pay interest on the Insurance Benefit at the rate due under the Loan from the last day of the Claim Settlement Period until the Claim is paid.

  D. DEFICIENCY EXPENSES - Notwithstanding the provisions of Section V., C., (Payment of Insurance Benefit) above, in the case where a deficiency against the Borrower is being pursued solely at the request of the Company, then any Deficiency Expenses shall be added to the amount of the Insurance Benefit. If a deficiency against a Borrower is being pursued as part of Appropriate Proceedings, for the benefit of both the Insured and the Company, then at the time such deficiency rights are established or a deficiency judgment is obtained, whichever shall occur first, the Deficiency Expenses plus any similar expenses incurred by the Company in connection with such deficiency shall be settled between the parties on the same pro rata basis set forth in Section VI., B. (Subrogation) for the settlement of deficiency recoveries. Expenses and costs arising after that point shall be treated as collection expenses to be netted against the deficiency recovery, if any, (and, if none, to be shared between the parties on the same pro rata basis when it becomes clear that nothing will be recovered).

      To facilitate the decision of whether to pursue or establish a deficiency against a Borrower, the Insured shall provide the Company with any information it may have relevant to collecting on a deficiency judgment for that case. The Company will discuss all such information it may have with the Insured so that the parties can decide whether any Appropriate Proceedings (necessary to establishing or pursuing a deficiency) are to be pursued for the benefit of both parties or whether one of the parties will elect not to participate in any recovery. The Insured will be deemed to be participating in Appropriate Proceedings solely at the request of the Company when such proceedings are not a condition precedent to obtaining Borrower's Title to or Possession of a Property and, after the parties have exchanged information on the Loan, the Insured has advised the Company in writing why the Insured does not wish to participate in such proceedings.

  E.  DISCHARGE OF OBLIGATION - Any payment by the Company in accordance with
      Section V., C., (Payment of Insurance Benefit) and, if applicable, Section V., D., (Deficiency Expenses) or Section IV., C., (Company's Options after Notice of Default), taking into account appropriate adjustments, shall be a full and final discharge of the Company's obligation under this Policy with respect to the related Loan. Notwithstanding the preceding sentence, the Company shall not be relieved of its obligation to pay any appropriate supplemental Claims filed pursuant to Section IV., C., (Company's Options after Notice of Default) or as may otherwise be agreed to by the Company.

VI.   ADDITIONAL CONDITIONS

  A. PROCEEDINGS OF EMINENT DOMAIN - In the event that part or all of the Property is taken by eminent domain, condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured shall require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

  B. SUBROGATION - The Company shall be subrogated pro rata, to the full extent permitted by law (except where the Company is prohibited by law from pursuing recovery of a Loan), to all of the Insured's Recovery Rights with respect to a Loan, upon payment of a Claim hereunder. "RECOVERY RIGHTS" shall mean all rights of recovery against the Borrower and any other Person or organization relating to the Loan or to the Property. The Company's pro rata share of the net deficiency recovered (i.e., amounts recovered less reasonable costs and expenses) with respect to any Loan shall be the amount of the Insurance Benefit divided by the amount of the deficiency judgment. Internal staff costs and overhead expenses shall not be deducted in determining the amount of a net deficiency recovery unless specifically agreed to in writing by the parties.

            The Insured hereby designates the Company its exclusive agent (i) to pursue all of the Insured's Recovery Rights to which the Company has not become subrogated by payment of a Claim (i.e., the Insured's share of the Recovery Rights), (ii) to file any action in the Company's name as assignee of the Insured, to collect on the Insured's Recovery Rights, and (iii) to settle and compromise any such Recovery Rights on behalf of the Insured, it being understood and agreed that the Company shall have the exclusive rights to pursue and settle all Recovery Rights for any Loan on which a Claim payment is made hereunder, unless waived in writing by the Company. If the Company decides not to pursue Recovery Rights with respect to a Loan, then the Company shall issue a written waiver of its subrogation and management rights to the Insured. The Insured shall execute and deliver at the request of the Company such instruments and documents, and undertake such actions as may be necessary to transfer, assign and secure such Recovery Rights to the Company. The Insured shall refrain from any action, either before or after payment of a Claim hereunder that shall prejudice such Recovery Rights.

      Notwithstanding any provision in the foregoing paragraph to the contrary, in the event the Insured has, in addition to Recovery Rights against a Borrower or any other Person, a claim or claims against such Borrower or other Person not related to the Recovery Rights, then the Insured shall have the right to pursue in its own name all the Recovery Rights in conjunction with the Insured's other claim or claims, and the Company will waive its right to manage the pursuit of the Recovery Rights.

      The execution by the authorized party, even if it be a party other than the Insured, of a release or waiver of the right to collect the unpaid balance of a Loan, if it has such effect, shall release the Company from its obligations hereunder to the extent and amount of such release or waiver, unless the Company is prohibited by law from pursuing recovery of such Loan.

  C. REPRESENTATIONS AND RELIANCE; INCONTESTABILITY - All statements made by the Insured, the Servicer, the Borrower or any other Person in any part of the Application, including the Original Appraisal, plans and specifications, or any exhibits or documents submitted therewith, are deemed to be the Insured's representations. The Company has issued this Policy and has extended coverage to each Loan listed on the Certificate
      Schedule in reliance on the correctness and completeness of such representations as made or deemed to be made by the Insured.

      No Claim otherwise payable under this Policy with respect to a Loan will be denied, nor will the coverage for such Loan be rescinded, based on any misrepresentation in the Application made by the Borrower or any Person other than a First Party, once twelve (12) regularly scheduled periodic payments have been made on that Loan from the Borrower's Own Funds.

      Notwithstanding the foregoing provisions of this Section VI., C.,, the Company will not be precluded from denying a Claim or rescinding coverage for a Loan where prior to the Borrower making twelve (12) regularly scheduled payments from the Borrower's Own Funds, the Company notifies the Insured in writing that the Company has sufficient evidence to establish a reasonable belief that there was a material misrepresentation made in the Application with respect to such Loan and the Company provides a reasonable description of such misrepresentation.

  D. NOTICE - Premium payments are to be paid as provided in Sections II., B., and C., and sent to the Company at the address listed on the Commitment, or as otherwise instructed by the Company in writing. All other notices, Claims, tenders, reports and other data required to be submitted to the Company by the Insured shall be either (i) mailed postpaid, (ii) sent by overnight courier, (iii) transmitted electronically or via magnetic tape or other media in a manner approved by the Company, or (iv) sent by telephonic facsimile transmission, to the Company's home office at the following address and facsimile number:

      For Claim matters:

            PMI Mortgage Insurance Co.
            P. O. Box 193837
            San Francisco, California 94119
            Attention:  Claim Department
            Facsimile Number: (415) 788-8593

      For Customer Service matters:

            PMI Mortgage Insurance Co.
            P.O. Box 3836
            San Francisco, California 94119
            Attention:  Customer Service Department
            Facsimile Number:  (415) 291-6191

      All notices to the Insured shall be given to the Servicer unless the Company has not been notified that a Loan is being serviced by a Person other than the Insured, and shall be either (i) mailed postpaid, (ii) sent by overnight courier, (iii) transmitted electronically or magnetically in a manner approved by the Insured, or (iv) sent by telephonic facsimile transmission, to the Servicer, at the address and facsimile number provided in writing by the Insured to the Company, or to the last known address and facsimile number for that Servicer, except that for facsimile transmissions, the Company shall confirm telephonically or otherwise the accuracy of the facsimile number used. Nonpayment notices under Section II., C. and notices required under Section III., F. shall be sent to both the Insured and the Servicer whenever the Company has been notified that the Servicer is a Person other than the Insured. All notices to the Insured and Servicer will be sent to those Persons whom the Company was last notified as owning or servicing the Loan, respectively, at the last known address for such Persons as reflected in the records of the Company.

      Either party may notify the other of a change in address in the same manner as provided for giving notice. All notices, Claims, tenders, reports and other data required to be submitted to the Company or to the Insured shall be deemed to have been given five (5) days after the same is deposited in the U.S. Mail, delivered to an overnight courier, or transmitted in a manner approved above, unless actually received earlier. If the Insured requests that notices be sent to a third party other than the Insured and Servicer, the Company agrees to use its best efforts to give such notices but the Company shall not incur any liability for failure to send any notice to any third parties.

  E. REPORTS AND EXAMINATIONS - As pertinent to any Loan or the Policy, the Company may call on the Insured for such reports as it may deem reasonably necessary, and may inspect the files, books and records of the Insured as they pertain to any Loan or to the Policy. The Company has the right to require that any information which the Insured is required to provide under this Policy be certified as to its truthfulness and accuracy by an officer or properly authorized employee of either or both the Insured and the Servicer.

  F. ARBITRATION - Unless prohibited by applicable law, any controversy or dispute, including any Claim made hereunder, arising out of or relating to this Policy, may, upon the mutual consent of all parties to the dispute, be settled by binding arbitration in accordance with the title insurance rules of the American Arbitration Association in effect on the date the demand for arbitration is made. If this remedy is elected by all parties to the dispute, then the decision of the arbitrator(s) shall be final and binding on all the parties, and shall be enforceable in any court of competent jurisdiction in the United States of America.

  G.  SUIT -

      1. No suit or action for recovery of any Claim or Insurance Benefit under this Policy shall be sustained in any court of law or equity unless the Insured has materially and substantially complied with the terms and conditions of this Policy, and unless the suit or action in equity is commenced within three (3) years or such longer period of time as may be required by applicable law, after (i) the Claim has been presented to the Company or (ii) the date on which the cause of action accrued, whichever is earlier. No suit or action on a Claim or Insurance Benefit may be brought against the Company until sixty (60) days have elapsed from the later of the date that the Insured is notified that Claim is perfected or from the date the Claim is deemed to be a Perfected Claim, unless the subject matter of the suit or action is whether a Perfected Claim has been filed.

      2. If a dispute arises concerning the Loan and involving either the Property or the Insured, the Company has the right to protect its interest by defending any action arising from such dispute, even if the allegations involved are groundless, false or fraudulent. The Company is NOT REQUIRED to defend any lawsuit involving either the Insured, the Property or the Loan. The Company shall also have the right to direct the Insured to institute suit on the Insured's behalf, if this suit is necessary or appropriate to preserve the Company's rights in connection with a Loan or Property. If any litigation costs and expenses incurred by either the Company or the Insured under this Section VI., G., arise out of an action involving the negligent or wrongful conduct or breach of contract on the part of the Insured, then the Insured shall bear all such costs and expenses, and in all other cases, the Company shall bear such costs and expenses.

  H. PARTIES IN INTEREST - This contract shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Insured and its permitted successors and assigns. Neither the Borrower, nor any successive owner of a Property, nor any pool insurance carrier, nor any other Person is included or intended as a third party beneficiary to this Policy. Payments made to the

      Insured hereunder are intended as indemnification for actual loss and shall not affect nor impair the Insured's rights of recovery against the Borrower subject, however, to the provisions of Section VI., B., (Subrogation). Because the Company and the Insured are the only parties to the Policy, they may agree to modify or amend or terminate this Policy or any Certificate without the consent of, or notice to, any Borrower, Servicer or any other Person.

  I. AGENCY - Neither the Insured, its Servicer, its originators, nor any of their respective employees or agents shall be or shall be deemed to be agents of the Company, nor shall the Company be or be deemed to be an agent of the Insured or Servicer except to the extent of the Recovery Rights assigned to the Company pursuant to Section IV., B., (Subrogation). The Servicer is deemed to be an agent of the Insured for all purposes under this Policy, including, but not limited to, for receiving notices, payments of Insurance Benefit, settling Claims, and performing acts required of the Insured under this Policy excepting for receipt of notices required under Section III., F., (Non-Approved Servicer).

  J. GOVERNING LAW; CONFORMITY TO STATUTE - This Policy, including the Certificate Schedule, Claim or Insurance Benefit related to any Loan, shall be governed by the law of the jurisdiction in which the original named Insured is located as shown in on the face page hereof. Any provision of this Policy which is in conflict with the law of the aforesaid jurisdiction is hereby amended to conform to the minimum requirements of that law.

  K. ELECTRONIC DATA STORAGE - It is understood that the Company may store information, the contents or images of documents or other data on electronic media or other media generally accepted for business records (such as microfiche). The Company and Insured agree that the data stored on such electronic or other media are equally acceptable between the parties for all purposes as information, documents or other data maintained in printed or written form, including but not limited to, for the purposes of litigation or arbitration.

  L. NO WAIVER - Except as provided in Section VI., C., Representations and Reliance; Incontestability, nothing contained in this Policy shall be deemed to waive or limit the Company's rights arising at law or in equity to rescind or reform this Policy or the Certificate in the event that material misrepresentations of fact or fraudulent statements were relied upon by the Company in issuing this Policy or extending coverage hereunder to any Loan.